UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SITO MOBILE, LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copy to:

Andrew Hulsh, Esq. Pepper Hamilton LLP The New York Times Building 620 Eighth Avenue, 37th Floor New York, NY 10018-1405 (212) 808-2741

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SITO MOBILE, LTD.

NOTICE OF
2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 15, 2019

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of SITO Mobile, Ltd. to be held on November 15, 2019 at 10:00 a.m., Eastern Standard Time, at the offices of Pepper Hamilton LLP, The New York Times Building, 620 Eighth Avenue, 37th Floor, New York, New York.

The purposes of the meeting are to:

1)	Elect the seven (7) directors named in the accompanying Proxy Statement to serve one-year terms on our Board of Directors expiring at the 2020 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified;
2)	Approve the issuance of shares of our common stock, par value $0.001 per share, in connection with the proposed merger with MediaJel, Inc.;
3)	Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2019;
4)	Approve, on an advisory basis, executive compensation;
5)	Recommend, on an advisory basis, the frequency of future advisory votes on named executive officer compensation; and
6)	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors is not presently aware of any other matter that may be raised for consideration at the Annual Meeting.

Your vote is important. If you are a stockholder of record, you may vote in one of the following ways:

•	By Internet. You may submit proxies over the Internet by following the instructions printed on the proxy card, included as Appendix B. Internet proxy authorization is available 24 hours each day until 11:59 p.m., Eastern Time, on November 14, 2019. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
•	By Telephone. You may vote by calling the toll-free number: 1-800-690-6903 (have your Notice or proxy card in hand when you call).
•	By Mail. If you would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
•	In person at the Annual Meeting.

If your shares are held in “street” name, meaning that they are held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

SITO MOBILE, LTD.

NOTICE OF
2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 15 , 2019

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy card to ensure that your shares are represented at the Annual Meeting. Only stockholders of record as of the close of business on October 22, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournments, postponements, reschedulings or continuations thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices at The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, New Jersey for the 10-day period immediately preceding the Annual Meeting and during the meeting. You may revoke your proxy in the manner described in the attached proxy statement, at any time before it has been voted at the Annual Meeting. You may attend the Annual Meeting and vote your shares in person, even if you have returned a proxy.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: Proxy Advisory Group, LLC, at (212) 616-2180.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Jonathan Bond
Chairman of the Board
Jersey City, New Jersey
October ___, 2019

TABLE OF CONTENTS

Page
PROXY STATEMENT - SUMMARY	- 1 -
GENERAL	- 2 -
Frequently Asked Questions	- 2 -
STOCKHOLDER MATTERS	- 9 -
Stockholder Communications with our Board	- 9 -
Stockholder Proposals and Director Nominations	- 9 -
Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act	- 9 -
Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act	- 9 -
General Requirements	- 9 -
Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act	- 10 -
Director Candidates Recommended by Stockholders	- 10 -
CORPORATE GOVERNANCE	- 10 -
Committees of the Board of Directors	- 10 -
Audit Committee	- 11 -
Compensation Committee	- 11 -
Governance and Nominating Committee	- 12 -
Corporate Governance Materials	- 12 -
Director Attendance at Annual Meetings	- 12 -
Code of Ethics	- 12 -
Board Leadership Structure	- 13 -
Board Role in Risk Oversight	- 13 -
Family Relationships	- 13 -
Section 16(a) Beneficial Ownership Compliance	- 13 -
Changes in Nominating Procedures	- 13 -
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	- 13 -
Certain Relationships and Related-Party Transactions	- 13 -
Policies and Procedures for Approving Transactions with Related Persons	- 13 -
Indemnification Agreements	- 14 -
Director Independence	- 14 -
Involvement in Certain Legal Proceedings	- 15 -
Director Compensation	- 15 -
Changes to Composition of Board in 2018 and 2019	- 17 -
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	- 18 -
EXECUTIVE COMPENSATION	- 20 -
Compensation Discussion and Analysis	- 20 -
Recent Changes in Management and the Board of Directors	- 20 -
Best Practices	- 21 -
Compensation Process and Objectives	- 21 -
Role of the Compensation Committee	- 22 -
Elements of our Compensation Program	- 22 -
Base Salary	- 22 -
Annual Bonuses	- 23 -
Equity Incentive Awards	- 23 -
Benefits and Perquisites	- 23 -
Employment Agreements with our Named Executive Officers as in Effect During Fiscal Year 2018	- 23 -
Severance Benefits	- 25 -
Summary Compensation Table	- 26 -
Outstanding Equity Awards	- 27 -
EXECUTIVE OFFICERS OF THE COMPANY	- 27 -

i

TABLE OF CONTENTS

(continued)

Page
PROPOSAL NO. 1: ELECTION OF DIRECTORS	- 29 -
Director Nominees	- 30 -
Required Vote	- 32 -
BOARD RECOMMENDATION	- 32 -
PROPOSAL NO. 2: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH THE MERGER WITH MEDIAJEL, INC.	- 32 -
Overview	- 32 -
Parties to the Merger	- 32 -
Reason for the Merger	- 33 -
Summary of the Transaction	- 33 -
Board Composition and Management	- 34 -
Registration Rights	- 34 -
Capitalization and Dilution	- 35 -
Board of Directors Approval	- 36 -
MediaJel, Inc. - Merger Proposal	- 38 -
BOARD RECOMMENDATION	- 39 -
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	- 39 -
Dismissal of RBSM, LLP	- 39 -
Required Vote	- 40 -
BOARD RECOMMENDATION	- 40 -
PRINCIPAL ACCOUNTANT FEES AND SERVICES	- 40 -
Audit Fees	- 40 -
Audit-Related Fees	- 40 -
Tax Fees	- 40 -
All Other Fees	- 40 -
Pre-Approval of Audit and Non-Audit Services	- 41 -
Work Performed by Others	- 41 -
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	- 41 -
Report of the Audit Committee of the Board of Directors	- 41 -
PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)	- 42 -
Required Vote	- 42 -
BOARD RECOMMENDATION	- 42 -
PROPOSAL NO. 5: ADVISORY VOTE ON THE FREQUENCY OF FURTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)	- 43 -
BOARD RECOMMENDATION	- 43 -
OTHER MATTERS	- 44 -
Appendix A	A-1
Appendix B	B-1

ii

PROXY STATEMENT - SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. We encourage you to read the entire proxy statement prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

Tuesday, November 15, 2019
10:00 a.m., Eastern Standard Time

Location:

Pepper Hamilton LLP,
The New York Times Building,
620 Eighth Avenue, 37th Floor
New York, New York

Record Date:

October 22, 2019

AGENDA AND VOTING RECOMMENDATIONS

Proposal		Board Voting	Page
No.	Business Items	Recommendation	Reference
1)	Election of Directors	FOR (Each Director Nominee)
2)	Approval of the issuance of shares of common stock in connection with the merger with MediaJel, Inc.	FOR
3)	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2019	FOR
4)	Advisory Vote on Executive Compensation	FOR
5)	Advisory Vote on the frequency of future advisory votes on named executive officer compensation (say-on-pay)	FOR (each three years)

How to Cast Your Vote:

Stockholders with stock certificates or who hold their shares in book-entry form with our transfer agent, Continental Stock Transfer & Trust, can vote in any of the following ways.

☐ www.proxyvote.com	☐ Sign, date and return your proxy card or voting instruction form.

☐ 1-800-690-6903	☐ In person--You may vote your shares in person at the annual meeting.

Stockholders who own their shares through a bank, broker, or other nominee should refer to the materials they received from the bank, broker, or other nominee to determine which voting methods are available to them.

CORPORATE GOVERNANCE

Highlights of the Company’s corporate governance guidelines and related elements include the following:

●	Size of Board - seven (7) Directors	●	Board Meetings Held in Fiscal 2018 – three (3)
●	Number of Independent Directors – six (6)	●	Board Responsible for Risk Oversight
●	Regular Executive Sessions with Independent Directors	●	Code of Conduct for Directors, Officers and Employees
●	Separate Chairman and CEO	●	Anti-Hedging Policy
●	Average Age of Directors – 56.6 years of age	●	Executive Compensation Tied to Performance Measures

Nominees for Election as Director

Name	Age	Director Since	Independent	Committee Memberships
Jonathan Bond	61	2018	Yes	Audit
Steve Bornstein	67	2017	Yes	Compensation
Bonin Bough	41	2018	Yes	Compensation, Governance and Nominating
Steven Felsher	70	2018	Yes	Audit (Chair), Governance and Nominating (Chair)
Chad Nelson	48	2019	Yes	Audit, Compensation
Brett O’Brien	45	2018	Yes	Governance and Nominating
Thomas J. Pallack	64	2017	No

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

GENERAL

The Board of Directors (the “Board” or “Board of Directors”) of SITO Mobile, Ltd. (“SITO”, “SITO Mobile,” the “Company,” “we” or “our”, as the context may require) is soliciting proxies for our Annual Meeting of Stockholders (the “Annual Meeting”), to be held on November 15, 2019 at 10:00 a.m., Eastern Standard Time, at the offices of Pepper Hamilton LLP, The New York Times Building, 620 Eighth Avenue, 37th Floor, New York, New York, and at any adjournments, reschedulings, continuations or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

Our principal executive offices are located at the address listed at the top of the page, and the telephone number at such offices is (201) 275-0555.

Frequently Asked Questions

Q.	Why did I receive these proxy materials?	A.	We are providing these proxy materials to you because our Board is soliciting your proxy to vote at our Annual Meeting. As a stockholder of record of the Company, you are invited to attend the Annual Meeting and you are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement also gives you information about the proposals to be voted upon at the Annual Meeting, as well as other information, so that you can make an informed decision.

Q.	How does the Board recommend that I vote on each of the proposals?	A.	Our Board recommends that you vote your shares as follows:

		(i)	“FOR” the election of each of the nominees listed in Proposal No. 1 to serve until our 2020 annual meeting of stockholders, or until their respective successors have been duly elected and qualified;

		(ii)	“FOR” approval of the issuance of shares of the Company’s common stock in connection with the merger with MediaJel, Inc.;

		(iii)	“FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2019;

		(iv)	“FOR” the advisory resolution to approve the compensation of our named executive officers; and

		(v)	FOR - every three years” on the advisory resolution on the frequency of future advisory votes on named executive officer compensation.

Q.	Who can vote at the Annual Meeting and what are the voting rights of such stockholders?	A.	Only stockholders of record as of the close of business on October 22, 2019 are entitled to notice of, and to vote on, the matters presented at the Annual Meeting. Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, there were approximately 25,641,812 shares of the Company’s common stock issued and outstanding

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Q.	How do I vote?	A.	If you have a stock certificate or hold your shares in a book-entry account with our transfer agent, Continental Stock Transfer & Trust, you are a registered stockholder and you may vote your shares in four different ways, as follows:

		(1)	Over the Internet: Refer to the proxy card included as Appendix B for instructions on voting your shares over the Internet, which will include the website and the control number to vote your shares. You must specify how you want your shares voted, or your Internet vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions.

		(2)	By Telephone: Refer to the proxy card or voting instruction form for instructions on voting your shares by telephone, which will include a toll-free number for the United States, Canada and Puerto Rico and the control number to access your account. Simply follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call, or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

		(3)	By Mail: If you received your proxy materials by mail, complete and sign your proxy card and mail it in the enclosed postage prepaid envelope we provided so that it is received by November 13, 2019, two days before the Annual Meeting, to be sure it is received in time to count.

		(4)	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card to your broker, bank or other nominee. Please be sure to mark your voting choices on your voting instruction card before you return it to your broker, bank or other nominee. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Q.	How will my shares be voted if I do not return my proxy or do not provide specific voting instructions in the proxy card or voting instruction form that I submit?	A.	If you are a registered stockholder, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the notice for the Annual Meeting, your shares will be voted as recommended by our Board on such matters, and as the proxy holders may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If your shares are held in “street” name at a broker, your broker may under certain circumstances vote your shares on “routine” matters in their discretion if you do not provide voting instructions on a timely basis in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote your shares on any “non-routine” proposals at the Annual Meeting and a “broker non-vote” would occur. Proposals No. 1, 2 and 4 presented at this year’s Annual Meeting are considered non-routine proposals under the rules of The Nasdaq Stock Market (the “NASDAQ”). If your broker does not receive instructions from you on how to vote your shares on Proposals No. 1, 2, 4, and 5, your broker may not vote on those matters. Proposal No. 3 presented at this year’s Annual Meeting is considered a routine proposal under NASDAQ rules. Thus, brokers or other entities holding shares for you in “street” name may vote on Proposal No. 3 in their discretion if you do not provide them with voting instructions.

Q.	How will my shares be voted if I mark “Abstain” on my proxy card?	A.	We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present at the Annual Meeting, but abstentions will not be counted as votes cast for or against any given matter.

Q.	Can I change my vote or revoke my proxy?	A.	If you are a registered stockholder, you may revoke your proxy or change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

		(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted.

		(2)	Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received will be counted.

		(3)	Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request that your vote is revoked.

		(4)	Deliver a written instrument that revokes your proxy to our principal offices (Attention: Investor Relations).

If your shares are held in “street” name, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote?”.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Q.	What effect do broker non-votes have on the proposals?	A.	If you hold shares through an account with a broker, the voting of your shares by such broker is governed by the rules of the New York Stock Exchange (NYSE) when you do not provide voting instructions. NYSE rules determine whether proposals presented at the Annual Meeting are routine or non-routine. If a proposal is routine, a broker or other entity holding your shares in “street” name may vote your shares on the proposal without voting instructions from you. If a proposal is non-routine, the broker or other entity may vote your shares on the proposal only if you have provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on the proposal because the proposal is non-routine and the owner does not provide instructions. As a result, brokers or other entities holding your shares in “street” name may vote your shares on routine proposals even if no voting instructions are provided by you. Proposals No. 1, 2 and 4 to be presented at the Annual Meeting are considered non-routine proposals under the rules of the NYSE. If your broker does not receive instructions from you on how to vote your shares on Proposals No. 1, 2, 4, and 5, your broker may not vote on those matters. Proposal No. 3 presented at the Annual Meeting is considered a routine proposal under NYSE rules. Thus, brokers or other entities holding shares for you in “street” name are permitted to use own discretion in voting on Proposal No. 3 if you do not provide them with voting instructions.

Q.	What does it mean if I receive more than one proxy card or voting instruction form?	A.	It generally means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your control numbers. Remember, you may vote by telephone, Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided with these proxy materials, or by voting by ballot at the Annual Meeting.

Q.	How many shares must be present to hold the Annual Meeting?	A.	The holders of a majority of the approximately 25,641,812 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2019 Annual Meeting. Shares that are voted “FOR” or “AGAINST” a proposal or marked “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting. Broker “non-votes”, if any, are also included for purposes of determining whether a quorum of shares of common stock is present at the Annual Meeting.

For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or that are represented in person at the Annual Meeting. If a quorum is not present by attendance or representation by proxy at the 2019 Annual Meeting, the stockholders present by attendance at the Annual Meeting or by proxy may adjourn the Annual Meeting until a quorum is present.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Q.	What vote is required to approve each matter and how are votes counted?	A.	Proposal No. 1: Election of Directors

Directors will be elected by a plurality of the votes cast at the meeting, meaning that the seven (7) nominees receiving the highest number of votes “FOR” election will be elected as directors. Your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If a stockholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. Broker “non-votes”, if any, are not included in the tabulation of the voting results and, therefore, they do not have any effect on the voting results for Proposal No. 1.

Proposal No. 2: Approval of the Issuance of Shares of Common Stock in connection with the Merger with MediaJel, Inc.

The proposal to approve the issuance of shares of our common stock in connection with the proposed merger with MediaJel, Inc., a digital media advertising company which has the technical expertise in engineering to enhance SITO Mobile products, requires the affirmative vote of the holders of a majority of the outstanding shares as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Broker “non-votes”, if any, are not included in the tabulation of the voting results and, therefore, they do not have any effect on the voting results for Proposal No. 2. Abstentions will have the effect of votes “AGAINST” Proposal No. 2.

Proposal No. 3: Ratification of Appointment of our Independent Registered Public Accounting Firm

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2019 requires the affirmative vote of the holders of a majority of the outstanding shares as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Brokers are permitted to exercise discretion in voting on this proposal, so there will not be any broker “non-votes” for Proposal No. 3. Abstentions will have the effect of votes “AGAINST” Proposal No. 3.

Proposal No. 4: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)

The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the outstanding shares as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Broker “non-votes” and abstentions, if any, are not included in the tabulation of the voting results and, therefore, do not have any effect on the voting results for Proposal No. 4.

Proposal No. 5: Advisory Vote on the Frequency of Future Advisory Votes on named Executive Officer Compensation (say-on-pay)

The advisory vote to approve the frequency that is the most appropriate alternative to approve named executive officer compensation (every one-, two-, or three-years). The option receiving the most FOR votes will be viewed as the recommendation of the stockholders.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Q.	Who will serve as proxies for the Annual Meeting?	A.	Our Board is asking you to give your proxy to Tom Pallack, our Chief Executive Officer and member of the Board. Giving your proxy to Mr. Pallack means that you authorize him or his duly appointed substitutes to vote your shares at the Annual Meeting in accordance with your instructions. For Proposal No. 1, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposals No. 2, 3 and 4, you may vote “FOR” or “AGAINST” the proposals or abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in accordance with our Board’s recommendations.

Q.	Are there other matters to be voted on at the Annual Meeting?	A.	We do not know of any matters that may come before the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on such matters, subject to compliance with Rule 14a-4(c) of the Exchange Act.

Q.	What is the Company’s Internet address?	A.	You can access this Proxy Statement and our Annual Report on Form 10-K, as amended, for the calendar year ended December 31, 2018 on our website at www.sitomobile.com. The Company’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

Q.	May I attend the Annual Meeting?	A.

Only holders of shares of our outstanding common stock and their proxy holders as of the Record Date may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photo identification to the Annual Meeting. For example, you could provide an account statement showing that you beneficially owned shares of common stock as of the Record Date as acceptable proof of ownership. You must also contact your broker and follow its instructions in order to vote your shares at the Annual Meeting. If you hold your shares through a broker, you may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker.

If you are a stockholder of record on the Record Date, please be prepared to provide proper identification, such as a driver’s license or state identification card. If you hold your shares in “street” name, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date. No cameras, recording equipment, large bags, briefcases or packages will be permitted at the Annual Meeting.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Q.	Who will solicit proxies on behalf of the Board?	A.

Proxies may be solicited on behalf of our Board, without additional compensation, by the Company’s directors and certain executive officers. Such persons are listed in the section of this Proxy Statement entitled “Executive Officers and Directors of the Company”. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support., for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total.

The original solicitation of proxies by Notice and by mail may be supplemented by additional telephone, facsimile, electronic mail, Internet and personal solicitation by our directors and certain executive officers (who will receive no additional compensation for such solicitation activities), or by The Proxy Advisory Group, LLC. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website or other websites is not part of this Proxy Statement.

Q.	What are the costs of soliciting these proxies?	A.	The entire cost of soliciting proxies on behalf of our Board, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders by or on behalf of the Company, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with the Annual Report, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

Q.	Who can answer my questions?	A.

If you have questions or require assistance in the voting of your shares, please call The Proxy Advisory Group at (212) 616-2180:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017-6219
(212) 616-2180
info@proxyadvisory.net

Q.	How can I obtain additional copies of these materials or copies of other documents?	A.	Complete copies of this Proxy Statement and the Annual Report are also available at www.proxyvote.com. You may also contact 1-800-690-6903 for additional copies of those documents.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

STOCKHOLDER MATTERS

Stockholder Communications with our Board

Stockholders and other interested parties may send correspondence by mail to the full Board of Directors or to individual directors. Stockholders should address such correspondence to our Board of Directors or the relevant Board members in care of: SITO Mobile, Ltd., The Newport Corporate Center 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310, Attention: Secretary.

All such correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to our Board of Directors, one of the committees of our Board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed to the officers or their designees and will be forwarded to such persons accordingly.

Stockholder Proposals and Director Nominations

Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act and acted upon at our 2020 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the attention of our Secretary, at our principal office, no later than July 17, 2020, unless the date of our 2020 Annual Meeting is changed by more than 30 days from the date of our 2019 Annual Meeting, in which case the deadline will be a reasonable time before we begin to print and distribute our proxy materials. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials relating to the 2020 annual meeting, if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to stockholder proposals and director nominations that are not submitted for inclusion in the Proxy Statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws, and must be delivered to, or mailed by first class United States mail postage prepaid, and received by, our Secretary at our principal office no earlier than 5:00 pm on July 16, 2020, and no later than 5:00 pm on August 17, 2020. However, in the event our 2020 annual meeting is scheduled to be held on a date before October 15, 2020, or after January 15, 2021, then such advance notice must be received by us not later than the close of business on the later of (1) the ninetieth (90th) calendar day prior to our 2020 annual meeting and (2) if the first public announcement of the date of our 2020 annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th calendar day following the day on which we first make public disclosure of the date of our 2020 annual meeting (or if that day is not a business day for the Company, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for stockholder action at an annual meeting of stockholders, and all proposals and nominations must be submitted to: Secretary, SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310. The stockholder proponent must appear in person to present the proposal or nomination at the related annual meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Amended and Restated Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at an annual meeting of our stockholders.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before our 2020 annual meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2020 annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

Director Candidates Recommended by Stockholders

Our Board, through our Governance and Nominating Committee, will consider nominees recommended by stockholders. A stockholder wishing to recommend a candidate must submit the following documents to the Secretary, SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310:

•	A recommendation that identifies the candidate and provides contact information for that candidate;

•	The written consent of the candidate to being named in the Proxy Statement as a nominee and to serve as a director of SITO, if elected; and

•	If the candidate is to be evaluated by our Governance and Nominating Committee, the Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of SITO, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

The Governance and Nominating Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The following table sets forth the three standing committees of our Board of Directors and the members of each committee:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Jonathan Bond	X	X
Steve Bornstein		X
Bonin Bough		X	X
Steven Felsher*	Chair		Chair
Chad Nelson	X	X
Brett O’Brien			X

*	Audit Committee Financial Expert

To assist it in carrying out its duties, our Board of Directors has delegated certain authority to the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The functions of each of the Committees are described below.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Audit Committee

Our Audit Committee is currently comprised of Mr. Felsher (Chair), Mr. Bond, and Mr. Nelson. Our Board of Directors has concluded that all the members of our Audit Committee are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of NASDAQ. The Audit Committee met three times in 2018 and three (3) times in 2019.

The duties and responsibilities of our Audit Committee are set forth in our Audit Committee’s charter adopted by our Board, which is available on our website (www.sitomobile.com).

Our Audit Committee oversees the financial reporting process for the Company on behalf of our Board and has other duties and functions as described in its charter.

 Our Audit Committee serves to assist our Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders and the public; (iv) the Company’s compliance with its legal and regulatory requirements; and (v) the performance of the Company’s internal audit function and independent auditors.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, our Board of Directors has determined that Mr. Felsher qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has financial sophistication in accordance with the NASDAQ Listing Rules.

Compensation Committee

Current members of the Compensation Committee are Mr. Bond, Mr. Bornstein, Mr. Bough, and Mr. Nelson. Our Board of Directors has determined that all of the members of our Compensation Committee are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of NASDAQ. Our Compensation Committee met five times in 2018.

The duties and responsibilities of our Compensation Committee are set forth in our Compensation Committee’s charter adopted by our Board of Directors, which is available on our website (www.sitomobile.com).

Among its duties, our Compensation Committee determines the compensation and benefits paid to our executive officers, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Revenue Officer (to the extent these positions are filled).

Our Compensation Committee reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of stock option awards and establishes the number of shares and other terms applicable to such awards.

Our Compensation Committee also determines the compensation paid to our Board of Directors, including equity-based awards.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Governance and Nominating Committee

Our Governance and Nominating Committee is currently comprised of Mr. Felsher (Chair), Mr. Bough, and Mr. O’Brien. Our Board has determined that all the members of our Governance and Nominating Committee are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of NASDAQ. Our Governance and Nominating Committee met two times in 2018.

The duties and responsibilities of our Governance and Nominating Committee are set forth in our Governance and Nominating Committee’s charter adopted by our Board, which is available on our Company’s website (www.sitomobile.com).

Our Governance and Nominating Committee serves to assist our Board of Directors in fulfilling its oversight responsibilities with respect to: (i) developing and recommending to our Board a set of corporate governance principles applicable to the Company, and reviewing and reassessing the adequacy of such guidelines annually and recommending to our Board any changes deemed appropriate; (ii) developing policies on the size and composition of our Board; (iii) reviewing possible candidates for Board membership consistent with our Board’s criteria for selecting new directors; (iv) performing Board member performance evaluations on an annual basis; (v) annually recommending a slate of nominees to our Board with respect to nominations for our Board at the annual meeting of the Company’s stockholders; (vi) reviewing and discussing with our management the program that management has established to monitor compliance with the Company’s code of business conduct and ethics for directors, officers and employees; and (vii) generally advising our Board (as a whole) on corporate governance matters.

The process followed by our Governance and Nominating Committee to identify and evaluate candidates includes (i) requests to Board of Director members, our Chief Executive Officer, and others for recommendations; (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications; and (iii) interviews of selected candidates. Our Governance and Nominating Committee also considers recommendations for nomination to our Board of Directors submitted by stockholders.

In evaluating the suitability of candidates to serve on our Board of Directors, including stockholder nominees, our Governance and Nominating Committee seeks candidates who are “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and who meet certain selection criteria established by our Governance and Nominating Committee.

Corporate Governance Materials

The full text of the charters of our Audit, Compensation, and Governance and Nominating Committees and our Insider Trading Policy and Code of Ethics can be found at http://ir.sitomobile.com/governance-documents.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend our annual meeting of stockholders. Four directors attended the 2018 Annual Meeting of Stockholders.

Code of Ethics

On December 1, 2004, we adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics will be provided, without charge, to any person requesting it. Our Code of Ethics is also available online at http://ir.sitomobile.com/governance-documents. We intend to post amendments to or waivers from, if any, certain provisions of our Code of Ethics (to the extent applicable to our directors; our executive officers, including our principal executive officer and principal financial officer; or our principal accounting officer or controller, or persons performing similar functions) at this location on our website. To request a hard copy of our Code of Ethics, please make a written request to our Chief Financial Officer c/o SITO Mobile, Ltd. at 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Board Leadership Structure

Our Board is responsible for the selection of the Chairman of the Board and the Chief Executive Officer. Our Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, Jonathan Bond serves as our Chairman of the Board and Thomas J. Pallack serves as our Chief Executive Officer.

Board Role in Risk Oversight

Our Board of Directors is responsible for the oversight of the Company’s risk management efforts. While the full Board of Directors is ultimately responsible for this oversight function, individual committees may consider specific areas of risk from time to time as directed by our Board. Members of management responsible for particular areas of risk for the Company provide presentations, information and updates on risk management efforts as requested by our Board or a Board committee.

Family Relationships

There are no family relationships among our executive officers and directors.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to in this Proxy Statement as the “reporting persons”) file with the SEC initial reports of ownership and reports of changes in ownership in our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons and without conducting any independent investigation of our own, in 2018 all such Section 16(a) filing requirements were met.

Changes in Nominating Procedures

No material changes have been made to the procedures by which security holders may recommend nominees to our Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related-Party Transactions

The Company has not been a party to any transaction since January 1, 2018 in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of 5% or more of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures for Approving Transactions with Related Persons

The independent members of our Board are responsible for reviewing and approving related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance; however, our Board has not yet adopted a written policy or procedures governing its approval of transactions with related persons. During 2018, there were no related party transactions requiring review by our Board.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Indemnification Agreements

We have entered into, or plan to enter into, an indemnification agreement with each of our directors and executive officers, in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. These indemnification agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors and/or executive officers or any other company or enterprise to which the person provides services at our request. These indemnification agreements also provide the directors and executive officers who are parties thereto with certain rights to advancement of expenses incurred in defending a proceeding in advance of the disposition of any proceeding for which indemnification rights may be available pursuant to the indemnification agreement. Further, the indemnification agreement provides for a process for our Board to determine whether an indemnified person is entitled to indemnification in a particular case. We believe that these Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Director Independence

The NASDAQ Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 promulgated under the Exchange Act.

Our Board undertook a review of the composition of the Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Pallack, our Chief Executive Officer, is an “independent director” as defined under the NASDAQ Listing Rules. Our Board also determined that Messrs. Felsher, Bond, and Nelson, who serve on our Audit Committee, Messrs. Bond, Bornstein, Bough, and Nelson who serve on our Compensation Committee, and Messrs. Bough, O’Brien, and Felsher, who serve on our Governance and Nominating Committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making the independence determinations set forth above, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•	the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any federal or state securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Compensation

Our non-employee Board of Director members are compensated for their services to the Company as summarized below:

•	an annual cash stipend of $50,000, payable at $12,500 quarterly.

•	an annual grant of time vested RSUs that would vest upon the next annual meeting of stockholders, with a grant date fair value of $50,000;

•	a $12,500 annual stipend to each co-chair, if applicable, of the Audit Committee, a $15,000 annual retainer to the chair of the Compensation Committee, a $10,000 annual retainer to the chair of the Governance and Nominating Committee and a $75,000 annual retainer to the Chairman of the Board, either in the form of cash payable in quarterly installments, RSUs vesting in quarterly installments, or a combination thereof at the election of the director.

•	reimbursement of their expenses for travelling, hotel and other expenses reasonably incurred in connection with attending Board or committee meetings or otherwise in connection with the Company’s business.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

The following table sets forth compensation received by our non-employee directors in the fiscal year ended December 31, 2018.

	Fees earned
	or	Stock
Name	paid-in- cash	awards		Total
Jonathan Bond (1)	$26,042	$50,000	(4)	$76,042
Steven Bornstein	$54,167	$--		$54,167
Steven Felsher (1)	$17,708	$50,000	(4)	$67,708
Bonin Bough (1)	$10,417	$50,000	(4)	$60,417
Brett O’Brien (2)	$10,147	$50,000	(5)	$60,147
Michael Durden (3)	$73,192	$--		$73,192
Itzhak Fisher (3)	$47,301	$--		$47,301
Brent Rosenthal (3)	$23,545	$--		$23,545
Karen Seminara Patton (3)	$63,856	$--		$63,856

1)	Each of Messrs. Bond, Felsher, and Bough, was elected to the Board July 14, 2018.

2)	Mr. O’Brien was elected to the Board on July 24, 2018.

3)	In November 2018, Mr. Durden did not stand for re-election to the Board during the Company’s annual meeting of stockholders. Each of Messrs. Fisher and Rosenthal and Ms. Seminara Patton resigned from our Board on July 16, 2018.

4)	The amounts reported herein reflect grants of time-vested RSUs to each of Messrs. Bond, Felsher, and Bough and reflect the grant date fair value of these time-vested RSUs, calculated in accordance with FASB ASC Topic 718. Such RSUs vested upon the Company’s annual meeting of stockholders in 2018. The assumptions used by the Company in calculating the amounts in the table above are incorporated herein by reference to the footnotes to the financial statements in the Form 10-K.

5)	The amounts reported herein reflect grants of time-vested RSUs to Mr. O’Brien and reflect the grant date fair value of these time-vested RSUs, calculated in accordance with FASB ASC Topic 718. Such RSUs vested upon the Company’s annual meeting of stockholders in 2018. The assumptions used by the Company in calculating the amounts in the table above are incorporated herein by reference to the footnotes to the financial statements in the Form 10-K.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

As of December 31, 2018, the aggregate number of shares subject to outstanding options and RSUs held by each of our non-employee directors was as set forth in the table below. Mr. Rosenthal forfeited the following RSUs on July 14, 2018: (i) 5,747 RSUs not vested for June 1, 2019 and (ii) 11,494 RSUs not vested upon the Company’s annual meeting of the stockholders in 2018. Mr. Fisher forfeited the following RSUs on July 14, 2018: (i) 5,747 RSUs not vested for June 1, 2019 and (ii) 11,494 RSUs not vested upon the Company’s annual meeting of the stockholders in 2018. Ms. Seminara Patton forfeited the following RSUs on July 14, 2018: (i) 4,641 RSUs not vested for June 1, 2019 and (ii) 9,282 RSUs not vested upon the Company’s annual meeting of the stockholders in 2018. Mr. Durden forfeited the following RSUs on November 16, 2018: 5,747 RSUs not vested for June 1, 2019. The assumptions used by the Company in calculating the amounts in the table above are incorporated herein by reference to the footnotes to the financial statements in the Form 10-K.

	No. of	No. of
Director	Options	RSUs
Jonathan Bond	--	--
Steven Bornstein	--	4,641
Steven Felsher	--	--
Bonin Bough	--	--
Brett O’Brien	--	--
Michael Durden	--	--
Itzhak Fisher	--	--
Brent Rosenthal	20,000	--

Changes to Composition of Board in 2018 and 2019

In 2018 and 2019, the composition of our Board of Directors changed. Effective July 14, 2018, Karen Seminara Patton, Brent Rosenthal, and Itshak Fisher resigned from the Company’s Board of Directors. The remaining members of the Board unanimously appointed Steven Felsher, Jonathan Bond, and Bonin Bough as directors of the Company to fill the vacancies created by such resignations. Mr. Felsher joined the Audit Committee and the Governance and Nominating Committee, Mr. Bond also joined the Audit Committee, and Mr. Bough joined the Governance and Nominating Committee and the Compensation Committee of the Board. Effective July 24, 2018, the Board of Directors unanimously appointed Brett O’Brien as a director of the Company. Mr. O’Brien joined the Governance and Nominating Committee of the Board. On August 9, 2018, Jonathan Bond was appointed as the Company’s Chairman of the Board. Chad Nelson was appointed to the Board of Directors on July 23, 2019 and joined the Audit and Compensation Committees.

All current Board of Directors will serve until the Company’s 2019 annual meeting of the stockholders, or until a successor had been elected and qualified. All current Board of Directors will be compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors (pro-rated from their start dates).

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of September 30, 2019, the beneficial ownership of our common stock by each of our directors, each of our named executive officers, each person known to us to beneficially own 5% or more of our common stock, and all of our executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly, and percentages shown in the table below are based on 25,641,812 shares outstanding as of September 30, 2019. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, New Jersey 07310.

Directors and Executive Officers (1)	Shares	Percentage
Jonathan Bond	33,164	*
Thomas J. Pallack (2)(3)	214,983	*
Steven Bornstein (2)(4)	44,564	*
Steven Felsher	23,364	*
Bonin Bough	28,964	*
Brett O’Brien	14,038	*
William Seagrave (2)(5)	92,164	*
Bruce Rogers (2)	-	*
Mark Del Priore (6)	109,173	-

Directors, and Executive Officers as a Group (12 persons) (1)(2)	560,414	2.20%

Stockholder
Nicole Braun (7)	1,926,862	7.50%

1)	In accordance with Item 403 of Regulation S-K promulgated under the Securities Act and the Exchange Act, only directors and named executive officers (as of December 31, 2018) are separately identified in the table above; however, our officers and directors as a group include our current executive officers.

2)	Beneficial ownership set forth above does not include certain stock options and restricted stock units, which do not by their terms become exercisable within 60 days of April 26, 2019. Unvested restricted stock units for each of our named executive officers, directors and directors and executive officers as a group is as follows:

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

	Unvested	Unvested
Directors and Executive Officers	Stock Options	Restricted Stock Units
Jonathan Bond	--	--
Thomas J. Pallack	300,000	1,028,050
Steven Bornstein	--	--
Steven Felsher	--	--
Bonin Bough	--	--
Brett O’Brien	--	--
William Seagrave	75,000	225,468
Mark Del Priore	--	--
Bruce Rogers	100,000	--
Directors and Executive Officers as a Group (12 persons)	475,000	1,253,518

3)	Shares beneficially owned consist of (i) 114,983 shares of common stock and (i) options to purchase 100,000 shares of common stock that are exercisable within 60 days of April 26, 2019. Mr. Pallack’s beneficial ownership does not include 1,028,050 RSUs and 300,000 options to purchase common stock at an exercise price of $6.01 per share. Mr. Pallack’s RSUs will vest with respect to (i) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (ii) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days, and (iii) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continuous service. Mr. Pallack’s unvested stock options will vest ratably on each of July 24, 2019, July 24, 2020 and July 24, 2021, subject to continuous service. See footnote (2) above.

4)	Shares beneficially owned consist of (i) 38,923 shares of common stock owned by Mr. Bornstein; (ii) 4,641 shares of common stock subject to RSUs that will vest within 60 days of April 26, 2019; and (iii) 1,000 shares of common stock held by Mr. Bornstein’s children.

5)	Shares beneficially owned consist of (i) 67,164 shares of common stock and (ii) vested options to purchase 25,000 shares of common stock. Mr. Seagrave’s beneficial ownership does not include 225,468 RSUs and 75,000 options to purchase common stock at an exercise price of $6.01 per share. Mr. Seagrave’s RSUs will vest with respect to (i) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (ii) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (iii) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continuous service. Mr. Seagrave’s unvested stock options will vest ratably on each of July 24, 2019, July 24, 2020 and July 24, 2021, subject to continuous service. See footnote (2) above.

6)	Shares beneficially owned consist of (i) 44,776 shares of common stock issued to Mr. Del Priore in lieu of a cash bonus in connection with the executives 2017 bonus plan and (iii) 64,397 shares of common stock issued upon the vesting of RSUs granted pursuant to Mr. Del Priore’s employment agreement.

7)	Based on information received on April 27, 2018 from Ms. Braun.

*	Less than 1% .

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2018 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

The following discussion and analysis relates to the compensation arrangements for 2018 of (i) our chief executive officer, (ii) our former chief operating officer, (iii) our former chief financial officer, and (iv) our senior vice president, marketing and managing director of the SITO Institute for Consumer Behavior and Location Science (our “named executive officers” or “NEOs”). Our named executive officers for fiscal 2018 were:

Executive Officer	Position During Fiscal 2018
Thomas J. Pallack	Chief Executive Officer - appointed as Interim CEO June 5, 2017 and appointed as CEO June 26, 2017
Mark Del Priore	Former Chief Financial Officer - resigned July 23, 2018
William A. Seagrave	Chief Operating Officer - appointed June 26, 2017, appointed as Interim Co-Chief Financial Officer - July 24, 2018, and employment terminated July 1, 2019
Bruce Rogers	Senior Vice President -Marketing and Managing Director - SITO Institute for Consumer Behavior and Location Science - appointed March 1, 2018

Recent Changes in Management and the Board of Directors

During the last two quarters of 2018 and the first three calendar quarters of 2019, the Company underwent fundamental changes and substantial turnover with respect to management and our Board. In July 2018, Mark Del Priore, our Chief Financial Officer, resigned and was replaced by two interim co-CFOs, William Seagrave and Aaron Tam. In July 2018, three directors of the Board resigned, and the Company appointed four new directors to the Board. In August 2018, the Company appointed Mr. Bond as Chairman of the Board. In October 2018, Chester Petrow, our Chief Revenue Officer, resigned. In November 2018, Mr. Durden did not stand for re-election to the Board during the Company’s annual meeting of stockholders. In January 2019, one of the interim CFOs, Aaron Tam, resigned and in February 2019, a new Chief Financial Officer, Terrance S. Lynn was hired. Mr. Lynn resigned in August 2019. On August 13, 2019, following the resignation of Mr. Lynn, the Board of Directors appointed Gregg H. Saunders as acting Chief Financial Officer of the Company. In April 2019, Lauren Wray was hired as the new Chief Revenue Officer and the position was eliminated in July 2019. On July 1, 2019, the employment of William Seagrave, Chief Operating Officer, was terminated. Chad Nelson joined our Board on July 23, 2019.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Best Practices

The following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects best practices and reinforces the Company’s culture and values:

●	Equity-Based Compensation — Our named executive officers are eligible for awards of restricted stock units (“RSUs”), which are market-based, and stock options. We believe that these types of incentive award align the long-term financial interests of the Company’s stockholders with our management. Because the RSUs granted to our named executive officers only vest upon sustained performance of our common stock at prices higher than the Company’s current stock price, subject to each such officer’s continued service to the Company, we believe our management is properly incentivized to increase sustainable stockholder value.

●	No Excise Tax Gross-Up Payments — None of the named executive officers are entitled to gross-up payments in the event that any payments or benefits provided to her or him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

●	Derivatives and Hedging Policy — The Company prohibits employees (including our named executive officers) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

●	Policy Against Pledging — The Company prohibits associates, employees (including our named executive officers) and directors from pledging any equity securities of the Company held by them.

Compensation Process and Objectives

The Company’s business is to develop customized, data-driven advertising solutions for brands and provide privacy-compliant data and strategic insights. We harness our proprietary location-based marketing intelligence platform to provide advertisement delivery, measurement and attribution services and consumer insights to brands, advertising agencies, out-of-home advertisers, media companies and non-media companies that utilize consumer insights for strategic decision-making purposes. Our products, fueled by our robust locational data, allow marketers and executive decision makers to better understand the movement and behaviors of their existing and prospective consumers.

To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture, encourage a high degree of teamwork, and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation of sustained, long-term stockholder value.

The Company’s executive compensation and benefit programs are designed to:

●	Drive high performance to achieve financial goals and create long-term stockholder value;

●	Reflect the strong team-based culture of the Company; and

●	Provide compensation opportunities that are competitive with those offered by similar marketing intelligence platforms and other companies with which the Company competes for high caliber executive talent.

The Compensation Committee, in consultation with management of the Company, oversees the executive compensation and benefits program for the Company’s named executive officers.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for recommending to our Board the compensation of our executive officers. Members of the Compensation Committee are appointed by our Board. The Compensation Committee seeks to ensure sound executive compensation practices to adhere to pay-for-performance while appropriately managing risk and aligning our executive compensation program with long-term stockholder interests.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Elements of our Compensation Program

The primary elements of our 2018 executive compensation structure are base salary, annual bonuses, equity incentive awards and certain employee benefits. Each principal element of our executive compensation program for 2018 along with the objectives of each element are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives
Annual Bonuses	Variable, performance-based cash compensation earned based on achieving pre-established annual goals	Motivate executives to achieve or exceed our current-year financial goals and reward them for their achievements

Aid in retention of key executives in a highly competitive market for talent
Equity Incentive Awards	Variable, equity-based compensation to promote achievement of longer-term goals	Align executives’ interests with those of our stockholders and encourage executive decision-making that maximizes growth and value creation over the long-term

Aid in retention of key executives and ensure continuity of management in a highly competitive market for talent
Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing overall benefits package competitive with industry peers

Base Salary

The base salary component of executive officer compensation is intended to provide a competitive, stable level of minimum compensation to each officer commensurate with the executive’s role, experience and duties. The Compensation Committee reviews and approves base salaries for our named executive officers based on several factors, including the individual’s experience, responsibilities, performance, expected future contribution, our expected financial performance and salaries of similarly situated executives of our public peers in our industry. The base salaries of our named executive officers for 2018 are set forth below.

Executive	Base Salary
Thomas J. Pallack	$350,000
William A. Seagrave	$300,000
Bruce Rogers	$250,000

Prior to his resignation, Mr. Del Priore received an annual base salary of $225,000, which was reviewed annually.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Annual Bonuses

In 2018, all of our named executive officers were eligible for incentive bonuses pursuant to their employment agreements with the Company. Tying a portion of total compensation to annual Company performance permits us to adjust the performance measures each year to reflect changing objectives and those that may be of special importance for a particular year. Through this program, we seek to provide an appropriate amount of pre-established short-term cash compensation that is at-risk and tied to the achievement of certain short-term performance goals.

The bonus opportunities for Messrs. Pallack and Seagrave with respect to 2018 were contingent on Company performance as measured by revenue and EBITDA (defined as net income before interest expense, income tax expense, depreciation and amortization expense) earned during the year ending December 31, 2018. Established thresholds were not met for 2018 and, therefore, no bonuses were payable to Messrs. Pallack and Seagrave. In August 2019, Mr. Rogers received a $50,000 performance bonus. Due to Mr. Del Priore’s departure prior to the close of the 2018 fiscal year, he was not entitled to a bonus with respect to 2018.

Equity Incentive Awards

Our practice has been to reward performance with annual bonuses and equity incentive awards. Due to the Company not meeting the established revenue goals for 2018, no RSUs or stock options were granted to our executive officers with respect to fiscal year 2018.

Benefits and Perquisites

Other than health insurance and a 401(k) plan, we do not currently provide any employee benefit or retirement programs.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified deferred benefits plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.

Employment Agreements with our Named Executive Officers as in Effect During Fiscal Year 2018

Thomas J. Pallack. Effective July 24, 2017, we entered into an employment agreement with Mr. Pallack. Pursuant to the terms of the employment agreement dated July 24, 2017, Mr. Pallack is eligible for the following in compensation: (i) an annual base salary of $350,000, which will be reviewed annually by our Compensation Committee and may be increased, but not decreased, (ii) a grant of stock options to purchase 400,000 shares of our common stock, which will vest ratably over four years, and (iii) a grant of 1,028,050 RSUs which will vest with respect to (A) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continued service. Under the employment agreement, Mr. Pallack is eligible for an annual incentive cash bonus, the targets and the amount of which with respect to a particular year will be determined by the Compensation Committee, based on the achievement of corporate and/or individual performance objectives to be established by the Compensation Committee in consultation with Mr. Pallack. For the fiscal year ended December 31, 2018, Mr. Pallack was eligible for a cash bonus based upon the Company’s revenue and EBITDA during the year. Mr. Pallack is also eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

William A. Seagrave. Effective July 24, 2017, we entered into an employment agreement with Mr. Seagrave. Pursuant to the terms of the employment agreement dated July 24, 2017, Mr. Seagrave was eligible for the following in compensation: (i) an annual base salary of $300,000, which was reviewed annually by our Compensation Committee, (ii) a grant of options to purchase 100,000 shares of our common stock, which was to vest ratably over four years, and (iii) a grant of 225,468 RSUs which was to vest with respect to (A) 20% of such shares in the event the average closing price of our common stock was at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock was at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock was at least $15.00 per share for 65 consecutive trading days, subject to continued service. Under the employment agreement, Mr. Seagrave was eligible for an annual incentive cash bonus, the targets and the amount of which with respect to a particular year was to be determined by the Compensation Committee, based on the achievement of corporate and/or individual performance objectives established by the Compensation Committee in consultation with Mr. Seagrave. For the fiscal year ended December 31, 2018, Mr. Seagrave was eligible for a cash bonus based upon the Company’s revenue and EBITDA during the year. Mr. Seagrave was also eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Mr. Seagrave’s employment was terminated in July 2019 by the Board of Directors and he did not receive any severance payments.

Mark Del Priore. Effective July 24, 2017, we entered into an employment agreement with Mr. Del Priore. Pursuant to the terms of the employment agreement dated July 24, 2017, Mr. Del Priore was eligible for the following in compensation: (i) an annual base salary of $225,000, (ii) a grant of options to purchase 100,000 shares of our common stock, which was to vest ratably over four years, and (iii) a grant of 225,468 RSUs which was to vest with respect to (A) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continued service. Mr. Del Priore was also eligible to receive annual cash bonuses. Mr. Del Priore resigned his employment as of July 23, 2018.

Bruce Rogers. On February 13, 2018, we entered into an employment offer letter with Mr. Rogers. As compensation for his services, we agreed to pay Mr. Rogers an annual base salary of $250,000, and Mr. Rogers is entitled to receive a discretionary annual bonus of up to $175,000, with the payment of such bonus to be based on Mr. Rogers’ achievement of certain performance goals to be established between Mr. Rogers and his manager. In connection with the offer letter, Mr. Rogers received a grant of stock options to purchase 50,000 shares of our Common Stock, which options vest over a four-year period subject to Mr. Rogers’ continued employment with the Company. Mr. Rogers is also entitled to participate in the Company’s group health, disability and term life insurance plans. Further, in connection with the offer letter, Mr. Rogers entered into a confidential information and inventions assignment agreement with the Company. Mr. Rogers resigned his position in August 2019.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Severance Benefits

Pursuant to the terms of the Employment Agreements with Messrs. Pallack, Seagrave and Del Priore, in the event of (i) termination without Cause (as defined in the Employment Agreements), (ii) termination by the executive for Good Reason (as defined in the Employment Agreements) or (iii) termination following a change in control, Messrs. Pallack, Seagrave and Del Priore will be entitled to receive severance benefits. The Employment Agreements with Messrs. Pallack, Seagrave and Del Priore provide for severance benefits as follows: (i) continuation of base salary for a period equal to twelve months following the termination date, (ii) a cash bonus equal to 100% of base salary which shall be paid at the time annual bonuses are generally paid to the Company’s other executives, (iii) accelerated vesting of certain equity awards, and (iv) payment of COBRA premiums for the executives and their eligible dependents for a period of twelve months. Receipt of severance benefits shall be contingent upon Messrs. Pallack, Seagrave and Del Priore executing and delivering a general release of claims in favor of the Company and its related persons.

In addition, the Employment Agreements with Messrs. Pallack, Seagrave and Del Priore provide for payment of: (i) any salary earned and accrued but unpaid prior to the termination date, (ii) payment for all accrued but unused paid time off and (iii) any documented business expenses incurred in accordance with the Company’s polices.

In connection with Mr. Del Priore’s departure on July 23, 2018, we entered into a Separation Agreement and Mutual Release, dated September 11, 2018, between Mr. Del Priore and the Company, which provided the following: (i) the Company will continue to pay Mr. Del Priore his base salary $225,000 per annum for a period of twelve months immediately following his resignation date, which amount shall be payable in accordance with the Company’s standard payroll practices; (ii) the Company will pay Mr. Del Priore an amount equal to $225,000, which amount shall be paid in one lump sum in calendar year 2019, at the time annual bonuses are paid to the Company’s other senior executives (or, if no such bonuses are paid by June 30, 2019, then on or before that date); (iii) the Company will accelerate the vesting of that certain stock option that was granted to Mr. Del Priore pursuant to his employment agreement to purchase an aggregate of 100,000 shares of the Company’s common stock, par value $0.001 per share, at a per share exercise price equal to $6.01 per share (representing the closing price of the Common Stock on NASDAQ on the date of grant); (iv) the Company will accelerate the vesting of a portion of that certain restricted stock unit award that was granted to Mr. Del Priore pursuant to his employment agreement with respect to a total of 64,397 shares of the Company’s Common Stock; and (v) the Company will waive the applicable COBRA premium otherwise payable for continuation of health insurance coverage for Mr. Del Priore, his spouse and eligible dependents for a period equal to twelve months immediately following his resignation date.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during our fiscal years ended December 31, 2017 and 2018.

Executive and				Restricted Stock	Stock Options	Non equity Incentive Plan	All Other		Total
Position Position	Year	Salary	Bonus	Units Granted	Granted	Compensation	Compensation		Compensation
Thomas J. Pallack	2018	$350,000	$-	$-	$-	$-	$-		$350,000
Chief Executive Officer	2017	$189,583	$-	$343,002	$2,132,640	$700,000	$-		$3,365,225
		$539,583	$-	$343,002	$2,132,640	$700,000	$-		$3,715,225

William A. Seagrave(1)	2018	$300,000	$-	$-	$-	$-	$-		$300,000
Chief Operating Officer	2017	$162,500	$-	$75,226	$533,160	$600,000	$-		$1,370,886
		$462,500	$-	$75,226	$533,160	$600,000	$-		$1,670,886

Mark Del Priore	2018	$126,500	$-	$-	$-	$-	$607,414	(3)	$733,914
Chief Financial Officer(2)	2017	$121,875	$-	$75,226	$533,160	$450,000	$-		$1,180,261
		$248,375	$-	$75,226	$533,160	$450,000	$607,414		$1,914,175

Bruce Rogers	2018	$200,000	$50,000	$-	$-	$-	$-		$250,000
Senior V.P, Marketing	2017	$-	$-	$-	$-	$-	$-		$-
		$200,000	$50,000	$-	$-	$-	$-		$250,000

1)	Mr. Seagrave’s employment was terminated on July 1, 2019.

2)	Mr. Del Priore resigned as Chief Financial Officer on July 23, 2018.

3)	Represents severance compensation payable to Mr. Del Priore pursuant to a separation agreement and mutual release entered into between Mr. Del Priore and the Company in the following amounts: (i) $225,000 in severance compensation payable from July 24, 2018 to July 23, 2019 in accordance with the Company’s standard payroll practices; (ii) $225,000 payable in a lump sum at the time the Company pays bonuses in calendar year 2019; and

(iii)	waiver of COBRA premiums in the amount of $25,401. Additionally, represents the value of the acceleration of 64,397 restricted stock units granted to Mr. Del Priore pursuant to his employment agreement, which had a fair value of $132,013, reflecting a per share price of $2.05, which was the closing trading price for the Company’s Common Stock on September 11, 2018. The Company also accelerated a stock option to

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Outstanding Equity Awards

The following table details the outstanding equity awards held by our named executive officers as of December 31, 2018.

	Option Awards
Named Executive Officer	No. of securities underlying unexercised options exercisable		No. of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date
Thomas J. Pallack	100,000	(1)	300,000	(1)	$6.01	7/24/2027
William A. Seagrave	25,000	(1)	75,000	(1)	$6.01	7/24/2027
Mark Del Priore	-		-		$-	-
Bruce Rogers	-		50,000	(2)	$2.17	8/8/2028

	Stock Awards
Named Executive Officer	Equity incentive plan awards: No. of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested
Thomas J. Pallack	1,028,050	(3)	$925,245
William A. Seagrave	225,468	(3)	$202,921
Mark Del Priore	-		$-
Bruce Rogers	-		$-

1)	The amounts reported herein reflect a one-time grant of time-vested options on July 24, 2017 to each of Messrs. Pallack and Seagrave pursuant to their respective employment agreements. The grants vest ratably on the first four anniversaries of July 24, 2017, subject to continuous service.

2)	The amount reported herein reflects a time-vested option to purchase 50,000 shares of Common Stock granted to Mr. Rogers on August 8, 2018. The grant vests as follows: (i) 25% on the first anniversary of the grant and (ii) the remainder vests monthly with respect to 1/48th of the grant, subject to continuous service.

3)	The amounts reported herein reflect a one-time grant of performance-based RSUs to each of Messrs. Pallack and Seagrave pursuant to their respective employment agreements. Each such grant will vest with respect to (A) 20% of such shares in the event the average closing price of our common stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of our common stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of our common stock is at least $15.00 per share for 65 consecutive trading days, subject to continuous service.

EXECUTIVE OFFICERS OF THE COMPANY

For biographical information regarding Mr. Pallack, see the “Nominees” section of this Proposal No. 1 below.

Gregg Saunders brings to the SITO team over three decades of experience assisting companies across multiple industries, including telecommunications and media. He has notable experience in private equity and venture capital, as well as experience related to publicly traded companies on projects such as re-engineering domestic and international operations, leading mergers and acquisitions, exploring public/private investments, and managing internal accounting and financial reporting teams, audit engagements and forensic exercises.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Prior to being asked to join the Company, Mr. Saunders was involved in the architecture, development, publishing, support and maintenance of the U.S. GAAP eXtensible Business Reporting Language (“XBRL”) taxonomies. As an integral member of the XBRL U.S., Inc. team, Mr. Saunders provided accounting and financial reporting insight to Fortune 500 companies, developed and taught XBRL fundamentals to numerous companies and professionals, spoke at many state society meetings and national conferences, and coordinated and interfaced with the Financial Accounting Standards Board and the Securities and Exchange Commission, software developers, and preparers in connection with the XBRL initiative. As a partner of KPMG LLP, Mr. Saunders co-led transaction advisory services, led assurance teams on global engagements, developed and counseled many professionals and serviced entities across multiple industries. Mr. Saunders served as the chief financial officer of an entity providing a proprietary product to the commercial relocation industry, where he developed and led all accounting, financial reporting and fund-raising initiatives, developed all reporting and operational systems, and led and participated in principal negotiations with stakeholders.

Mr. Saunders is a Certified Public Accountant and a member of the American Institute of CPAs and the New York and Connecticut state societies.

Alex Cherones was appointed Senior Vice President, Product Development on November 5, 2018. From 2015 until joining the Company, Mr. Cherones served as Director of Cybersecurity, Threat Defense & Intelligence at AT&T, the world’s largest telecommunications company. From 2010 through 2015, Mr. Cherones served at AT&T as Director of Data Insights, Cybersecurity & Business, Director of Product Management, Advanced Solutions, and Principal Innovation Development Manager. Prior to joining AT&T, Mr. Cherones was President & Founder of Laconia Advisors, a private equity fund. Mr. Cherones has experience creating data-based advertising analytics and cybersecurity platforms, and has managed a variety of portfolios, including advanced analytics, threat management solutions and rich communication services.

Bruce Rogers was appointed Senior Vice President, Marketing on March 5, 2018. From 2010 until joining the Company, Mr. Rogers was Chief Insights Officer at Forbes Media, where he founded the company’s Insights research arm and CMO Practice, incorporating editorial, research and events for marketing leaders. Mr. Rogers was part of the leadership team that grew Forbes.com into the world’s leading business site.

Lauren Wray was appointed Chief Revenue Officer on April 9, 2019. From April 2018 until joining the Company, Ms. Wray was Senior Vice President, Growth & Strategy at Kantar Millward Brown, a global leader in brand strategy consulting. From October 2011 to April 2018, Ms. Wray worked at Sharethrough, a platform for native advertising, where she served as Vice President of Brand Partnerships & West Sales and Vice President of National Sales. Prior to joining Sharethrough, Ms. Wray worked for Forbes Media, where she served as SF Director of Sales and Sales Manager from November 2001 through May 2011. Ms. Wray has extensive experience managing major accounts and overseeing media and content sales.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. Each of our current directors, is a nominee in the current election.

Upon the recommendation of our Governance and Nominating Committee, our Board of Directors has nominated each of Jonathan Bond, Steve Bornstein, Bonin Bough, Steven Felsher, Chad Nelson, Brett O’Brien, and Thomas J. Pallack, to serve as our directors until our next annual meeting of stockholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death. Each nominee is a current director standing for re-election.

The nominees recommended by our Board have consented to serving as nominees for election to our Board, to being named in this Proxy Statement and to serving as members of our Board if elected by the Company’s stockholders. As of the date of this Proxy Statement, the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, our Board, upon the recommendation of its Governance and Nominating Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, the Company will file an amended proxy statement or additional soliciting material that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement or additional soliciting material and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

Proxies will not be voted for more than seven candidates or for anyone other than our Board’s nominees or designated substitutes. Unless otherwise instructed, the persons acting as proxies will vote to elect Jonathan Bond, Steve Bornstein, Bonin Bough, Steven Felsher, Chad Nelson, Brett O’Brien, and Thomas J. Pallack to our Board, unless, by marking the appropriate space on the proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).

So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of the nominees and any officer and (2) there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

The directors of SITO Mobile have diverse backgrounds that provide experience and expertise in a number of areas particularly relevant to the Company. The Governance and Nominating Committee considers the particular qualifications and experience of directors standing for re-election and potential nominees for election and strives to nominate a Board that has expertise in a number of areas critical to the Company.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Director Nominees

Jonathan Bond, age 62, joined our Board of Directors on July 14, 2018 and has served as Non-Executive Chairman of the Company since August 9, 2018. Mr. Bond is the founder of Tomorro LLC, an open source marketing innovation consultancy, where he served as the Chief Tomorroist from June 2013 to July 2017, when the company was acquired by Shipyard Inc. He served as the Co-Chairman of the board of directors of Shipyard Inc. from January 2016 to July 2018. He has over 30 years of experience in the advertising and marketing industry. Mr. Bond has developed several significant companies and marketing concepts during his career, including past board, advisory and investor roles at Sonobi, Storylines Cruises, White Ops, Data Xu, Crimson Hexagon and Kinin wellness pods. From December 2010 to October 2012, Mr. Bond was the CEO of Big Fuel, a leading social media agency (now owned by Publicis). Mr. Bond was also the co-founder and CEO of Kirshenbaum Bond and Partners (now owned by MDC Partners Inc.).

Because of Mr. Bond’s vast marketing and social media experience, our Board has concluded that Mr. Bond is qualified to serve as a member of our Board.

Steven Bornstein, age 67, joined our Board on September 7, 2017. Since October 2015, Mr. Bornstein has served as the Chairman of the esports division of Activision Blizzard, Inc., a video game developer, and since 2015, he has been a consultant to the Raine Group, a merchant bank focused on media and telecommunications. Mr. Bornstein served as the Chief Executive Officer of the NFL Network from 2003 to 2014, where he launched the network and managed the NFL’s media and sponsorship assets. He also previously served as the Chief Executive Officer of ESPN and the President of ABC Inc. and ABC Sports. Since 2014, Mr. Bornstein has served on the board of directors of Whip Networks and Second Spectrum, two privately held companies, and he serves as the Chairman of the Board of the V Foundation for Cancer Research.

Because of Mr. Bornstein’s experience in the media industry and building global brands in the media sector, our Board has concluded that Mr. Bornstein is qualified to serve as a member of our Board.

Brant (Bonin) Bough, age 41, joined our Board on July 14, 2018. Mr. Bough is considered a transformative activator, known for leading some of the industry’s largest and most innovative global media investments across digital, television, print, and outdoors, as well as a television host and an author. Since October 2014, Mr. Bough served as Chief Growth Officer of Bonin Ventures, a company that he founded, which connects startups with large brands to increase their growth. From February 2012 until August 2016, Mr. Bough served as a Vice President and Chief Media & eCommerce Officer at Mondelēz International (formerly Kraft Foods) (NASDAQ: MDLZ), where he created some of the first marketing programs across Facebook, Twitter, YouTube, Paramount Films, ABC, NBC and Fox, among others, and fostered partnerships with companies such as Instagram, Foursquare, and Buzzfeed. Prior to his time at Mondelēz International, Mr. Bough led digital marketing globally for PepsiCo, Weber Shandwick and Ruder Finn.

Because of Mr. Bough’s extensive marketing and social media experience, our Board of Directors has concluded that Mr. Bough is qualified to serve as a member of our Board.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Steven (Steve) Felsher, age 70, joined our Board on July 14, 2018. Mr. Felsher is an experienced executive with respect to finance, administration, governance and other aspects of public and private company management. Mr. Felsher spent a substantial portion of his career with Grey Global Group Inc., a global marketing services company, where he served as a senior executive from 1979 until 2007, most recently as a Vice Chairman and Chief Financial Officer. Since January 2011, Mr. Felsher has been a Senior Advisor at Quadrangle Group LLC, a private investment firm focused on the information and communications technology sectors, where he previously served as a member of its Investment and Valuation Committee. In addition, Mr. Felsher is an Investment Partner of Armory Square Ventures, a venture capital fund that focuses on investments in early-stage technology companies. Mr. Felsher has served as a member of the board of directors of numerous companies. In addition, Mr. Felsher is a long-time trustee of the Brooklyn Academy of Music and is a trustee of the BAM Endowment Trust, which oversees BAM’s endowment. Mr. Felsher is also a Fellow, Trustee and Treasurer of the New York Academy of Medicine and a director of the Muscular Dystrophy Association.

Because of Mr. Felsher’s extensive marketing, management and corporate governance experience, our Board of Directors has concluded that Mr. Felsher is qualified to serve as a member of our Board.

Brett O’Brien, age 46, joined our Board on July 24, 2018. Since 2012, Mr. O’Brien has been the Senior Vice President and General Manager at Gatorade, a subsidiary of PepsiCo (NASDAQ: PEP). He is currently responsible for leading Gatorade’s North American business including innovation, retail strategy, sports marketing and integrated consumer engagement programs. Prior to Gatorade, Mr. O’Brien oversaw Pepsi’s Mountain Dew, AMP Energy, Sierra Mist and Pepsi’s flavored soft drink brands.

Because of Mr. O’Brien’s extensive marketing experience, our Board of Directors has concluded that Mr. O’Brien is qualified to serve as a member of our Board.

Chad Nelson, age 48, joined our Board on July 23, 2019. Mr. Nelson currently serves as the Managing Partner of Invenire Capital, LLC, a private investment management and financial advisory firm Mr. Nelson founded in January 2017. Prior to launching Invenire, Mr. Nelson held various positions with Thomson Horstmann & Bryant, Inc., a private boutique investment management firm specializing in micro and small cap equity strategies, from February 1999 through March 2017, including Principal, Chief Investment Officer, Portfolio manager, and Director of Research.

Mr. Nelson began his career in 1995 in the asset management division of Lazard Limited, both London and New York offices, a leading financial advisory and asset management firm that advises on mergers, acquisitions, restructuring, capital structure and strategy. Mr. Nelson has been a CFA® charter holder since 1999 and is a member of the New York Society of Security Analysts.

Because of Mr. Nelson’s extensive finance experience, our Board of Directors has concluded that Mr. Nelson is qualified to serve as a member of our Board.

Thomas J. Pallack, age 64, joined our Board and was appointed interim Chief Executive Officer of the Company on June 5, 2017. On June 26, 2017, Mr. Pallack was appointed Chief Executive Officer of the Company. From 2005 until joining the Company, Mr. Pallack served as Chief Executive Officer and Head of Sales of SBV Solutions — Strategic Business Velocity, a software sales company that he co-founded. Mr. Pallack’s background encompasses more than 30 years of sales, sales operations, financial and business development experience with global technology software companies such as Oracle, Ariba and Consilium.

Because of Mr. Pallack’s experience in sales, strategic planning and technology industry financial transactions, as well as his service as a corporate advisor to public and private company boards, our Board has concluded that Mr. Pallack is qualified to serve as a member of our Board.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Required Vote

The seven (7) nominees for director who receive the most affirmative votes of shares outstanding as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter will be elected to serve as directors. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the approval of the amendment.

BOARD RECOMMENDATION

Our Board recommends a vote “FOR” the election of all seven (7) of our Board’s nominees.

PROPOSAL NO. 2: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH THE MERGER WITH MEDIAJEL, INC.

Overview

On September 14, 2019, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MediaJel, Inc., a Nevada corporation (“MediaJel”), MJ Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), and Jonathan Black, as the representative of the equity holders of MediaJel. Pursuant to the Merger Agreement, Acquisition Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into MediaJel with MediaJel surviving the merger and becoming a wholly owned subsidiary of the Company (the “Merger”).

Under the Merger Agreement, in exchange for all of the issued and outstanding capital stock of MediaJel, the Company will issue 20,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), to MediaJel’s stockholders, subject to certain adjustments (i) based on the amount of cash held by MediaJel at closing and (ii) if the volume-weighted average price of the Company’s Common Stock for the ten trading days immediately prior to the closing is less than $0.65. The cash adjustment will be made on a pre-closing basis and without taking into consideration any transaction expenses payable by MediaJel. Options and warrants exercisable for shares of MediaJel capital stock will be converted into or replaced with an option or warrant, as applicable, representing the right to acquire, on substantially the same terms and conditions, a number of shares of the Company’s Common Stock determined according to the exchange ratio described in the Merger Agreement.

Parties to the Merger

MediaJel provides state-of-the-art advertising solutions for the digitally converged world, helping brands conquer and identify fragmentation created by today’s consumers researching buying decisions on multiple fixed and mobile devices. MediaJel helps brands influence decision-making at the individual level – not the device level – and converge multiple identities to minimize waste, maximize spend and significantly increase conversion rates. MediaJel’s primary focus is on the cannabis industry, a business vertical primed for TV advertising. While the Federal Communications Commission (FCC) prohibits cannabis advertisements on network and cable television, such restrictions do not impact over-the-top (OTT) streaming, the fastest growing segment of the video industry.

MJ Acquisition Corp. is a Nevada corporation and a wholly owned subsidiary of the Company. It was formed solely for the purpose of effecting the merger and the transactions contemplated by the merger agreement, and it has not engaged in any other business.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Reason for the Merger

The Company perceives MediaJel to have a superior staff of engineers that can assist the Company in solidifying its technology platforms and increase its value-added offerings to its customer base. MediaJel has extensive tech engineering personnel that will generate new and highly sophisticated frontend platforms (i.e., dashboards) to provide our customers with advanced data analytics. MediaJel’s state-of-the-art advertising solutions directly coincide with the Company’s core business and should provide an immediate impact and incremental effect on profitability. MediaJel’s focus on the cannabis industry is expected to provide a new industry vertical previously not available to the Company. Currently, there are no restrictions on cannabis advertising using over-the-top streaming, as there are on television advertising

MediaJel has an experienced and talented leadership team, which should bolster the team in place at SITO, providing a transformative impact and vision. The combined entities are expected to capitalize on identified synergies, especially in the areas video streaming and digital advertising.

Summary of the Transaction

Under the Merger Agreement, in exchange for all of the issued and outstanding capital stock of MediaJel, the Company will issue 20,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), to MediaJel’s stockholders, subject to certain adjustments. The number of shares issued to the former MediaJel stockholders will be adjusted based on the amount of cash held by MediaJel at closing (the “Closing Adjustment”), with fewer shares being issued if such amount is less than $250,000. The Closing Adjustment will be made on a pre-closing basis and without taking into consideration any transaction expenses payable by MediaJel.

Additionally, the number of shares to be issued to MediaJel stockholders will be increased if the volume-weighted average price of the Company’s Common Stock for the ten trading days immediately prior to the closing (the “Closing Date Share Value”) is less than $0.65. If the Closing Date Share Value is less than $0.65, then a number of additional shares of the Company’s Common Stock will be issued to the former MediaJel stockholders, which shall be equal to the lesser of (a) 5,000,000 shares or (b) the product of (A) (i) the quotient obtained by taking $13,000,000 and dividing it by the Closing Date Share Value less (ii) 20,000,000 shares reduced by any Closing Adjustment, and (B) the Closing Date Share Value. For example, if the Closing Date Share Value is $0.64 (and assuming there is no Closing Adjustment), the Company would issue a total of 22,000,000 shares of Common Stock to the former MediaJel stockholders.

Options and warrants exercisable for shares of MediaJel capital stock will be converted into or replaced with an option or warrant, as applicable, representing the right to acquire, on substantially the same terms and conditions, a number of shares of the Company’s Common Stock determined according to the exchange ratio described in the Merger Agreement. For example, based on an assumed Closing Date Share Value of $0.798, which is the 10-day volume-weighted average price of the Company’s Common Stock as of October 11, 2019, an option or warrant exercisable for one share of MediaJel common stock would be converted into or replaced with an option or warrant, as applicable, to purchase 0.88 shares of the Company’s Common Stock.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Board Composition and Management

The Company has agreed that upon consummation of the Merger, the MediaJel stockholders will have the right to designate three persons who will be appointed to the Company’s board of directors. Additionally, the Company will agree, subject to their continued ownership of certain percentages of the shares of the Company’s Common Stock acquired by the MediaJel stockholders in connection with the Merger, to cause the slate of nominees standing for election, and recommendation by the Board, at the 2020 and 2021 annual meetings of the Company’s stockholders to include up to three persons designated by the former MediaJel stockholders. MediaJel’s stockholders will, upon consummation of the Merger, agree that during the time that such MediaJel stockholders may appoint designees to the Company’s board of directors, they will vote the shares of the Company’s Common Stock in favor of the Company’s nominees for directors and not contrary to the recommendations of the Company’s board of directors on other matters.

Jake Litke, the Chief Executive Officer of MediaJel, and Jonathan Black, the Chief Operations Officer of MediaJel, will continue to run MediaJel after the transaction and will be appointed as Chief Executive Officer and Chief Operations Officer, respectively, of the Company upon consummation of the Merger and will enter into employment agreements with the Company. Gregg H. Saunders, the current acting Chief Financial Officer of the Company, will remain as Chief Financial Officer following the Merger. Tom Pallack, the Company’s current Chief Executive Officer, will transition to the role of a consultant to the Company.

Registration Rights

The shares of Common Stock to be issued in connection with the Merger and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company will however take efforts to register the shares issued to MediaJel in connection with the contemplated transaction, as per a related registration rights agreement entered into between the parties.

The Company has also agreed to grant certain registration rights in favor of such MediaJel stockholders, including the requirement that the Company file a resale shelf registration statement with the Securities and Exchange Commission (the “SEC”) and customary “piggyback” registration rights.

The registration rights agreement will also provide that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Capitalization and Dilution

As of October 11, 2019, the Company’s and MediaJel’s capitalization is as follows:

	Shares authorized	Par value	Shares outstanding	Percentage of ownership (%)
SITO Mobile, Ltd.
Capitalization as of October 11, 2019:
Common stock, current SITO stockholders	100,000,000	$0.001	25,641,812	100.0%
Preferred stock	5,000,000	$0.001	-	0.0%
Warrants(1)(2)			2,820,000	0.0%
Stock options(1)(3)			1,013,750	0.0%
Restricted stock units(1)(4)			1,263,520	0.0%
MediaJel, Inc.
Anticipated capitalization as of October 11, 2019:
Common stock	47,445,652		16,993,586
Preferred stock	2,554,348		2,521,739
Warrants			1,755,919
Stock options			1,380,000

(1)	As of October 15, 2019, the Company’s stock equivalents (i.e., warrants, stock options) are anti-dilutive - - meaning the market price of the Company’s Common Stock is less than the exercise price of the stock equivalents. The Restricted Stock Units are not considered dilutive at the current time.

(2)	2.5 million warrants are held by note holders, some of who are stockholders, and are exercisable at $1 per 1 share of Company Common Stock. The 320,000 balance of warrants outstanding are exercisable at $6.25 per 1 share of Company Common Stock. The warrants exercise periods terminate in 2021 through 2022.

(3)	The stock options have exercise prices ranging from $1.16 to $6.66 per 1 share of Company Common Stock and expire through March 2026. The stock options are held by current employees or terminated employees who have ninety (90) days from termination to exercise or forfeit their options.

(4)	The restricted stock units (“RSU”) are non-vested and held by employees of the Company.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Based on the terms of the transaction as summarized above, excluding the effect of any cash adjustment, the effect of the Merger on the existing stockholders of the Company may be as presented in the following table. The table presents the effect on existing shares outstanding and the effect on the total amount of “as if” shares outstanding. “As-if” shares outstanding assumes that all stock equivalents (i.e., warrants, stock options, and RSUs) are converted into shares of the Company’s Common Stock.

	Shares outstanding	Pre-transaction (%) of ownership	Post-transaction (%) of ownership
Based on shares outstanding at October 11, 2019:
Pre-transaction	25,641,812	100.0%	56.2%
Shares issued on acquisition:
SITO common stock issued to MediaJel stockholders	20,000,000		43.8%

Post-transaction	45,641,812		100.0%

Based on “as-if’ shares outstanding at October 11, 2019:
Pre-transaction – common stock shares outstanding	25,641,812
Shares “as-if” all stock equivalents are exercised	5,097,270
	30,739,082	100.0%	57.5%

Common shares to be issued to MediaJel	20,000,000
Warrants to purchase SITO Common Stock	1,545,209
Stock options to purchase SITO Common Stock	1,214,400
	22,759,609		42.5%

Common shares outstanding, if all stock equivalents are converted	53,498,691		100.0%

As of October 11, 2019, the volume-weighted ten-day average trading price of the Common Stock of the Company as traded on the NASDAQ has been $0.798 per share, based on the closing price of the shares on such exchange.

As of October 11, 2019, based on the NASDAQ closing price of the Company’s shares of $0.74, the value assigned to MediaJel is $14.8 million and $16.8 million based on issuance of 20,000,000 and 22,759,609 “as-if” shares of Common Stock at closing, respectively.

The foregoing summary of the Merger Agreement, the Merger and the agreements the Company and its stockholders have entered and will enter into with MediaJel and MediaJel’s stockholders does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Appendix A hereto and the terms of which are incorporated herein by reference.

As a result of the foregoing, stockholders and investors are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, MediaJel or any other party. Stockholders and investors are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Board of Directors Approval

The Merger Agreement has been approved by the respective boards of directors of the Company, Acquisition Sub and MediaJel. The Company’s board further determined that the MediaJel stockholders are “exempt persons” under that certain Section 382 Tax Benefits Preservation Plan dated as of April 3, 2017. The consummation of the proposed Merger is subject to the receipt of the requisite approval of the stockholders of each of the Company and MediaJel and the fulfillment of certain other conditions, including the continued listing of the Company’s Common Stock on the NASDAQ.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

On September 16, 2019, the Company and MediaJel issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Appendix A hereto.

Following is a representative balance sheet of MediaJel:

MediaJel, Inc.

Balance Sheet

As of July 31, 2019

Assets
Current Assets:
Cash	$		3,417
Accounts receivable			109,701
Other assets:
Deposit		15,500
Cash advances		24,014
Miscellaneous		675	40,189

Total current assets			153,308

Noncurrent assets:
Goodwill			124,999
Investments			50,000
ROU Operating lease asset, net			951,758

Total noncurrent assets			1,126,757

Total assets	$		1,280,065

Liabilities and Stockholders' Equity
Liabilities:
Current liabilities:
Accounts payable			$300,535

Noncurrent liabilities:
ROU Operating lease liability			974,683.65
Total liabilities			1,275,219

Stockholders' Equity
Common stock			579
Preferred stock			2,522
Additional paid-in capital			3,268,828
Accumulated deficit			(3,267,083)

Total stockholders' equity			4,846
Total liabilities and stockholders' equity			$1,280,065

The balance sheet was not prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) since it is a privately held company, which is currently subject to audit by a known CPA firm. Upon completion of the merger, the financial statements of MediaJel will be prepared in accordance with US GAAP and consolidated into the financial statements of SITO, to show the combined entity. MediaJel has extensive tech engineering personnel that will generate new and highly sophisticated dashboards to provide our customers with advanced data analytics. MediaJel is a company that has expertise in the Cannabis industry and its plans are geared towards the digital advertising market to become the leader within that ad space, which combined with SITO’s sales force and market position is expected to create a highly dynamic, incremental and formidable presence.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

MediaJel, Inc. - Merger Proposal

It is a condition to consummation of the Merger Agreement that SITO stockholders approve the issuance of shares of Common Stock in the Merger.

The Company’s Common Stock is listed on the NASDAQ and, as such, the Company is subject to the NASDAQ Listing Rules. NASDAQ Listing Rule No. 5635(b), the NASDAQ “Change of Control Rule”, requires stockholder approval before the issuance of securities when the issuance or potential issuance of securities will result in a change of control of the Company. NASDAQ defines a change of control as occurring when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power of a company, and such ownership or voting power would be the largest ownership position. Additionally, NASDAQ Listing Rule No. 5635(d), the NASDAQ “20% Rule”, requires stockholder approval before the issuance of 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price per share that is less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement (such lower price, the “Nasdaq Minimum Price”)

If the Merger is consummated pursuant to the Merger Agreement, the Company expects to issue approximately 20 million shares of its Common Stock and, on the closing date, it may issue as many as 25,000,000 shares of its Common Stock. Therefore, , based on the number of shares of Common Stock of the Company outstanding as of October 11, 2019, the issuance would represent approximately 43.8% and may equal as much as 46.2%, of the outstanding Common Stock as of the closing. Options and warrants to purchase additional shares of Company Common Stock will also be issued to holders of options and warrants to purchase MediaJel common stock. As such, the former MediaJel stockholders would acquire more than 20% of the outstanding shares of Common Stock of the Company.

Additionally, because the effective price per share of Common Stock to be issued to the former MediaJel stockholders pursuant to the Merger Agreement is based on a 10-day volume weighted average trading price, it is possible that the issuance will have an effective price per share that is less than the NASDAQ Minimum Price.

Accordingly, the Company believes that stockholder approval for the issuance of shares in connection with the MediaJel merger is required under the NASDAQ Change of Control Rule and may also be necessary under the NASDAQ 20% Rule. Moreover, it is a condition to consummation of the Merger Agreement that SITO stockholders approve the issuance of shares of Common Stock in connection with the merger.

As such, in accordance with the NASDAQ Listing Rules and the Merger Agreement, the Company seeks the approval of its stockholders for (i) the issuance of up to 25,000,000 shares of Common Stock pursuant to the Merger Agreement and (ii) the issuance of options and warrants to purchase up to an additional 5 million shares of Common Stock pursuant to the Merger Agreement (collectively, the “MediaJel Securities Issuance”).

In the event that the Company’s stockholders holding a majority of the Company’s voting common shares do not approve the issuance of the Common Stock representing the full amount of consideration to be transferred in the Merger with MediaJel, the merger will not be consummated and the Company will be responsible for the payment of a “break fee” to MediaJel in the amount of $1,250,000. In the event the share issuance proposal is approved by the Company’s stockholders, but the Merger Agreement is terminated (without the merger being consummated), the Company will not issue any shares of its Common Stock as a result of the approval of the Merger Agreement proposal.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Approval of the MediaJel Securities Issuance proposal requires the affirmative vote of a majority of votes cast by SITO stockholders present in person or by proxy at the SITO Mobile, Ltd. annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the MediaJel Securities Issuance and broker non-votes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION

Our Board Recommends a Vote “FOR” the approval of the MediaJel Securities Issuance.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board completed a competitive process to select the Company’s independent registered public accounting firm on January 10, 2018. As a result of this process, the Audit Committee of our Board appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018 and for the fiscal year ending December 31, 2019. Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing BDO USA, LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2019. Proxies will be voted FOR the ratification of the appointment of BDO USA, LLP unless the proxy contains instructions otherwise.

If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain BDO USA, LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

A representative of BDO USA, LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

Dismissal of RBSM, LLP

On January 10, 2018, we dismissed RBSM, LLP as our independent registered public accounting firm. The decision to change accountants was approved by our Audit Committee.

The audit reports of RBSM, LLP on the Company’s financial statements as of and for the fiscal years ended December 31, 2016 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and December 31, 2017 and through the date of dismissal of RBSM, LLP, there were no disagreements between the Company and RBSM, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RBSM, LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the fiscal years ended December 31, 2016 and December 31, 2017 and through the date of dismissal of RBSM, LLP, none of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred and the Company did not consult with BDO USA, LLP regarding any subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Required Vote

Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 will require the affirmative vote of a majority of the shares of our Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists. In the absence of voting instructions, a bank, broker or other nominee may vote a holder’s shares in its discretion with respect to this proposal.

BOARD RECOMMENDATION

Our Board Recommends a Vote FOR the Ratification of the Appointment of BDO USA, LLP for Fiscal Year 2019.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

BDO served as our principal accountant for the fiscal year ended December 31, 2018. In connection with filing the Form 10-K, our Audit Committee reviewed and discussed with representatives of BDO and with our management our audited financial statements for the twelve months ended December 31, 2018, and the matters required to be discussed by the Statement on Auditing Standards, as amended.

Audit Fees

Audit fees include fees for the audit of our annual financial statements included in our Forms 10-K and for the review of our quarterly financial statements included in our Forms 10-Q. The aggregate audit fees billed and expected to be billed for the years ended December 31, 2018 and December 31, 2017, respectively, were $359,263 and $286,000.

Audit-Related Fees

The aggregate fees billed for assurance and related services by BDO that are reasonably related to the performance of the audit or review of the Company’s financial statements for the year ended December 31, 2018 were $143,072. Such fees were for services including valuation of RSUs, SAB 99 evaluation, the Company’s filing of a Registration Statement on Form S-8, procedures related to internal investigations and BDO’s review of the Company’s ability to continue as a going concern. No such fees were billed for the year ended December 31, 2017.

Tax Fees

No fees were billed for professional services rendered by BDO for tax compliance, tax advice, and tax planning for the years ended December 31, 2018 and December 31, 2017.

All Other Fees

No non-audit fees were billed to the Company by BDO for the year ended December 31, 2018 or the year ended December 31, 2017.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

Pre-Approval of Audit and Non-Audit Services

Pursuant to applicable law, and as set forth in the terms of its charter, the Audit Committee of the Board of Directors is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. Any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by BDO, LLP described above were attributable to services pre-approved by the Audit Committee.

Work Performed by Others

The percentage of hours expended on BDO’s engagement to audit our financial statements for the fiscal year ended December 31, 2018, that were attributed to work performed by persons other than BDO’s full-time, permanent employees was less than 50 percent.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors and has other duties and functions as described in its charter.

Company management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm in fiscal year 2018 was compatible with maintaining our registered public accounting firm’s independence and has concluded that it was.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted by the Audit Committee,

Jonathan Bond

Steven Felsher, Chair

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the requirements of the SEC, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our board of directors and compensation committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2018 and how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The compensation committee and our board of directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

Following a vote by our stockholders in 2013 on how frequently the Company should conduct say-on-pay votes, the Company currently conducts say-on-pay votes on a triennial basis. We again are asking stockholders to vote on how frequently we should conduct a say-on-pay vote. See Proposal No. 5 below.

Required Vote

Approval of the compensation of our named executive officers will require the affirmative vote of a majority of the shares of our Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the approval of the amendment.

BOARD RECOMMENDATION

Our Board Recommends a Vote FOR the Advisory Resolution to Approve the Compensation of our Named Executive Officers.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

PROPOSAL NO. 5: ADVISORY VOTE ON THE FREQUENCY OF FURTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Act requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company should seek from its stockholders a non-binding advisory vote (similar to Proposal No. 4 above) on the compensation disclosed in the Company’s proxy statement of its executive officers who are named in the proxy statement’s summary compensation table for the year in question (the “named executive officers”). By voting on this frequency proposal, stockholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur every one, two or three years. Stockholders may also abstain from voting on the proposal.

The Board of Directors has determined that an advisory vote by the Company’s stockholders on named executive officer compensation that occurs every three years is the most appropriate alternative for the Company. The Company’s executive compensation is designed to support long-term value creation and therefore the advisory vote by shareholders every three years would be aligned with the goal of the Company’s compensation plan.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years when you vote in response to this proposal, and you may also abstain from voting on the proposal. Your vote on this proposal is not a vote to approve or disapprove of the Board’s recommendation, but rather is a vote to select one of the options described in the preceding sentence. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been recommended by the stockholders. However, because this vote is advisory and not binding on either the Board of Directors or the Company, the Board of Directors may subsequently decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation that differs in frequency from the option that received the highest number of votes from the Company’s stockholders at the Annual Meeting.

BOARD RECOMMENDATION

Our Board Recommends that the stockholders vote to conduct an Advisory Stockholder Vote Every Three Years On The Compensation Of The Company’s Executive Officers Named in the proxy statement’s summary compensation table for that year.

SITO MOBILE, LTD.

The Newport Corporate Center, 100 Town
Square Place, Suite 204
Jersey City, New Jersey 07310

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting of stockholders other than the items referred to above. If no other matter is properly brought before the meeting for action by stockholders, proxies returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: The Proxy Advisory Group, LLC, at (212) 616-2180.

The Proxy Advisory Group, LLC®

18 East 41st Street, Suite 2000

New York, New York 10017-6219

(212) 616-2180

info@proxyadvisory.net

Appendix A

Execution Version

Agreement and Plan of Merger

by and among

MediaJel, Inc.

SITO Mobile, Ltd.,

MJ Acquisition Corp.

and

Jonathan Black, as the Representative

September 14, 2019

Exhibits

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Stockholders Agreement
Exhibit C	Form of Voting and Support Agreement
Exhibit D	Form of Letter of Transmittal

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 2.3(vi)	Excluded Contracts with Related Parties
Schedule 4.8	Absence of Changes
Schedule 5.1(b)	Conduct of Business
Schedule 5.12	Appointees

Agreement and Plan of Merger

This Agreement and Plan Of Merger (this “Agreement”), dated as of September 14, 2019, is by and among MediaJel, Inc., a Nevada corporation (the “Company”), SITO Mobile, Ltd., a Delaware corporation (“Parent”), MJ Acquisition Corp., a Nevada corporation and direct wholly owned subsidiary of Parent (“Acquisition Sub”), and Jonathan Black, as the representative of the Equityholders (the “Representative”).

Background

Whereas, Parent has formed Acquisition Sub for the purpose of merging Acquisition Sub with and into the Company, with the Company becoming a wholly-owned subsidiary of Parent;

Whereas, the board of directors of the Company has approved and declared the advisability of this Agreement, and deemed it advisable and in the best interests of its stockholders to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement and recommended that this Agreement be adopted by the Company Stockholders;

Whereas, the boards of directors of Parent (on its own behalf and as the sole stockholder of Acquisition Sub) and Acquisition Sub have approved and declared the advisability of this Agreement, and deemed it advisable and in the best interests of their respective stockholders to consummate the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement and, in the case of the board of directors of Parent, recommended that the issuance of the Parent Shares (as defined below) be approved by the Parent Stockholders;

Whereas, in order to induce Parent and Acquisition Sub to enter into this Agreement, Company Stockholders holding at least a majority of Company Capital Stock are expected to execute a written consent adopting this Agreement and approving the Merger promptly after the execution and delivery of this Agreement;

Whereas, following the execution of this Agreement, Parent will solicit and use commercially reasonable efforts to obtain the approval of the Parent Stockholder Approval Matters by the Parent Stockholders holding a majority of the issued and outstanding shares of Parent Common Stock;

Whereas, in order to induce the Company to enter into this Agreement and in furtherance of the foregoing, certain Parent Stockholders will enter into Voting and Support Agreements with the Company pursuant to which such Parent Stockholders will agree, among other things, to vote all of their shares of Parent Common Stock in favor of the Merger; and

Whereas, the Company and Parent intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and, by approving the resolutions authorizing this Agreement, to adopt this Agreement as a “plan of reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Terms

Now therefore, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Article I

Definitions

Section 1.1 Certain Definitions. As used herein, the terms below shall have the following meanings.

“Accredited Investor” means any Person that is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

“Acquisition Proposal” means, with respect to a party, any offer or proposal, relating to any transaction or a series of related transactions involving: (i) any purchase or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of the outstanding voting securities of such party or any tender offer or exchange offer or other proposed acquisition of voting securities of such party, (ii) any merger, consolidation, business combination or similar transaction, (iii) any sale, lease (other than in the Ordinary Course of Business), transfer, distribution, acquisition or disposition of a substantial portion of the assets of such party (including the assets of its subsidiaries), or (iv) liquidation or dissolution of such party or any material subsidiary of such party (provided, however, that the transactions contemplated hereby shall not be deemed an Acquisition Proposal in any case).

“Action” means any action, writ, formal demand or claim, suit, litigation, proceeding, arbitration or mediation of any nature by or before any Governmental Entity, whether civil, criminal, administrative, judicial, investigative, regulatory or otherwise, whether at law or in equity, whether public or private.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Aggregate Series Seed Preference Payments” means, if applicable, the product of (a) the Series Seed Preference Payment and (b) the number of Series Seed Shares issued and outstanding immediately prior to the Effective Time.

“Allocable Percentage” means, with respect to a particular Company Stockholder, that percentage equal to a fraction: (a) the numerator of which is the aggregate number of Parent Shares such Company Stockholder is entitled to receive under Section 2.8(a); and (b) the denominator of which is the total number of Parent Shares all Company Stockholders are entitled to receive under Section 2.8(a).

“Articles of Incorporation” means the Company’s Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada on March 22, 2017, as amended through the date hereof.

“Assets” means all of the properties, assets and rights of any kind, whether tangible or intangible, real or personal or mixed, which are used by the Company or Parent, as applicable, and their respective Subsidiaries in connection with the operation of their respective businesses, as each is currently conducted.

“beneficial owner” and “beneficially own” shall be determined with reference to Section 13(d) of the Exchange Act.

“Break Fee” means an amount equal to $1,250,000.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the State of Delaware or State of New York.

“Business” means the Company’s business of mobile digital advertising and marketing.

“Cash” means, without duplication, the aggregate amount of all cash and cash equivalents determined in accordance with GAAP (including marketable securities, short term investments, liquid instruments, petty cash, deposits in transit to the extent there has been a reduction of receivables on account therefor, the amount of any received and uncleared checks, wires or drafts, but not including the amount of any issued but uncleared checks, wires or drafts).

“Closing Consideration” means the product of Consideration Shares and the Closing Date Share Value.

“Closing Date Share Value” means the weighted average closing price of the Parent Common Stock reported by the Nasdaq Capital Market for the ten trading days immediately prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

“Common Exchange Ratio” means the quotient obtained by dividing (a) (i) the Closing Consideration less (ii) the Aggregate Series Seed Preference Payments (if applicable) by (b) the product of (i) the number of Fully Diluted Company Shares and (ii) the Closing Date Share Value.

“Common Share” means a share of Company Common Stock.

“Company Capital Stock” means, collectively, the Company Common Stock and the Series Seed Preferred Stock.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Material Adverse Effect” means, with respect to the Company or any of its Subsidiaries, any event, change, development, occurrence, effect or condition (each, a “Change”) which, individually or in the aggregate, has resulted in or results in a material adverse change in the Business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or to prevent or materially delay the ability of the Company to perform its obligations hereunder, including to consummate the transactions contemplated hereby, provided, however, that none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) the effect of any change that is generally applicable to businesses operating in the industry and markets in which the Company or any of its Subsidiaries operate, (ii) the effect of any change that is generally applicable to the United States economy or securities markets, or the world economy or international securities markets, (iii) the effect of natural disasters or weather-related or other force majeure events, (iv) the effect of national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, the outbreak or escalation of hostilities or acts of war, sabotage or terrorism, (v) the effect of any change in GAAP or applicable Regulations or (vi) any events or occurrences directly or indirectly related to the announcement or consummation of the transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of the Company or any of its Subsidiaries with their respective employees, customers, partners or suppliers related thereto); provided, further, that, the changes and effects in the case of clause (i), (ii), (iii), (iv) or (v) of this sentence do not disproportionately affect the Company or any of its Subsidiaries.

“Company Methodology” means the accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used by the Company in preparation of the Financial Statements.

“Company Options” means all outstanding options issued under the Stock Plan representing the right to acquire shares of Company Capital Stock.

“Company Product” means all product (including service) offerings, including all Software, of the Company and each of its Subsidiaries (a) that have been sold, licensed, distributed, marketed or otherwise provided, as applicable, within the past five years, (b) that the Company, or any of its Subsidiaries, is obligated to sell, license, distribute, market or otherwise provide pursuant to any Outbound License Agreement or Services Agreement or is otherwise obligated to maintain or support, or (c) for purposes of Section 3.18, that are currently under development and planned for release within six months after the Effective Time in the form contemplated by Company prior to the Effective Time, in each case excluding, for the avoidance of doubt, (1) Open Source Materials, or (2) any implementation, configuration, maintenance and support, or training or other non-custom services related to the Company Products provided to customers, sublicensors, value added resellers, systems integrators or other distributors or resellers in the ordinary course of business.

“Company Shares” means, collectively, the Common Shares and the Series Seed Shares.

“Company Source Code” means, collectively, any human-readable Software source code, or any portion or aspect of the Software source code, or any proprietary information or algorithm contained, embedded or implemented in, in any manner, any Software source code, in each case in any Company Product.

“Company Stockholders” means, collectively, the holders of Company Capital Stock.

“Consideration Shares” means 20,000,000 shares of Parent Common Stock less the Closing Adjustment, if any (the “Net Consideration”); provided, however, that if the Closing Date Share Value is less than $0.65 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), then a number of additional shares of Parent Common Stock shall be issued to the Equityholders which shall be equal to the lesser of (a) 5,000,000 or (b) the product of (A) (i) the quotient obtained by taking $13,000,000 and dividing it by the Closing Date Share Value less (ii) the Net Consideration, and (B) the Closing Date Share Value.

“Contract” means any legally binding agreement, arrangement, commitment, understanding, contract, lease, power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of Indebtedness, letter of credit, undertaking, employment agreement or license, whether oral or written.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

“Court Order” means with respect to any Person any judgment, decision, consent decree, injunction, ruling or order of any Governmental Entity that is expressly by its terms binding on such Person or its property under applicable Law.

“Default” means (a) any violation, breach or default, (b) the occurrence of an event that, with the passage of time, the giving of notice or both would, constitute a violation, breach or default or (c) the occurrence of an event that, with or without the passage of time, the giving of notice or both, would give rise to a right of termination, renegotiation or acceleration.

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other similar right of third parties.

“Environmental Law” means any applicable law, rule, regulation or Court Order of any Governmental Entity relating or pertaining to the public health and safety (including workplace health and safety) or the environment or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, or the health and safety of persons (including employees) or property relating to exposure to Hazardous Materials, including, (a) the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq., as amended; (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended; (c) the Clean Water Act, 33 U.S.C. § 1251 et seq., as amended; (d) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended; (e) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended; (f) the Emergency Planning and Community Right To Know Act, 42 U.S.C. § 11001 et seq., as amended; (g) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended; and (h) analogous Regulations implemented in any other country in which the Company conducts business.

“Environmental Permits” means Permits required pursuant to any Environmental Law.

“Equityholders” means, collectively, all of the Company Stockholders and the holders of Company Options and Company Warrants.

“ERISA Affiliate” means any Person that, together with the Company or any Subsidiary, is treated as a single employer under Sections 414 of the Code or Section 4001(b)(1) of ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Agent” means such bank or other institution as selected by the Parent to serve the purpose of distributing the Parent Shares in exchange for Company Capital Stock.

“Export/Import Laws” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130), the Export Administration Act of 1979 (50 U.S.C. 2401-2420), the International Economic Emergency Powers Act (50 U.S.C. 1701-1707), the Trading with the Enemy Act (50 U.S.C. App. §§ 5, 16), the Export Administration Regulations (EAR) (15 CFR 730-774), the various Regulations administered by the U.S. Office of Foreign Assets Control of the Department of Treasury (31 CFR Parts 500-598), the Laws administered by Customs and Border Protection (19 CFR Parts 1-199) and all other Laws of the United States regulating exports, imports or re-exports to or from the United States, including the export or re-export of goods, services, commodities, supplies, technology or technical data and software from the United States, and the conduct of business outside the United States.

“Financial Statements” means, collectively, the Year-End Financial Statements and the Interim Financial Statements.

“Fully Diluted Company Shares” means, as determined immediately prior to the Effective Time, the aggregate number of Common Shares (i) issued and outstanding and (ii) into which all outstanding shares of Series Seed Preferred Stock are convertible into pursuant to the Articles of Incorporation.

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Entity” means any government, governmental entity, commission, board, agency or instrumentality, and any court, tribunal or judicial body, whether federal, state, county, local or foreign.

“Hazardous Substance” means any material, chemical, substance, mixture or waste that is capable of causing harm to or damaging man or any other living organism, the environment or natural resources, including, but not limited to, any material, chemical, substance, mixture or waste: that is designated, regulated or classified by any Law or Governmental Entity as a pollutant, a contaminant, toxic, hazardous, dangerous, infectious, carcinogenic, radioactive, explosive, biohazardous, controlled, special, industrial, reactive, corrosive, ignitable or flammable, or other words of similar meaning or effect, including noise, odor, vibration, electricity or heat, or that is otherwise subject to regulation, control, investigation, reporting or remediation under any Laws or by any Governmental Entity; or that is or contains any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, radon gas, ozone-depleting substances, greenhouse gases, petroleum products, by-products, components, distillates or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, without duplication, (a) any obligations of the Company or any of its Subsidiaries for borrowed money (including all obligations for principal, interest premiums, penalties, fees (including prepayment fees or penalties), expenses and breakage costs), (b) any obligations of the Company or any of its Subsidiaries evidenced by any note, bond, debenture or other debt security, (c) any obligations of the Company or any of its Subsidiaries for or on account of the deferred purchase price of property (excluding trade payables incurred in the Ordinary Course of Business), including leases required by GAAP to be capitalized, (d) any obligations of a Person, other than the Company or its Subsidiaries, secured by an Encumbrance against any of the Assets, (e) all obligations of the Company or any of its Subsidiaries for the reimbursement of “direct-pay” letters of credit (as compared to “stand-by” letters of credit which are issued as security for a payment obligation), bankers’ acceptance or similar credit transactions, (f) any obligations of the Company or any of its Subsidiaries under any currency or interest rate swap, hedge or similar protection device or any other derivative instruments, (g) any fees or expenses associated with obtaining the release and termination of any Encumbrances and (h) all obligations of the types described in clauses (a), (b), (c), (d), (e) and (f) above of any Person other than the Company or its Subsidiaries, the payment of which is guaranteed, directly or indirectly, by the Company or any of its Subsidiaries and includes both the current and long-term portions of such obligations (including unpaid interest thereon and all penalties, fees or expenses associated with the prepayment of any such obligations).

“Interim Balance Sheet Date” means June 30, 2019.

“Interim Balance Sheet” means the unaudited balance sheet of the Company as of the Interim Balance Sheet Date.

“Interim Financial Statements” means, collectively, the Interim Balance Sheet and the unaudited statements of operations and statement of cash flows of the Company for the six-month period ended on the Interim Balance Sheet Date.

“Investor Agreement” means that certain Series Seed Preferred Stock Investment Agreement dated as of February 14, 2019.

“IRS” means the Internal Revenue Service.

“Knowledge,” “Knowledge of the Company,” or “Knowledge of Parent” or any similar phrase, when used with respect to the Company, means the actual knowledge of Jake Litke and Jonathan Black after a review of this Agreement and participation in the preparation of the Company Disclosure Schedule and, when used with respect to Parent, means the actual knowledge of Tom Pallack and Tom Caldelaria after a review of this Agreement.

“Leased Real Property” means all Real Property described in the Real Property Leases.

“Liability” means any direct or indirect liability, Indebtedness, obligation, commitment, expense, deficiency, guaranty or endorsement of or by any Person, whether known or unknown, and whether accrued, absolute, contingent, matured or unmatured.

“Loss” means any loss, claim, demand, damage, liability, cost, interest, obligation, deficiency, assessment, judgment, penalty or reasonable out-of-pocket expense, including reasonable attorneys’ fees and disbursements.

“Major Customers” means the top ten customers of the Company and its Subsidiaries on a consolidated basis (based on the dollar amount of products or services purchased by such customers) for the last 12 months ended June 30, 2019.

“Major Suppliers” means the top ten suppliers of the Company and its Subsidiaries on a consolidated basis (based on the dollar amount of products supplied or services provided by such supplier) for the last 12 months ended June 30, 2019.

“Open Source Materials” means any Software or other material that is distributed as “free software,” “open source software” or pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including but not limited to the GNU General Public License (GPL), Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

“Ordinary Course of Business” or “Ordinary Course” or any similar phrase means the ordinary course of business, consistent with the past customs and practice of the Company or Parent, as applicable, and their respective Subsidiaries.

“Owned Real Property” means all Real Property owned in fee by the Company or a Subsidiary of the Company.

“Parent Benefit Plan” means each written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) (other than any “multiemployer plan” as defined in Section 3(37) of ERISA) and all bonus, stock or other security, option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, pension or supplemental retirement, profit sharing, “change in control,” termination, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefits plan, programs or arrangements, and any employment or executive compensation or severance agreements, written or otherwise, that are sponsored or maintained or entered into or required to be contributed to for the benefit of, or relating to, any present or former employee, director or consultant of the Parent or any Subsidiary of the Parent.

“Parent Common Stock” means the common stock, $0.001 par value per share, of Parent.

“Parent Material Adverse Effect” means, with respect to Parent or any of its Subsidiaries, any Change which, individually or in the aggregate, has resulted in or results in a material adverse change in the business, financial condition, results of operations or prospects of Parent and its Subsidiaries, taken as a whole, or to prevent or materially delay the ability of Parent to perform its obligations hereunder, including to consummate the transactions contemplated hereby, provided, however, that none of the following shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (i) the effect of any change that is generally applicable to businesses operating in the industry and markets in which the Parent, Acquisition Sub or any of their respective Subsidiaries operate, (ii) the effect of any change that is generally applicable to the United States economy or securities markets, or the world economy or international securities markets, (iii) the effect of natural disasters or weather-related or other force majeure events, (iv) the effect of national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, the outbreak or escalation of hostilities or acts of war, sabotage or terrorism, (v) the effect of any change in GAAP or applicable Regulations or (vi) any events or occurrences directly or indirectly related to the announcement or consummation of the transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of the Parent, Acquisition Sub or any of their respective Subsidiaries with their respective employees, customers, partners or suppliers related thereto); provided, further, that, the changes and effects in the case of clause (i), (ii), (iii), (iv) or (v) of this sentence do not disproportionately affect Parent, Acquisition Sub or any of their respective Subsidiaries.

“Parent Options” means stock options exercisable for shares of Parent Common Stock, which stock options may be issued to Equityholders in exchange for Company Options pursuant to this Agreement.

“Parent Share” means a share of Parent Common Stock.

“Parent Securities” means, collectively, the Parent Shares, Parent Options and Parent Warrants.

“Parent Stockholders” means, collectively, the holders of Parent Common Stock.

“Parent Stockholder Approval Matters” means, collectively, all matters requiring the approval of Parent Stockholders pursuant to Parent’s governing documents, the SEC and the rules of the exchange on which Parent Common Stock is listed, including the approval of the Parent Shares issued in connection with the Merger.

“Parent Warrants” means warrants exercisable for shares of Parent Common Stock, which warrants may be issued to Equityholders in exchange for Company Warrants pursuant to this Agreement.

“Permit” means each license, permit, franchise, approval, authorization, consent or order of, or filing with, any Governmental Entity necessary for the conduct of, or relating to the operation of, the Business as currently conducted.

“Permitted Encumbrances” means the Encumbrances set forth on Schedule 1.2 as well as (a) liens for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith, (b) statutory, mechanics’, laborers’ and materialmen’s liens arising in the Ordinary Course of Business for sums not yet due and payable, or being contested in good faith with adequate reserves on the books and records, (c) with regard to Real Property, (i) any and all matters of record in the jurisdiction where the Real Property is located, including restrictions, reservations, covenants, conditions, oil and gas leases, mineral severances and liens (other than monetary liens, including, statutory, mechanics’, laborers’ and materialmen’s liens that would not be included in clause (b)), (ii) any easements, rights-of-way, building or use restrictions, prescriptive rights, encroachments, protrusions, rights and party walls, and (iii) statutory and contractual landlord’s liens under leases pursuant to which the Company or a Subsidiary of the Company is a lessee and not in Default and any liens (including, mortgages, deeds of trust and other security agreements) on any landlord’s or sublandlord’s interest in real property pursuant to which the Company or a Subsidiary is a lessee or sublessee, in each of clauses (i), (ii) and (iii), that do not materially interfere with the present use of any of the Company’s or its Subsidiaries’ Real Property or otherwise materially impair the Company’s or its Subsidiaries’ operation of the Business, and (d) such other imperfections of title as do not materially detract from the value or otherwise materially interfere with the present use of any of the Company’s or its Subsidiaries’ properties or otherwise impair the Company’s or its Subsidiaries’ operation of the Business.

“Person” means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Entity.

“Personal Information” means information provided, disclosed or accessible to, or generated or collected by, the Company or any Subsidiary of the Company by or at the direction of any customer, employee, contractor or other third party that (i) identifies or can be used to identify an individual (including names, signatures, addresses, telephone numbers, e-mail addresses, IP addresses and other unique identifiers); or (ii) can be used to authenticate an individual (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers).

“Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and terminating upon the earlier to occur of the Effective Time and the termination of this Agreement pursuant to and in accordance with Section 7.1.

“Pre-Closing Tax Period” means any tax period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

“Privacy and Security Laws” means all (a) Regulations regarding (i) collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, retaining, destroying, and transferring and storing Personal Information, (ii) data breach notification, and (iii) direct marketing by electronic means and the placing and storing of information on user devices and (b) trespass, computer crime and other Regulations governing unauthorized access to or use of electronic data.

“Real Property” means all real property owned, leased or occupied by the Company or any of its Subsidiaries, together with all buildings, improvements and fixtures located thereon.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and among Parent and Equityholders, in substantially the form of Exhibit B attached hereto.

“Regulations” means, with respect to a particular Person, any laws, statutes, ordinances, regulations, rules, notice requirements, principles of law and agency guidelines of any Governmental Entity binding on such Person, but, for the avoidance of doubt, excludes Court Orders.

“Related Party” means (i) each Person who owns beneficially or of record at least 10% of the outstanding Company Shares, (ii) each individual who is an officer or director of the Company or any Subsidiary of the Company, (iii) each family member or Affiliate of any of the Persons referred to in clauses (i) or (ii) above and (iv) any trust or other Person (other than the Company or any Subsidiary of the Company) in which any one of the individuals referred to in clauses (i), (ii) and (iii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

“Series Seed Exchange Ratio” means (a) the Common Exchange Ratio plus, if applicable, (b) the quotient obtained by dividing (i) the Series Seed Preference Payment by (ii) the Closing Date Share Value.

“Series Seed Preference Payment” means $0.92 per share of Series Seed Preferred Stock.

“Series Seed Preferred Stock” means the Series Seed Preferred Stock, par value $0.01 per share, of the Company.

“Series Seed Share” means a share of Series Seed Preferred Stock.

“Services Agreement” means all non-exclusive licenses to use, access or market products or services of the Company or Parent, as applicable, granted to customers (directly or indirectly through third Person partners acting as sublicensors, value added resellers, systems integrators, original equipment manufacturers, or other distributors or resellers of any kind), sublicensors, value added resellers, systems integrators, original equipment manufacturers, or other distributors or resellers of any kind, by the Company or Parent, as applicable, or any of their respective Subsidiaries in the ordinary course of business.

“Stockholders Agreement” means the Stockholders Agreement to be entered into by and among Parent and the Equityholders, in substantially the form of Exhibit C attached hereto, pursuant to which, among other things, the Company Stockholders, following the Closing, will have certain rights with respect to designating for election members of Parent’s board of directors.

“Straddle Period” means any tax period beginning on or prior to the Closing Date and ending after the Closing Date.

“Subsidiary” means a corporation or other entity of which 50% or more of the voting power or value of the equity securities is owned, directly or indirectly, by the Company or Parent, as the context requires.

“Tax Return” means any return, declaration, report, statement, or other document required to be filed with a taxing authority with respect to Taxes, including any schedule thereto and any amendment thereof.

“Tax” or “Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, capital stock, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, alternative or add-on minimum, environmental, customs, duties, estimated or other taxes, charges or assessments of a similar nature, together with any interest and any penalties, additions to Tax or additional amounts with respect thereto.

“Transaction Documents” means, collectively, the Registration Rights Agreement, the Stockholders Agreement, all Letters of Transmittal received from Equityholders, the Voting and Support Agreements and any other document, Contract or certificate delivered by, entered into with, or received from, Equityholders or Parent Stockholders pursuant to or in connection with Section 2.15 or otherwise pursuant to this Agreement.

“Transaction Fees” means the aggregate amount of all out-of-pocket fees and expenses incurred by or on behalf of the Company or any of its Subsidiaries in connection with the Merger or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby, including (a) the fees and disbursements payable to financial advisors, legal counsel, consultants, experts and accountants of the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement, (b) any fees and expenses associated with making filings with or obtaining waivers, consents or approvals of any governmental entity or third parties on behalf of the Company or any of its Subsidiaries, (c) all brokers’ or finders’ fees, (d) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and experts and (e) all sale, “stay-around,” retention, or similar bonuses or payments to current or former directors, officers, employees and consultants paid as a result of or in connection with the transactions contemplated hereby.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time (including temporary regulations and corresponding provisions of succeeding regulations).

“Voting and Support Agreement” means a stockholder support agreement by and between the Company and each of Tom Pallack and Tom Candelaria, in each case substantially in the form attached hereto as Exhibit E.

“Year-End Financial Statements” means the Company’s balance sheets as of December 31, 2018, December 31, 2017 and December 31, 2016, and the related audited statements of operations, changes in stockholders’ equity and cash flow for each of the years then ended.

Section 1.2 Terms Defined Elsewhere The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Term	Section

Acquisition Sub	Preamble
Acquisition Sub Company Common Stock	2.8(c)
Agreement	Preamble
Antitrust Laws	5.5
Certificates	2.10(b)
Closing	2.3(a)
Closing Adjustment	2.14(b)
Closing Cash	2.14(a)
Closing Cash Target	2.14(a)
Closing Consideration Allocation Schedule	2.9(c)
Closing Date	2.3(a)
COBRA Coverage	3.12(e)
Collective Bargaining Agreement	3.17(a)
Company	Preamble
Company Assets	3.5
Company Bylaws	2.3(c)(ii)
Company Disclosure Schedule	Article III: Preamble
Company-Owned Intellectual Property	3.18(a)
Company Stockholder Approval	3.3(b)
Company Warrants	3.4(c)

Term	Section

Confidentiality Agreement	5.4(d)
Copyrights	3.18(a)
DGCL	4.3(a)
Dissenting Shares	2.12
DOJ	5.5(b)
Early Termination Election	7.1(c)
Early Termination Override Notice	7.1(c)
Effective Time	2.2
Employee Plans	3.12(a)
Employment Agreements	2.3(b)(iv)
Estimated Closing Cash	2.14(b)
Exchange Act	4.5(a)
FCPA	3.25(a)
FTC	5.5(b)
General Enforceability Exceptions	3.3(a)
In-Bound License Agreements	3.6(a)(v)
Indemnified Officers	5.7(a)
Infringes	3.18(d)
Insurance	3.19
Intellectual Property	3.18(a)
Letter of Transmittal	2.10(b)
License Agreement	3.6(a)(v)
Material Contracts	3.6(a)
Merger	2.1
Merger Certificate	2.2
Money Laundering Laws	3.25(b)
Multi-Employer Plan	3.12(a)
Non-Union Employees	5.8(a)
NRS	2.1
Out-Bound License Agreements	3.6(a)(v)
Outside Date	7.1(b)
Parent	Preamble
Parent SEC Documents	4.5(a)
Parent Stockholder Approval	4.3(b)
Party Representative	5.2(a)
Patents	3.18(a)
Payoff Letter	2.9(b)
Pre-Closing Taxes	3.10(a)
Real Property Leases	3.7(a)
Real Property Permits	3.7(g)
Record Retention Period	5.12
Representative	Preamble
Requested Information	5.4(b)

Term	Section

Sarbanes-Oxley Act	4.5(a)
SEC	4.5(a)
Securities Act	4.5(a)
Settlement Accountants	2.13(e)
Software	3.18(a)
Special Meeting	5.3(e)
Stock Plan	3.4(b)
Surviving Corporation	2.1
Systems	3.18(o)
Third Party Intellectual Property	3.18(b)
Trade Secrets	3.18(a)
Trademarks	3.18(a)
Transaction Fee Statement	2.9(a)
WARN Act Laws	3.17(d)

Section 1.3 Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation” or “but not limited to;”

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Annexes,” Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Annexes, Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person; and

(h) references to Parent Shares, Consideration Shares and Closing Date Share Value shall be automatically adjusted, if there occurs a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Parent Common Stock prior to the Closing Date or a record date for any such transaction occurs prior to the Closing Date.

Article II

The Merger

Section 2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the terms of Chapter 78, Chapter 92A and the other applicable provisions of the Nevada Revised Statutes (“NRS”), Acquisition Sub shall be merged with and into the Company (the “Merger”). Following the Merger, the Company shall continue as the surviving corporation (the “Surviving Corporation”) and the separate existence of Acquisition Sub shall cease.

Section 2.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger in customary form reasonably acceptable to Parent and the Company (the “Merger Certificate”) shall be duly executed and acknowledged by the Company and Acquisition Sub and thereafter delivered to the Secretary of State of the State of Nevada for filing pursuant to the NRS on the Closing Date. The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed with the Secretary of State of the State of Nevada in accordance with the NRS or such later date or time as Parent and the Company may agree upon and set forth in the Merger Certificate (such time as the Merger becomes effective, the “Effective Time”).

Section 2.3 Closing of the Merger.

(a) The closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be mutually agreed upon by the Company and Parent, which shall be no later than the fifth Business Day after satisfaction or waiver of the last to occur of the conditions set forth in Article VI (other than those conditions which may only be satisfied at the Closing by the delivery of documents, the payment of monies or the taking of such other action), at the offices of Pepper Hamilton LLP, The New York Times Building, 620 Eighth Avenue, 37th Floor, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto.

(b) At the Closing, in addition to the other documents, agreements and instruments required to be executed and delivered by Parent pursuant to this Agreement, Parent shall deliver to the Company:

(i) evidence reasonably satisfactory to the Representative that the Parent Stockholder Approval has been obtained;

(ii) a certificate, duly executed by an authorized executive officer of the Parent, dated the Closing Date, certifying that the conditions specified in Section 6.1(a) (with respect to the Parent Stockholder Approval) and Sections 6.2(a), Section 6.2(b) and Section 6.2(c) have been fulfilled;

(iii) a certificate duly executed by an authorized Secretary or Assistant Secretary of Parent, dated the Closing Date, to the effect that: (A) (1) the resolutions adopted by the board of directors of Parent authorizing this Agreement and the transactions contemplated hereby, including the Merger, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, and such resolutions remain in full force and effect, and have not been amended, rescinded or modified and (2) the Parent Stockholder Approval was obtained at a duly convened meeting thereof, at which a quorum was present and acting throughout, and such approval remains in full force and effect, and has not been amended, rescinded or modified; and (B) Parent’s officers executing this Agreement and the other documents, agreements and instruments to be executed and delivered by Parent pursuant to this Agreement are incumbent officers and the specimen signatures on such certificate are their genuine signatures;

(iv) employment agreements between Parent and each of Jake Litke and Jonathan Black, in a form satisfactory to the parties thereto and on economic terms substantially equivalent to the existing employment agreements between the Company and Messrs. Litke and Black (collectively the “Employment Agreements”), executed by Parent;

(v) the Registration Rights Agreement and the Stockholders Agreement executed by Parent; and

(vi) the Voting and Support Agreements executed by each of Tom Pallack and Tom Candelaria.

(c) At the Closing, in addition to the other documents, agreements and instruments required to be executed and delivered by the Company pursuant to this Agreement, the Company shall deliver (or cause to be delivered) to Parent:

(i) evidence reasonably satisfactory to Parent that the Company Stockholder Approval has been obtained;

(ii) a certificate, duly executed by an authorized executive officer of the Company, dated the Closing Date, certifying that the conditions specified in Section 6.1(a) (with respect to the Company Stockholder Approval) and Sections 6.3(a), 6.3(b) and 6.3(c), have been fulfilled;

(iii) certificates, duly executed by an authorized Secretary or Assistant Secretary of the Company, dated the Closing Date, to the effect that: (A) (1) the Articles of Incorporation and bylaws of the Company (the “Company Bylaws”) attached to such certificate are true and correct, and were in full force and effect in the form as attached to such certificate on the date of adoption of the resolutions referred to in clause (3) below, (2) no amendment to the Articles of Incorporation or the Company Bylaws has occurred since the date of adoption of the resolutions referred to in clauses (3) and (4) below, (3) the resolutions adopted by the board of directors of the Company authorizing this Agreement and the transactions contemplated hereby, including the Merger, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, and such resolutions remain in full force and effect, and have not been amended, rescinded or modified and (4) the resolutions representing the Company Stockholder Approval were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, and such resolutions remain in full force and effect, and have not been amended, rescinded or modified; and (B) the Company’s officers executing this Agreement and the other documents, agreements and instruments to be executed and delivered by the Company pursuant to this Agreement are incumbent officers and the specimen signatures on such certificate are their genuine signatures; and

(iv) the Employment Agreements executed by Mr. Litke and Mr. Black;

(v) the Registration Rights Agreement and the Stockholders Agreement executed by the Equityholders;

(vi) warrant cancellation agreements in a form reasonably satisfactory to Parent from the holders of all Company Warrants;

(vii) a certification, in the form and substance required under Treasury Section 1.897-2(h) of the Treasury Regulations and reasonably acceptable to Parent, dated within thirty calendar days of the Closing Date, together with written authorization for Parent to deliver such certification to the IRS on behalf of the Company, so that Parent is exempt from withholding any portion of the Merger Consideration pursuant to Section 1.1445-2 of the Treasury Regulations; and

(viii) evidence that all Contracts with Related Parties (including, the Investor Agreement), except for those Contracts set forth on Schedule 2.3(vi), shall have been terminated and the parties thereto have been released from all obligations thereunder, in each case as of the Effective Time.

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the NRS. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation and all Liabilities and duties of the Company and Acquisition Sub shall become the Liabilities and duties of the Surviving Corporation.

Section 2.5 Company Articles of Incorporation and Bylaws. The articles of incorporation of Acquisition Sub shall be the articles of incorporation of the Surviving Corporation at and immediately after the Effective Time, until thereafter amended in accordance with applicable law. The bylaws of Acquisition Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and immediately after the Effective Time, until thereafter amended in accordance with applicable law as provided therein and under the NRS.

Section 2.6 Parent Certificate of Incorporation. On the Closing Date, Parent will file with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation for purposes of changing the name of Parent to a name mutually agreed upon by Parent and the Representative.

Section 2.7 Board of Directors. The directors of Acquisition Sub at the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such director’s successor is duly elected or appointed and qualified. At the Effective Time, the individuals designated by the Company Stockholders pursuant to the Stockholders Agreement shall be appointed to the Board of Directors of Parent.

Section 2.8 Officers. The officers of Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such officer’s successor is duly elected or appointed and qualified. At the Effective Time, the individuals listed on Schedule 5.12 shall be appointed as officers of Parent.

Section 2.9 Conversion of Shares.

(a) Subject to Section 2.9(b) and Section 2.9(c):

(i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive such number of Parent Shares equal to the Common Exchange Ratio; and

(ii) each Series Seed Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of Parent Shares equal to the Series Seed Exchange Ratio.

(b) Each share of Company Capital Stock held by the Company or owned by Acquisition Sub, Parent or any direct or indirect wholly-owned Subsidiary of the Company or of Parent, immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof. The repurchase rights associated with any restricted Company Common Stock will lapse at the Effective Time.

(c) Each share of common stock, $0.001 par value per share, of Acquisition Sub (the “Acquisition Sub Company Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Acquisition Sub Company Common Stock outstanding immediately prior to the Effective Time shall evidence ownership of such shares of capital stock of the Surviving Corporation.

Section 2.10 Certain Closing Estimates and Other Deliverables. The Company will provide to Parent:

(a) no later than three Business Days prior to the Closing, a statement in a form approved by Parent, which approval shall not be unreasonably withheld, delayed or conditioned (the “Transaction Fee Statement”), setting forth the amount of the unpaid Transaction Fees determined as of the Closing Date, together with any payment instructions related thereto;

(b) no later than three Business Days prior to the Closing, payoff letters (containing customary releases) from each holder of Indebtedness, in form and substance reasonably satisfactory to Parent, to the effect that upon receipt of such payment such holder shall have been paid in full for all Indebtedness held by such holder (each a “Payoff Letter”); and

(c) no later than three Business Days prior to the Closing, a schedule, in a form approved by Parent, which approval shall not be unreasonably withheld, delayed or conditioned, showing the aggregate number of shares of Parent Common Stock to be issued to each Equityholder, showing such number of shares to be issued in respect of each class of Company Capital Stock (including detail regarding shares to be issued in respect of Series Seed Preference Payments, if applicable) as well as the Allocable Percentage for each Equityholder (the “Closing Consideration Allocation Schedule”). The Closing Consideration Allocation Schedule shall also include the following information for each Equityholder (as of the Closing Date): (a) the Equityholder’s address, (b) the Equityholder’s taxpayer identification number and (c) the unique identification numbers (e.g., stock certificate number) of, and number and type of securities represented by, each document evidencing the Company Capital Stock, Company Warrant and Company Option held by each Equityholder.

Section 2.11 Activities Upon Closing.

(a) Promptly after the Effective Time, but in each case, on the Closing Date, Parent will undertake (or cause to be undertaken) the following:

(i) the issuance and deposit of certificates representing the Consideration Shares with the Exchange Agent for the benefit of the Company Stockholders, for exchange of Company Capital Stock in accordance with this Agreement;

(ii) on behalf of the Company, payment of Indebtedness of the Company unpaid at the Closing, in amounts set forth in the Payoff Letters delivered by the holders of such Indebtedness, by wire transfer of immediately available funds, pursuant to the written instructions contained in such Payoff Letters; and

(iii) on behalf of the Company, payment to one or more accounts designated in writing by the Company, by wire transfer of immediately available funds, the amount of the unpaid Transaction Fees set forth on the Transaction Fee Statement.

(b) Prior to the Closing, the Parent will engage the Exchange Agent. As soon as practicable after the date hereof, the Company shall cause to be mailed or otherwise delivered to each Equityholder a letter of transmittal (each, a “Letter of Transmittal”) in the form attached hereto as Exhibit F. After the Effective Time, subject to the receipt by the Company or the Exchange Agent of a duly completed and executed Letter of Transmittal, accompanied by all documents, agreements and instruments required thereby, each holder of a certificate or certificates representing Company Shares, other than certificates representing Company Shares held in the Company’s treasury or beneficially owned by Parent, Acquisition Sub or any other Affiliate of Parent, or representing Dissenting Shares (collectively, the “Certificates”), shall be entitled to receive in exchange therefor such number of Consideration Shares (rounded up or down to the nearest whole share) that such holder has the right to receive pursuant to clauses (i), (ii) or (iii) of Section 2.9(a) with respect to such Certificates, and such Certificates shall, after such surrender, be marked as cancelled.

(c) If any consideration is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Person requesting such exchange shall deliver such Certificate accompanied by all documents required to evidence and effect such transfer and shall pay to the Surviving Corporation any transfer or other Taxes required by reason of the payment of such consideration to a Person other than that of the registered holder of the Certificate so surrendered, or such Person shall establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

(d) In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall pay such portion of the Closing Consideration as may be required pursuant to this Agreement in exchange therefor, without interest thereon, upon the making of an affidavit of that fact by the holder thereof, together, if required, with an unsecured indemnity in customary form in favor of the Surviving Corporation, as a condition precedent to the payment of any Closing Consideration attributable to such Company Shares.

(e) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no transfers of any Company Shares. Until surrendered as contemplated by this Section 2.11(e), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such portion of the Closing Consideration as may be required pursuant to this Agreement in exchange therefor in respect of such security represented by such Certificate. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled, delivered to the Exchange Agent and exchanged for the respective portion of the Closing Consideration they represent, as provided in this Article II.

Section 2.12 Company Options and Company Warrants. The Company shall take all actions necessary (including providing any required notices and obtaining any required consents) to ensure that each Company Option and Company Warrant outstanding as of the Effective Time, shall be converted into, or replaced with (through the grant of a substitute option or warrant, as applicable), at the Effective Time, an option or warrant, as applicable, representing the right to acquire, on substantially the same terms and conditions (including vesting and exercisability) as were applicable to such Company Option or Company Warrant immediately prior to the Effective Time, the number of Parent Shares (rounded down to the nearest whole share) determined by multiplying the number of Company Shares subject to such Company Option or Company Warrant immediately prior to the Effective Time by the Common Exchange Ratio (or the Series Seed Exchange Ratio, in the case of Company Warrants exercisable for Series Seed Shares), at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (A) the per share exercise price of such Company Option or Company Warrant divided by (B) the Common Exchange Ratio (or the Series Seed Exchange Ratio, in the case of Company Warrants exercisable for Series Seed Shares). Notwithstanding anything contained herein to the contrary, the conversion (or replacement) of Company Options pursuant to this Section 2.12 shall occur (i) in a manner that meets the requirements of Section 409A of the Code and the regulations thereunder and (ii) with respect to any Company Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code, in a manner that meets the requirements of Section 424 of the Code and the regulations thereunder.

Section 2.13 Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by Company Stockholders who have exercised and perfected appraisal rights or dissenters’ rights for such shares of Company Capital Stock in accordance with the NRS, if and to the extent applicable (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive Parent Shares as otherwise provided in Section 2.9(a). Such Company Stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the NRS (if and to the extent applicable), unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the NRS (if any). All Dissenting Shares held by Company Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the NRS (if applicable) shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive such number of Consideration Shares (rounded down to the nearest whole share) that such holder has the right to receive pursuant to clauses (i), (ii) or (iii) of Section 2.9(a) with respect to such shares of Company Capital Stock. No later than the tenth Business Day following the date of this Agreement, the Company shall provide notice in accordance with the NRS to each Company Stockholder entitled to appraisal rights. To the extent the notice is sent to Company Stockholders that are not Accredited Investors, included with the notice shall be such information required to be furnished to investors who are not Accredited Investors pursuant to Rule 502 of Regulation D promulgated under the Securities Act. The Company shall give prompt notice to Parent of any demands received by the Company for appraisals of Company Shares, Parent shall have the right to reasonably direct all negotiations and proceedings with respect to such demands, Parent shall have the right to reasonably approve any payment made in respect of Dissenting Shares and the Company shall cooperate with Parent in connection therewith and take all actions reasonably requested by Parent.

Section 2.14 Closing Consideration Adjustment.

(a) The parties have contemplated that the Cash of the Company and its Subsidiaries as of the Closing (the “Closing Cash”), calculated without taking into account any Transaction Fees, will be $250,000 (the “Closing Cash Target”).

(b) The Company shall cause to be prepared and, within 10 Business Days prior to the Closing Date, but in no event less than three Business Days prior to the Closing Date, shall cause to be delivered to Parent, a certificate signed by the Chief Financial Officer of the Company attaching a good faith estimate of the Closing Cash, calculated without taking into account any Transaction Fees (the “Estimated Closing Cash”), together with such bank statements and other books and records of the Company as may be reasonably requested by Parent to support such calculation of Estimated Closing Cash. In the event that Parent does not agree with the Estimated Closing Cash, the Company and Parent shall negotiate in good faith to mutually agree on Estimated Closing Cash. If the Estimated Closing Cash is less than the Closing Cash Target, then the Consideration Shares shall be reduced by an amount equal to the quotient of (i) the difference of (A) the Closing Cash Target less (B) the Estimated Closing Cash, divided by (ii) the Closing Date Share Value (such amount shall be the “Closing Adjustment”). In the event the Estimated Closing Cash exceeds the Closing Cash Target, the Closing Adjustment shall be zero.

(c) Amounts determined pursuant to this Section 2.14 shall be deemed an adjustment to Closing Consideration.

Section 2.15 Withholding Rights. Each of the Company, Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it reasonably determines is required to deduct and withhold with respect to the making of such payment under any provision of applicable law. If the Company, Surviving Corporation, Parent or the Exchange Agent, as the case may be, so withholds any such amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Company Stockholder in respect of which the Company, Surviving Corporation, Parent or the Exchange Agent, as the case may be, made such deduction and withholding. Any withholding pursuant to this Section 2.15 shall be determined using the Closing Date Share Value. The Parent Shares representing the amounts withheld shall be returned to Parent, deemed to be cancelled and all rights any Company Stockholder may have to such shares shall be extinguished.

Section 2.16 Limitation on Parent Shares; Exemption from Registration.

(a) Other than adjustments made pursuant to Section 1.3(h), notwithstanding anything else in this Agreement, in no event shall Parent be required to deliver, and the Equityholders shall not be entitled to receive, more than 25,000,000 shares of Parent Common Stock, other than to the extent resulting from rounding adjustments contemplated by this Agreement.

(b) The Parent Securities to be issued in connection with the Merger shall be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) thereof and/or Regulation D promulgated under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other laws or pursuant to an exemption therefrom. The certificates issued by Parent with respect to the Parent Securities issued hereunder shall be legended to the effect described above and shall include such additional legends as necessary to comply with applicable U.S. federal securities laws, Blue Sky laws and such other restrictions as shall be set forth in the Stockholders Agreement.

(c) The Company and Representative shall use commercially reasonable efforts to cause all Equityholders to execute such documents as Parent may reasonably determine to be necessary to ensure that the Parent Securities to be issued in connection with the Merger are issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) thereof and/or Regulation D promulgated under the Securities Act.

Article III

Representations And Warranties Of The Company

Except as set forth on the disclosure schedule delivered by the Company to Parent in connection with this Agreement (the “Company Disclosure Schedule”), which identifies items of disclosure by reference to a particular Section or Subsection of this Agreement, the Company hereby represents and warrants to each of Parent and Acquisition Sub as of the date hereof and as of the Closing Date as follows:

Section 3.1 Organization of the Company. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. Copies of the Articles of Incorporation and the Company Bylaws, and all amendments thereto, heretofore delivered or otherwise made available to Parent or its counsel, are true and correct as of the date hereof. Each of such documents is in full force and effect and the Company is not in violation of the Articles of Incorporation or the Company Bylaws in any material respect.

Section 3.2 Subsidiaries.

(a) Except as set forth on Schedule 3.2, the Company does not have any Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as reflected on Schedule 3.2, with full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, its Assets. Each Subsidiary of the Company is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. Copies of the certificate of incorporation and bylaws (or other similar organizational documents and agreements) of each Subsidiary of the Company, and all amendments thereto, heretofore delivered or otherwise made available to Parent or its counsel, are true and correct as of the date hereof. Each such document is in full force and effect and no Subsidiary of the Company is in violation of its respective organizational or governing documents in any material respect.

(b) The authorized equity interests of each of the Subsidiaries of the Company consist of the shares of common stock and membership interests listed on Schedule 3.2, all of which are owned by the Company or one of its Subsidiaries and are issued and outstanding. All of the outstanding shares of common stock and membership interests of each of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and Encumbrances.

(c) None of the Subsidiaries of the Company has granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of common stock or membership interests of such Subsidiary or any other commitments or agreements providing for the issuance of additional shares or membership interests, the sale of treasury shares or for the repurchase or redemption of shares of such Subsidiary’s equity interests. There are no (i) agreements of any kind which obligate any of the Subsidiaries of the Company to issue, purchase, redeem or otherwise acquire any of its equity interests, (ii) equity appreciation rights, phantom equity or similar plans or rights pursuant to which any Subsidiary of the Company has any obligations, (iii) voting trusts, proxies, or similar agreements to which the Company or any Subsidiary of the Company is a party with respect to the equity interests of any Subsidiary of the Company or (iv) outstanding bonds, debentures, notes or other indebtedness or other securities of any Subsidiary of the Company having the right to vote. The Company has no Liability for accrued and unpaid dividends.

Section 3.3 Authorization.

(a) The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Company. No other proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement and the transactions contemplated hereby, other than the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Representative, Parent and Acquisition Sub, is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law (collectively, the “General Enforceability Exceptions”).

(b) The affirmative vote of the holders of (i) a majority of the outstanding shares of Company Capital Stock with each holder of Series Seed Shares being entitled to cast the number of votes equal to the number of whole Common Shares into which such Series Seed Shares are convertible as of the record date for determining stockholders entitled to vote on the matter and (ii) a majority of the outstanding Series Seed Shares, are the only votes necessary to be obtained from the holders of any class or series of the capital stock of the Company to approve this Agreement and the Merger (such affirmative vote, whether at a meeting of stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, shall herein be referred to as “Company Stockholder Approval”).

(c) The board of directors of the Company, at a meeting duly called and held, has unanimously duly adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interest of the Company Stockholders, (ii) approving this Agreement and the transactions contemplated hereby, including the Merger, which approval satisfies in full the requirements of the NRS that the Agreement be approved by the Company’s board of directors, and (iii) resolving to recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Company Stockholders.

Section 3.4 Capitalization of the Company.

(a) The Company’s authorized capital stock consists of 50,000,000 shares of capital stock, of which:

(i) 47,445,652 shares are designated as Company Common Stock, of which 16,993,586 shares are issued and outstanding on the date hereof; and

(ii) 2,554,348 shares are designated as Series Seed Preferred Stock, of which 2,521,739 shares are issued and outstanding on the date hereof.

All issued and outstanding shares of Company Capital Stock (x) have been duly authorized and validly issued, (y) are fully paid and non-assessable and free of preemptive rights and Encumbrances and (z) were issued in compliance with all applicable federal and state securities laws and in compliance with all requirements binding on the Company set forth in applicable Contracts. There have been no anti-dilution adjustments under the terms of any of the Company’s outstanding securities. Schedule 3.4(a) sets forth each holder of outstanding Company Capital Stock, Company Options and Company Warrants showing for each such holder the number and class or series of each type of Company security held by such holder. With respect to any Company Options or Company Warrants, Schedule 3.4(a) also sets forth the date of grant, the vesting schedule of such Company Options and the exercise or purchase price thereof, if applicable.

(b) Pursuant to the terms of the 2018 Equity Incentive Plan, as amended (the “Stock Plan”) there are outstanding Company Options to purchase 1,380,000 shares of Company Common Stock. Each grant of a Company Option was properly approved by the Company’s board of directors (or a duly authorized committee or subcommittee thereof) in compliance in all material respects with applicable law, recorded on the Company’s financial statements in accordance with GAAP in all material respects consistently applied, and was validly issued, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of the grant. Except for Company Options, there are no awards or rights outstanding under any of the Stock Plans.

(c) There are warrants outstanding to purchase 1,755,919 shares of Company Common Stock (“Company Warrants”). Each grant of a Company Warrant was properly approved by the Company’s board of directors (or a duly authorized committee or subcommittee thereof) in compliance in all material respects with applicable law, recorded on the Company’s financial statements in accordance with GAAP in all material respects consistently applied, and was validly issued.

(d) Except as set forth in Sections 3.4(a), (b) or (c), as set forth on Schedule 3.4 or as set forth in the Certificate of Incorporation or the Investor Agreement, there are no (i) outstanding options, warrants, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, transfer, purchase, return or redeem any securities of the Company, (ii) securities of the Company reserved for issuance for any purpose, (iii) agreements pursuant to which registration rights in the securities of the Company have been granted, (iv) statutory preemptive rights or contractual rights of first refusal to which the Company is a party with respect to the capital stock, (v) stock appreciation rights, phantom stock or similar plans or rights pursuant to which the Company has any obligations, (vi) voting trusts, proxies, or similar agreements to which the Company is a party with respect to the capital stock of the Company or (vii) to the Knowledge of the Company, limitations on voting rights (other than those described in clause (vi) above) with respect to shares of the Company or its Subsidiaries.

Section 3.5 Assets. Each of the Company and its Subsidiaries have good and valid title to, or hold by valid and existing lease or license, all of the Assets necessary for the operation of the Business as currently conducted or as proposed to be conducted, reflected as assets on the Interim Balance Sheet or acquired since the date of the Interim Balance Sheet (the “Company Assets”) except with respect to Assets disposed of in the Ordinary Course of Business since such date, free and clear of all Encumbrances, other than Permitted Encumbrances. All of the tangible Company Assets are in all material respects in good operating condition and repair, normal wear and tear excepted, and all scheduled maintenance has been performed in all material respects on a timely basis in accordance with the requirements thereof. Since January 1, 2017, there has not been any material interruption of the operation of the Business due to the condition of any of the tangible Company Assets other than planned shut-downs for routine maintenance. The Company Assets include all tangible assets, properties and rights necessary for the conduct of the Business as currently conducted.

Section 3.6 Material Contracts.

(a) Schedule 3.6(a) lists each Contract (other than the Real Property Leases and Employee Plans) currently in effect, excluding Contracts under which neither the Company nor any Subsidiary of the Company has any remaining material rights or obligations, described in clauses (i) through (xvi) below to which the Company or a Subsidiary of the Company is a party or by which it or the Assets are bound (“Material Contracts”):

(i) any Contract relating to the purchase or sale of products, material, supplies, equipment or services requiring payments to or from the Company (including any service contracts in effect with respect to Real Property) in an amount in excess of $50,000 or which is not terminable upon 30 days or less notice without penalty (excluding purchase orders with customers or suppliers);

(ii) any Contract pursuant to which the Company has granted or received most favored nation pricing provisions or exclusive marketing or other rights relating to any product, group of products or services, or includes rights of first refusal, rights of first negotiation or that materially limits or purports to materially limit the ability of the Company or any Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

(iii) any distributorship, dealer, sales, agency, broker, representative, franchise, independent contractor, management services or similar Contract requiring payments to or from the Company in excess of $50,000 in any fiscal year or which is not terminable upon 30 days or less notice without penalty; or any other Contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or of any business segment of the Company, in any case which is reasonably likely to result in the payment to or from the Company in excess of $50,000 in any fiscal year;

(iv) any joint venture, joint development, partnership or other similar Contract;

(v) any collective bargaining Contract or other Contract with any labor union or representative of employees;

(vi) any Contract with a Major Customer or Major Supplier;

(vii) any license agreement involving (A) the Company’s or its Subsidiaries’ use of any Intellectual Property other than licenses for non-exclusive, off-the-shelf Software licensed by a third-party to the Company or its Subsidiaries with an aggregate cost of less than $20,000 (“In-Bound License Agreements”), or (B) granting another the right to use any Company-Owned Intellectual Property other than non-exclusive licenses granted in the Ordinary Course of Business in connection with the sale of goods and/or services (“Out-Bound License Agreements” and collectively with In-Bound License Agreements, “License Agreements”);

(viii) any Contract pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any third party with rights in or access to Company Source Code (including on a contingent basis), or to provide for Company Source Code to be put in escrow;

(ix) any Contract for the development for the benefit of the Company or any of its Subsidiaries by any party other than the Company or any of its Subsidiaries, of technology or Intellectual Property that is material to any Company Product;

(x) any Contract providing for the sale, lease, license, transfer or other disposition of, allowing for the lapse or expiration, or providing for any Encumbrance (other than a Permitted Encumbrance) of, any Intellectual Property or Software of the Company or any other material properties, rights or assets (including shares of capital stock or other equity interests of a Subsidiary of the Company), other than Services Agreements in the ordinary course of business;

(xi) any Contract pursuant to which (A) the Company or any Subsidiary thereof has agreed to any restriction on the right of the Company or such Subsidiary to enforce any Intellectual Property rights, the effect of which is material to the business of the Company or any of its Subsidiaries, other than pursuant to Outbound License Agreements and Services Agreements;

(xii) any Contract that obligates the Company or any Subsidiary thereof to (A) provide maintenance and/or support with respect to any discontinued Company Product or any prior version of any Company Product for more than 12 months following the release of a replacement product or new version of a Company Product, as applicable or (B) maintain interoperability or compatibility of any of the Company Products or services with any technology, products or services of any other Person;

(xiii) any indenture, mortgage, promissory note, loan agreement, guarantee or other Contract relating to Indebtedness;

(xiv) any Contract granting or permitting any Encumbrance (other than Permitted Encumbrances) on any of the Assets;

(xv) any Contract relating to the issuance, sale, repurchase, redemption, transfer or voting of any capital stock or other securities of the Company;

(xvi) any Contract for capital expenditures requiring payment by the Company in excess of $50,000;

(xvii) any Contract for the sale or purchase of any business enterprise, whether via asset or stock purchase;

(xviii) all Contracts that purport to limit, curtail or restrict the freedom or right of the Company, any Subsidiary of the Company or any of the Company’s current or future Affiliates in any material respect to engage or compete in any line of business or market, sell, supply, license or distribute any product or service, in each case, in any market or geographic area, with any Person or during any period of time (or pursuant to which a benefit or right is required to be given or would be lost as a result of so competing, engaging, marketing, selling, supplying, licensing or distributing);

(xix) any tax sharing Contract;

(xx) any Contract for the lease of personal property under which the Company or its Subsidiaries are obligated to pay annual consideration in an amount that exceeds $25,000 for the current or a future fiscal year;

(xxi) any Contract with any Governmental Entity under which the Company or its Subsidiaries is reasonably expected to receive annual consideration in an amount that exceeds $50,000 for the current or a future fiscal year;

(xxii) any Contract relating to the settlement of any civil, administrative or judicial Action or investigation within the past five years;

(xxiii) any Contract providing for indemnification of any Person (i) with respect to material Liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person, other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or (ii) with respect to claims involving infringement, misappropriation or other violation of any Intellectual Property rights of any third Person, other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice (in each case with respect to which the Company or of its Subsidiaries has continuing obligations as of the date of this Agreement);

(xxiv) any Contract between the Company and any Affiliate, officer, director or stockholder of the Company or any family member thereof; or

(xxv) each other contract not otherwise covered by clauses (i) through (xv) that is otherwise material to the Business.

(b) The Company has delivered or otherwise made available to Parent or its counsel true and correct copies of all Material Contracts. Each of the Material Contracts is in full force and effect and, except as would not reasonable be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company is in Default, nor has the Company or any Subsidiary of the Company received written notice that the Company or any of its Subsidiaries is in Default, which Default has not been cured or otherwise waived, under any of the Material Contracts or of any cancellation or termination of any of the Material Contracts, and the Company has no Knowledge of any Default under any of the Material Contracts by the other parties thereto. Each Material Contract is valid and enforceable by and against the Company or a Subsidiary and, to the Knowledge of the Company, each Material Contract is valid and enforceable against the other parties thereto, in each case except as enforcement may be limited by the General Enforceability Exceptions.

Section 3.7 Real Property.

(a) Schedule 3.7 sets forth a complete and accurate list of all Real Property used in or necessary for the conduct of the business as presently used, and with respect to each Real Property, the address location, use and noting whether it is Owned Real Property or Leased Real Property. The Company or its Subsidiaries, as applicable, has good and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances. Schedule 3.7 sets forth a true and complete list of (i) all leases, ground leases and subleases of Real Property which is owned by another Person but leased or subleased by the Company or its Subsidiaries (as the lessee or sublessee), and (ii) all leases, ground leases and subleases pursuant to which the Company or its Subsidiaries leases or subleases real property to any other Person (such leases and any amendments thereto, collectively with the leases (including any amendments thereto) described in clause (i) above, the “Real Property Leases”). All Real Property Leases are in full force and effect and are the legal, valid and binding obligation of the Company or its Subsidiaries and are enforceable in accordance with their respective terms, subject to the General Enforceability Exceptions. Except as would not reasonable be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (x) neither the Company nor any Subsidiary of the Company is in Default under any Real Property Lease, and (y) to the Knowledge of the Company, the other party or parties to the Real Property Leases are not in Default thereunder. No security deposit or portion thereof deposited with respect to such Real Property Lease has been applied in respect of a breach of or default under such Real Property Lease that has not been redeposited in full. The other party to such Real Property lease is not a Related Party of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other Encumbrance (except Permitted Encumbrances) in such Real Property Lease or any interest therein. The Company has delivered or made available to Parent or its counsel true and complete copies of all Real Property Leases, including all amendments thereto.

(b) To the Knowledge of the Company, the Real Property is in compliance with all material provisions included in any Permitted Encumbrances on such Real Property, and to the Knowledge of the Company, there are no matters that create, or that with notice or the passage of time would create, a default under any of the documents evidencing such Permitted Encumbrances.

(c) Except for the Real Property Leases, neither the Company nor its Subsidiaries has granted any leases or licenses, nor created any tenancies affecting the Real Property. Except for the other parties to the Real Property Leases, there are no other parties in possession of any portion of the Real Property.

(d) To the Knowledge of the Company, all certificates of occupancy, permits, licenses, franchises, consents, approvals and authorizations (collectively, the “Real Property Permits”) of all Governmental Entities, boards of fire underwriters, associations, any quasi-governmental agency, or any other entity having jurisdiction over the Real Property that are required or appropriate to use or occupy the Real Property or operate the Company’s or its Subsidiaries’ business as currently conducted thereon, have been issued and are in full force and effect or if such have not been issued or are not in full force and effect, such failure will not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or other entity having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit which issued giving rise to such notice has not been corrected.

Section 3.8 No Conflict or Violation. Except as set forth on Schedule 3.8, neither the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (with or without notice or lapse of time, or both) (a) result in or constitute a Default under the Articles of Incorporation or Company Bylaws or other similar organizational documents and agreements for any Subsidiary of the Company, (b) conflict with or violate law or Regulation applicable to the Company, (c) result in or constitute a Default under any Material Contract or Real Property Lease, (d) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under, any Material Contract, Court Order, Regulation or Permit or (e) give rise to additional rights under the Material Contracts or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the Assets, except in the case of clauses (b), (c) and (d) above, for such violations, Defaults, terminations or accelerations which would not have, either individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9 Financial Statements. The Company heretofore has delivered or otherwise made available to Parent or its counsel true and correct copies of the Financial Statements. The Financial Statements (a) have been prepared in accordance with the books and records of the Company and the Subsidiaries of the Company, (b) have been prepared in accordance with GAAP and (c) fairly present in all material respects the financial position, statements of operations, changes in stockholders’ equity and cash flow of the Company and the Subsidiaries of the Company for the periods covered and as of the respective dates thereof (except, in each case, that the Interim Financial Statements may not contain all the footnote disclosures required by GAAP and are subject to normal year-end adjustments (none of which, individually or in the aggregate, are material)). The management of the Company has disclosed to the Company’s outside auditors any fraud or possible fraud, whether or not material, that to the Knowledge of the Company, involves any member, officer, employee, auditor or representative of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any member, officer, employee, auditor or representative of the Company or any of its Subsidiaries has received written notice of any material complaint, allegation or claim, whether written or oral, regarding the Company Methodology or the internal accounting controls of the Company or its Subsidiaries.

Section 3.10 Taxes.

(a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company and its Subsidiaries have been timely filed (taking into account any extensions), and all such Tax Returns are true, complete and correct (it being understood that no representation is being made as to the amount of any net operating loss, Tax credit, or other Tax attribute of the Company and its Subsidiaries that may be used in a Post-Closing Tax Period). All Taxes for Pre-Closing Tax Periods (“Pre-Closing Taxes”) that were due have been paid.

(b) No deficiencies for any material Taxes of the Company and its Subsidiaries have been proposed, asserted or assessed against the Company or its Subsidiaries that are not adequately reserved for in accordance with GAAP on the Interim Balance Sheet nor are there any notice in writing of Tax audits or inquiries that could reasonably be expected to result in any Taxes. All assessments for Taxes due and owing by or with respect to the Company and its Subsidiaries with respect to completed and settled examinations or concluded Actions since January 1, 2017, have been paid and are set forth in Schedule 3.10. Neither the Company nor its Subsidiaries has received any material unresolved claim from any taxing authority that the Company or its Subsidiaries may be required to file Tax Returns in any jurisdiction in which the Company or its Subsidiaries does not presently file Tax Returns.

(c) Neither the Company nor its Subsidiaries has requested or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax that is currently in effect. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or its Subsidiaries has been granted or requested which has not since expired.

(d) Neither the Company nor its Subsidiaries is and has ever been (nor does the Company or its Subsidiaries have any Liability for material unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group other than a group the common parent of which is the Company, and neither the Company nor its Subsidiaries is a party to any Tax allocation or sharing Contract or is liable for the Taxes of any other party, as transferee or successor, other than this Agreement.

(e) Schedule 3.10 sets forth written schedules of the taxable years of the Company or its Subsidiaries for which the statutes of limitations with respect to foreign, federal and state income Taxes have not expired and with respect to foreign, federal and state income Taxes, those years for which examinations have been completed and those years for which examinations are presently being conducted.

(f) The Company and its Subsidiaries have complied in all material respects with applicable Laws relating to the payment and withholding of Taxes including withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3306, 3402 and 3406 of the Code or similar provisions under any foreign Laws and with respect to all applicable sales and use Taxes) and has withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

(g) Neither the Company nor its Subsidiaries will be required to include any material amount of income in, or exclude any material amount of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date attributable to income that accrued in a prior taxable period (or portion thereof) but was not recognized for tax purposes in such prior period as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; or (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, except in each case to the extent reflected as a reserve for Taxes on the Financial Statements.

(h) Neither the Company nor its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(i) There are no Encumbrances with respect to material Taxes upon any of the assets or properties of the Company or its Subsidiaries, other than with respect to Taxes not yet due and payable or being contested in good faith through appropriate proceedings.

(j) Neither the Company nor any of its Subsidiaries is or has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Reg. § 1.6011-4(b)(2).

(k) The Company is not, and has not been for the relevant period, a U.S. real property holding corporation as defined in Section 897 of the Code.

Section 3.11 Environmental Matters. Except as set forth on Schedule 3.11:

(a) Neither the Company nor its Subsidiaries has received any unresolved written or, to the Knowledge of the Company, oral notice of violation, demand, formal request for information, penalty, citation, summons, complaint or order relating to any Environmental Law, and no Action is pending and, to the Knowledge of the Company, no Action is threatened, and, to the Knowledge of the Company, no investigation or review is pending or threatened by any Governmental Entity or any other Person (A) with respect to any alleged violation of or noncompliance with or Liability under any Environmental Law or order of any Governmental Entity in connection with the conduct of the business of the Company or its Subsidiaries relating to any Environmental Law, (B) with respect to any alleged failure to have complied with any Environmental Permit or (C) with respect to any generation, treatment, storage, recycling, transportation or release or threatened release of any Hazardous Substance used, disposed or otherwise handled or managed, in connection with the business or assets of the Company or its Subsidiaries.

(b) (i) Each of the Company and its Subsidiaries has complied in all material respects for the five (5) years prior to the date hereof and currently is in compliance in all material respects with all Environmental Laws applicable to it or its business, and has not received written notice or to the Knowledge of the Company, oral notice from any Person alleging that the Company or its Subsidiaries have violated any such Environmental Law; and (ii) (A) each of the Company and its Subsidiaries has all Environmental Permits necessary to conduct its business as currently conducted and (B) such Environmental Permits are in full force and effect, no violations of a material nature are or have been recorded in respect of any thereof, neither the Company nor its Subsidiaries is in default or alleged to be in default in any material respect under any thereof, and no Action is pending or, to the Knowledge of the Company, threatened to revoke or limit any thereof

(c) There are no Encumbrances (other than Permitted Encumbrances) established pursuant to any Environmental Law on any asset of the Company or its Subsidiaries, and neither the Company nor its Subsidiaries has received written notice of any Actions which have been taken or are in process which would reasonably be expected to subject any of such assets to such Encumbrances.

(d) Neither the Company nor any Subsidiary has, by agreement or by operation of law, assumed or is otherwise responsible or liable for, liabilities of any third party pursuant to Environmental Laws.

Section 3.12 Employee Benefit Plans.

(a) Schedule 3.12(a) lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) (other than any “multiemployer plan” as defined in Section 3(37) of ERISA) and all bonus, stock or other security, option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, pension or supplemental retirement, profit sharing, “change in control,” termination, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefits plan, programs or arrangements, and any employment or executive compensation or severance agreements, written or otherwise, that are (i) sponsored or maintained or entered into or required to be contributed to for the benefit of, or relating to, any present or former employee, director or consultant of the Company or any Subsidiary of the Company, or (ii) with respect to which the Company or any ERISA Affiliate has any Liability (collectively, the “Employee Plans”) and each “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) to which the Company or any ERISA Affiliate is obligated to contribute or has any Liability (each “Multiemployer Plan”). The Company and its Subsidiaries have made available to the Parent or its counsel with respect to each Employee Plan correct and complete copies of (where applicable): (i) all plan documents (or, if not written, a written summary of its material terms), summary plan descriptions, summaries or material modifications and amendments related to such plans, (ii) the most recent determination letters received from the IRS, where applicable, (iii) the three most recent Form 5500 Annual Reports, along with all schedules and attachments, (iv) the most recent audited financial statement and actuarial valuation, (v) all material correspondence relating to any such Employee Plan between the Company, its Subsidiaries or their representatives and any government agency or regulatory body (including, without limitation, any filings under the IRS Employee Plans Compliance Resolution System or the Department of Labor Delinquent Filer Program and any reportable event filing with the Pension Benefit Guaranty Corporation) within three years of the date hereof but only to the extent such correspondence would reveal an issue that constitutes or could be expected to result in material Liability to the Company or any Subsidiary, (vi) all related agreements, collective bargaining agreements, insurance contracts, trust agreements, fiduciary bonds and other agreements or instruments which implement each such Employee Plan and (vii) the most recent notice received by the Company or any ERISA Affiliate indicating the estimated withdrawal liability for each Multiemployer Plan and all other material correspondence concerning each Multiemployer Plan received within three years of the date hereof but only to the extent such correspondence would reveal an issue that constitutes or could be expected to result in material Liability to the Company or any Subsidiary. Neither the Company nor its Subsidiaries has any legally binding commitment or formal plan, to create any additional employee benefit plan or modify or change any existing Employee Plan, except as required by law or provided in the applicable Collective Bargaining Agreement.

(b) Except as provided on Schedule 3.12(b), (i) there has been no “prohibited transaction,” as that term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan that could reasonably be expected to result in material Liability to the Company or its Subsidiaries; (ii) there are no Actions pending (other than routine claims for benefits) or, to the Knowledge of the Company or its Subsidiaries, threatened against or with respect to any Employee Plan or against the assets of any Employee Plan, nor are there any current, or to the Knowledge of the Company or its Subsidiaries, threatened liens on the assets of any Employee Plan; (iii) all Employee Plans materially conform to, and in their operation and administration are in material compliance with, the terms thereof and requirements prescribed by any and all applicable laws (including ERISA and the Code), Court Orders, governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants or the Department of Labor, the IRS, Secretary of the Treasury or the Pension Benefit Guaranty Corporation), and the Company and its Subsidiaries have performed all material obligations required to be performed by them under, are not in material default under or material violation of, and have no Knowledge of any default or violation by any other party with respect to any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each corresponding trust intended to be exempt under Section 501 of the Code is so qualified and exempt; (v) all contributions the Company or an ERISA Affiliate is required to make to any Employee Plan or Multiemployer Plan pursuant to the Code, the terms of the plan, any collective bargaining agreement or otherwise, have been made on or before their due date and an adequate amount has been accrued, according to GAAP, for contributions to each such plan for the current plan years; (vi) the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any current or former service provider of the Company or its Subsidiaries or in any “excess parachute payment” (as defined in Section 280G of the Code) to any current or former service provider of the Company or its Subsidiaries; and (vii) neither the Company, its Subsidiaries nor any ERISA Affiliate has ever made a complete or partial withdrawal from a Multiemployer Plan resulting in “withdrawal liability” (as such term is defined in Section 4201 of ERISA) that has not been satisfied in full, without regard to any subsequent waiver or reduction under Section 4207 or 4208 of ERISA. No event during the six (6) year period prior to and ending on the Closing Date has occurred which could reasonably be expected to give rise to any liability under Section 4069 of ERISA with respect to the Company and its respective Subsidiaries or the assets which are the subject of the transaction contemplated by this Agreement.

(c) Neither the Company nor any ERISA Affiliate has sponsored, maintained, contributed to or been required to maintain or contribute to, or has any actual or contingent liability under any: (i) plan subject to Title IV of ERISA, the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; (ii) a Multi-Employer Plan or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(d) Each Employee Plan that is a “group health plan,” (within the meaning of Section 5000(b)(1) of the Code) has been operated in material compliance with all laws applicable to such plan, its terms, and with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and provisions of the Social Security Act, to the extent such requirements are applicable. All Employee Plans have been and are administered in all material respects in accordance with the privacy and security standards under the Health Insurance Portability and Accountability Act of 1996. No Employee Plan or written or oral Contract exists which obligates the Company or its ERISA Affiliate to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee, former employee or director of the Company or its ERISA Affiliate following such employee’s, former employee’s or director’s termination of employment with the Company or its ERISA Affiliate, other than COBRA Coverage or death benefits pursuant to any qualified retirement plan.

(e) Except as set forth in Schedule 3.12(e), no Employee Plan which is an employee welfare benefit plan under Section 3(1) of ERISA is funded by a trust or is subject to Section 419, 419A or 501(c)(9) of the Code.

(f) Except as set forth in Schedule 3.12(f), with respect to each Employee Plan which will be sponsored by the Company or its Subsidiaries after the Closing, there are no restrictions on the ability of the sponsor of each such Employee Plan to amend or terminate any such Employee Plan, the Company or its Subsidiaries, as applicable, have reserved the right of the sponsor to amend, modify or terminate any such Employee Plan, or any portion of it, and the Company and its Subsidiaries have made no representations (whether orally or in writing) which would conflict with or contradict such reservation of right, in each case, other than (i) restrictions under applicable law or (ii) as set forth in an applicable collective bargaining agreement or other agreement covering union employees which has been disclosed in writing to the Parent. To the Knowledge of the Company, there are no restrictions on the ability of the sponsor of each Employee Plan to amend or terminate any such Employee Plan, the Company or its Subsidiaries, as applicable, have reserved the right of the sponsor to amend, modify or terminate any such Employee Plan, or any portion of it, and the Company and its Subsidiaries have made no representations (whether orally or in writing) which would conflict with or contradict such reservation of right, in each case, other than (i) restrictions under applicable Law or (ii) as set forth in an applicable collective bargaining agreement or other agreement covering union employees which has been disclosed in writing to the Parent.

(g) Each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has, at all times, been established and maintained in documentary and operational compliance with the applicable requirements of Section 409A of the Code and related guidance.

(h) Except as set forth in Schedule 3.12(h), no Employee Plans are subject to the Laws of any jurisdiction outside the United States.

(i) With respect to each Employee Plan which will be sponsored by the Company or its Subsidiaries after Closing, the Company and its Subsidiaries have satisfied any and all bond coverage requirements of ERISA.

Section 3.13 Compliance with Law. (i) Except as set forth on Schedule 3.13, each of the Company and its Subsidiaries have, since January 1, 2017, complied and are in compliance, in each case, in all material respects with all Regulations applicable to it or its Business, and have not received written notice or to the Knowledge of the Company, oral notice from any Person alleging that the Company or its Subsidiaries have violated any such Regulation; and (ii) (A) each of the Company and its Subsidiaries have all material Permits necessary to conduct its Business as currently conducted, (B) such Permits are in full force and effect, no written notice of violation have been received in respect thereof, neither the Company nor its Subsidiaries is in Default thereof and no written notice of Default has been received with respect thereof, and no Action is pending or, to the Knowledge of the Company, threatened to revoke or limit any thereof and (C) such Permits will continue in effect upon the occurrence of the Closing. Schedule 3.13 contains a true and complete list of all material Permits under which the Company and its Subsidiaries are operating or bound, and the Company and its Subsidiaries have delivered or made available to Parent true and complete copies thereof.

Section 3.14 Undisclosed Liabilities.

(a) Neither the Company nor its Subsidiaries have any Liabilities of any kind that would be required to be disclosed on a balance sheet of the Company or in the notes thereto in accordance with GAAP and were not so disclosed in the Financial Statements, except for Liabilities (i) arising after the date hereof under Contracts to which the Company or its Subsidiaries are parties that are not Real Property Leases or required to be disclosed pursuant to Section 3.6, provided such Contracts were entered into in the Ordinary Course of Business, (ii) incurred in the Ordinary Course of Business since the Interim Balance Sheet Date, (iii) disclosed in the Company Disclosure Schedule or (iv) incurred directly as a result of or arising out of the transactions contemplated by this Agreement.

(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, where the result, purpose or effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Financial Statements or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)).

Section 3.15 Consents and Approvals. Except as set forth on Schedule 3.15, except for filings and Permits as may be required under, and other applicable requirements of, state securities Regulations or applicable Antitrust Laws (excluding foreign competition filings required as a result of the business or operations of Parent or any of its Affiliates, as to which no representation or warranty is made by the Company), except for the filing and recordation of the Merger Certificate as required by the NRS and except for Company Stockholder Approval, no Permit or notice to any Governmental Entity or any Person party to any Material Contract, Employee Plan or Real Property Lease (other than the Company or any of its Subsidiaries) or with respect to any Permit is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such Permit or failure to give notice, would not have, individually or in the aggregate, a Company Material Adverse Effect. No foreign competition filings are required to be made in connection with the Merger as a result of the business or operations of the Company or any of its Affiliates other than foreign competition filings, if any, required as a result of the business or operations of Parent or any of its Affiliates.

Section 3.16 Litigation.  Except as set forth on Schedule 3.16, there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Subsidiaries of the Company, nor to the Knowledge of the Company is there any investigation pending or threatened in which the Company or any of its Subsidiaries is the subject or target by any Governmental Entity, in each case which, individually or in the aggregate, has a Company Material Adverse Effect. Except as set forth on Schedule 3.16, neither the Company nor any Subsidiary of the Company is subject to any outstanding Court Order which, individually or in the aggregate, has a Company Material Adverse Effect. There are no internal investigations or internal inquiries that, since January 1, 2017, have been conducted by or at the direction of the Company’s board of directors (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues or that could reasonably be expected to lead to a voluntary disclosure or enforcement action.

Section 3.17 Labor Matters.

(a) Except as set forth on Schedule 3.17(a), neither the Company nor any Subsidiary of the Company is a party to any labor agreement with respect to its employees with any labor organization, union, group or association (“Collective Bargaining Agreement”). Except as set forth on Schedule 3.17(a) none of the Collective Bargaining Agreements (or any provisions thereof) are, or will, terminate, cease to operate, be subject to renegotiation or expire within the next 12 months or as a result of the transactions contemplated by this Agreement.

(b) Except as set forth on Schedule 3.17(b), there is no strike, slowdown, work stoppage, lockout or other job action or labor dispute involving the Company or any Subsidiary of the Company pending or, to the Company’s Knowledge, threatened in writing and there have been no such actions or disputes since January 1, 2017.

(c) To the Company’s Knowledge, since January 1, 2017, there has not been any attempt by any employees or independent contractors of the Company or the Subsidiaries of the Company or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of the Company or the Subsidiaries of the Company.

(d) Since January 1, 2017, neither the Company nor any of the Subsidiaries of the Company has taken any action that would constitute a “mass layoff,” “mass termination,” “plant closing,” or similar triggering event within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended, and/or any similar federal, state, local or foreign plant closing or collective dismissal Regulations (“WARN Act Laws”) or that could otherwise trigger notice requirements or Liability under the WARN Act Laws.

(e) Except as set forth on Schedule 3.17(e), since January 1, 2017, the Company and its Subsidiaries are in compliance in all material respects with all applicable Court Orders and Regulations, including ERISA and the Code, respecting employment and employment practices, the characterization of workers as employees or independent contractors, terms and conditions of employment, wages and hours, unemployment compensation, workers’ compensation, immigration, occupation health and safety, equal employment opportunity and affirmative action.

(f) Since January 1, 2017, to the Knowledge of the Company, the Company has properly classified each current and former employee as exempt or non-exempt under the Fair Labor Standards Act or any comparable applicable law and has paid or properly accrued in the Ordinary Course of Business all wages and compensation due to such employees, including overtime pay, vacations or vacation pay, holidays or holiday pay, sick days or sick pay and bonuses. Neither the Company nor any of its Subsidiaries has classified any individual as an independent contractor, “contract employee” or any similar status who, according to an Employee Plan or the applicable Court Orders or Regulations of the jurisdiction, should have been classified as an employee of the Company or any of its Subsidiaries.

(g) Except as set forth on Schedule 3.17(g), there is no unfair labor practice, labor, workplace or employment-related or similar Action pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or its Subsidiaries before the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the IRS or any other Governmental Entity in any way relating to current or former employees or independent contractors of the Company or its Subsidiaries.

Section 3.18 Intellectual Property.

(a) As used herein, the term “Intellectual Property” means all intellectual property rights arising from or associated with the following, and all improvements, modifications and enhancements thereto, compilations and derivatives thereof, and all licenses related thereto, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks, business names, fictitious business names, uniform resource locators (URLs), domain names and trade dress, whether registered or unregistered, and registrations, applications to register and all of the goodwill of the Business related to the foregoing (collectively, “Trademarks”), (ii) patents and patent applications, including reissues, continuations, divisionals, renewals, registrations, re-examinations, certificates of inventorship, extensions and the like, and any foreign or international equivalent of any of the foregoing (collectively, “Patents”), (iii) all copyrights, copyrightable works and databases, including any Software and any other works of authorship, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same including all reissues, extensions and renewals thereto (collectively, “Copyrights”), (iv) all computer systems and software programs, including all versions of source code, object code, assembly language, compiler language, machine code, and all other computer instructions, code, and languages embodied in computer software of any nature whatsoever and all error corrections, updates, upgrades, enhancements, translations, modifications, adaptations, further developments, derivative works thereto; and all designs and design documents (whether detailed or not), technical summaries, and documentation (including flow charts, logic diagrams, white papers, manuals, guides and specifications), firmware and middleware associated with the foregoing (collectively, “Software”) and (v) all confidential know-how, inventions, discoveries, improvements, concepts, ideas, techniques, methods, processes, designs, plans, schematics, drawings, analytics, working notes and memos, formulae, technical data, specifications, research and development information, market studies, consultant reports, prototypes, sales methods, technology and product roadmaps and other proprietary or confidential information, including customer lists to the extent the foregoing are not otherwise covered under this Section 3.18 (collectively, “Trade Secrets”). “Company Owned Intellectual Property” means any Intellectual Property that is owned by or purported to be owned by the Company or any of its Subsidiaries.

(b) Schedule 3.18(b) sets forth a true and correct list, as of the date hereof, of (i) all registered Intellectual Property owned, in whole or in part, by the Company or its Subsidiaries, (ii) all pending Intellectual Property applications owned, in whole or in part, by the Company or its Subsidiaries, (iii) all Out-Bound License Agreements and (iv) all third party Intellectual Property pursuant to any In-Bound License Agreements that is used, in whole or in part, in the Business as conducted on the date of this Agreement (“Third Party Intellectual Property”).

(c) Either the Company or one of its Subsidiaries (i) owns all rights, title and interest in the Company-Owned Intellectual Property and (ii) possesses licenses or other valid rights to use the Third Party Intellectual Property in the manner in which the Company and/or its Subsidiaries is using the Third Party Intellectual Property, including, in each case the Intellectual Property incorporated or embedded in, included in, or necessary to offer the Company Products, including all Company Source Code. To the Knowledge of the Company, there is no Intellectual Property that is not currently owned or lawfully used by the Company or its Subsidiaries that is required for the continued operation of the Business as currently conducted or the development, marketing and sale of all Company Products.

(d) The Company-Owned Intellectual Property has been: (i) created, developed, modified or enhanced by employees of the Company or its Subsidiaries within the scope of their employment who have assigned their rights to the Company or its Subsidiaries pursuant to enforceable written agreements, (ii) developed by independent contractors or agents who have assigned their rights to the Company or its Subsidiaries pursuant to enforceable written agreements or (iii) otherwise acquired by the Company or its Subsidiaries from a third party who has assigned all the Intellectual Property rights and ownership of all Intellectual Property it has developed on the Company’s or any of its Subsidiaries’ behalf to the Company or a Subsidiary, as applicable.

(e) No Person who has licensed Intellectual Property to the Company or any of its Subsidiaries that is incorporated or embedded in, included in, or necessary to offer the Company Products has ownership rights or license rights to material improvements, developments and other modifications made by the Company or any of its Subsidiaries in such Intellectual Property;

(f) All Company Products distributed or otherwise licensed in connection with the Company or any Subsidiary’s respective businesses have been distributed or otherwise licensed solely in object code form. To the Company’s Knowledge, no Person has reverse engineered, disassembled or decompiled any Company Product.

(g) (i) No Action is pending or, to the Knowledge of the Company, has been threatened in writing by any third party since January 1, 2017, and (ii) neither the Company nor any of the Subsidiaries of the Company have received, since January 1, 2017, written notice of any such Action, that (A) alleges that any Company-Owned Intellectual Property or Third Party Intellectual Property, or the use thereof, infringes, violates, dilutes or misappropriates, or has infringed, violated, diluted or misappropriated (collectively “Infringes”), the Intellectual Property rights of any Person, (B) challenges the ownership, validity or enforceability of any Company-Owned Intellectual Property or any Third Party Intellectual Property or (C) alleges that the conduct of the Business, including any Company Products or services, or the use, offer or provision thereof by the Company or any of its Subsidiaries, may Infringe or may have Infringed the Intellectual Property rights of any Person. To the Knowledge of the Company, neither the conduct of the Business, including any Company Products or services offered by the Company or any of its Subsidiaries, or the use, offer or provision thereof by the Company or any of the Subsidiaries of the Company, nor any Company-Owned Intellectual Property or Third Party Intellectual Property, or the use thereof, Infringes or has Infringed the Intellectual Property rights of any Person.

(h) No claim is currently pending or has been threatened in writing against any Person in which the Company or any of the Subsidiaries of the Company alleges that such Person Infringes any Company-Owned Intellectual Property or any Third Party Intellectual Property to which the Company used in the Company Products. To the Knowledge of the Company, no Person is Infringing the rights of the Company or any Subsidiary in the Company-Owned Intellectual Property.

(i) Neither the Company nor any of its Subsidiaries (i) is in breach of any of the material terms or conditions of any license to any Open Source Materials or (ii) has taken any action that has, or would reasonably be expected to, (x) require the disclosure or distribution of or access to any Company Source Code, or (y) restrict the Company’s or any of its Subsidiaries’ ability to charge for any Company Product.

(j) The Company and the Subsidiaries of the Company have taken commercially reasonable measures to protect and preserve the security, confidentiality and value of all Company-Owned Intellectual Property, including material Trade Secrets. Without limiting the foregoing, to the Knowledge of the Company, (i) no third party has misappropriated any Trade Secrets owned by the Company or any Subsidiary of the Company, (ii) no employee, independent contractor or agent of the Company or its Subsidiaries has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of the Business and, with respect to any Trade Secrets owned by any other Person that have been provided to the Company or any of the Company’s Subsidiaries under Contract, the Company and such Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality or use of such Trade Secrets and (iii) no employee, independent contractor or agent of the Company or its Subsidiaries is in Default of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Company-Owned Intellectual Property. Except as set forth on Schedule 3.18(j), to the Knowledge of the Company, no funding, facilities or personnel of any Governmental Entity or educational institution were used, directly or indirectly, to develop or create, in whole or in part, any of the Company-Owned Intellectual Property.

(k) Except as set forth on Schedule 3.18(k) and other than pursuant to Contracts entered into in the Ordinary Course of Business (including, without limitation, Services Agreements), neither the Company nor any of the Subsidiaries of the Company has assigned, licensed, leased, sold, placed in escrow, granted a security interest in or otherwise transferred, disposed of or released any interest the Company or any of the Subsidiaries of the Company has or had in or to any Business Intellectual Property.

(l) None of the Company, any Subsidiary of the Company or, to the Knowledge of the Company, any other Person acting on behalf of the Company or any such Subsidiary has disclosed or delivered, or permitted the disclosure or delivery by any escrow agent or other third party, any Company Source Code to any third party. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) would reasonably be expected to, require the disclosure or delivery by the Company, any such Subsidiary or any other Person acting on behalf of the Company or any such Subsidiary, of any Company Source Code to any third party. Neither the execution of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby, in and of itself, would reasonably be expected to result in the release of any Company Source Code from escrow or an obligation to grant rights to, disclose or deliver any Company Source Code to any third party.

(m) Neither the Company nor any Subsidiary of the Company is bound to any Contract that, as a result of this Agreement, the consummation of the Merger or any of the other transactions contemplated hereby, would obligate Parent, any Subsidiary of Parent (including Acquisition Sub), the Company or any Subsidiary of the Company to (A) grant to any Person any right to or with respect to any Intellectual Property owned by, or licensed to, Parent, Acquisition Sub, any Subsidiary of Parent, the Company or any Company Subsidiary, or (B) pay any material royalties or other material amounts to any Person in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby, provided, in each of clauses (A) and (B), any result affecting Parent, Acquisition Sub or any Subsidiary of Parent in the manner described in such clauses must be solely related to the acquisition of, and future ownership by, Parent or Acquisition Sub of the Company or any Subsidiary of the Company as contemplated by this Agreement or the Transactions and shall not, under any circumstances, result from any other Contract or arrangement (other than this Agreement) to which Parent, Acquisition Sub or any Subsidiary of Parent is a party.

(n) None of the Company-Owned Intellectual Property or Company Products was developed by, or using, or with funds, grants or any other subsidies from, any Governmental Entity or any university (including any facilities, faculty or, to the Knowledge of the Company after due inquiry, students of a university, college, other educational institution or research center).

(o) The Company and its Subsidiaries have used commercially reasonable efforts, in accordance with industry standards applicable to similarly situated entities, (i) to safeguard the security of, all Software, systems, information technology, networks, devices and equipment used or held for use in connection with the Company Products and the respective businesses and operations of the Company or any Subsidiary of the Company (the “Systems”), and (ii) to implement and maintain business continuity, backup, security and disaster recovery plans, procedures and facilities. To the Company’s Knowledge, there have been no unauthorized intrusions or breaches of the security of the Systems that would require the Company or a Subsidiary of the Company to notify customers or employees of such intrusion or breach or that was or would reasonably be expected to be material to the Business or operations of the Company or any Subsidiary of the Company.

Section 3.19 Insurance.  Schedule 3.19 sets forth all policies or binders of insurance (“Insurance”) maintained by the Company or any of the Subsidiaries of the Company on the date hereof with respect to the Business, the Assets or the employees of the Company or any of the Subsidiaries of the Company. All Insurance is in full force and effect, no written notice of cancellation, non-renewal, termination, premium increase or change in coverage has been received with respect thereto and, to the Knowledge of the Company, there is no existing material Default by any insured thereunder. There are no pending claims under any Insurance that have been disallowed. Except as disclosed on Schedule 3.19, there are no claims pending or, to the Knowledge of the Company, threatened against any Insurance maintained by the Company. All premiums and other amounts due on Insurance have been paid. The Company has delivered or otherwise made available to Parent or its counsel true and correct copies of all Insurance.

Section 3.20 Brokers. Except as set forth on Schedule 3.20(a), none of the Company, the Subsidiaries of the Company or any of their respective Affiliates has entered into any Contract with any broker, finder or similar agent or any Person which will result in the obligation of Parent, or the Company or any Subsidiary of the Company or the Surviving Corporation to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

Section 3.21 Absence of Changes. Except as set forth in Schedule 3.21, since the Interim Balance Sheet Date and through the date of this Agreement, the Company and its Subsidiaries have conducted their business only in the Ordinary Course there has not been any Change affecting the Company or its Subsidiaries which, individually or in the aggregate, has had a Company Material Adverse Effect. As amplification and not in limitation of the foregoing, since the Interim Balance Sheet Date and through the date of this Agreement, except as set forth in Schedule 3.21, there has not been:

(a) any Encumbrance imposed or created on any of the Assets, other than Permitted Encumbrances;

(b) damages, destructions or losses of any of the Assets, whether or not covered by insurance, in excess of $50,000 in the aggregate;

(c) except in the Ordinary Course of Business, any entrance into, assignment, termination, modification or amendment of any Contract of a type required to be scheduled on Schedule 3.6 or any Real Property Lease;

(d) any increase in the salary, benefit or other compensation of any employee, officer or director of the Company (or any promise to effect such an increase in the future), or any increase in or any addition to other benefits to which any such employee, officer or director may be entitled (or any promise to effect such an increase in the future), other than in the Ordinary Course of Business or as required by any Employee Plan or Collective Bargaining Agreement;

(e) any extraordinary compensation, bonus, payment or distribution to the Company or any employee, officer, director or consultant of the Company (or any promise to pay any extraordinary compensation, bonus or payment other than base salary, or regular commissions at anytime in the future);

(f) any change in any of the accounting principles adopted by the Company or its Subsidiaries, or any material change in the Company’s or its Subsidiaries’ accounting procedures, practices or methods with respect to applying such principles, other than as required by GAAP or by applicable Regulations;

(g) any failure to pay or discharge when due (after the application of any applicable grace periods) any Liabilities of the Company or its Subsidiaries, except for Liabilities being contested in good faith, which are fully reflected and reserved for in the Interim Financial Statements;

(h) the termination of any officer of the Company;

(i) any declaration, setting aside or payment of any dividend or other assets of any kind whatsoever with respect to any shares of the capital stock of the Company, any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company by the Company or by any other Person, or any other payment or distribution to any stockholder of the Company or any Affiliate of any such stockholder by the Company;

(j) any cancellation or forfeiture of any material debts or claims of the Company or its Subsidiaries or any waiver of any rights of material value to the Company or its Subsidiaries;

(k) any issuance by the Company or its Subsidiaries of any shares of Company Capital Stock or debt security or any security, right, option or warrant convertible into or exercisable or exchangeable for any shares of Company Capital or debt security;

(l) any write-off of any accounts receivable or notes receivable of the Company or its Subsidiaries or any portion thereof in excess of $25,000 individually or $75,000 in the aggregate;

(m) any loan, advance or capital contribution to, or investment in, any Person by the Company or its Subsidiaries or the engagement by the Company or its Subsidiaries in any transaction with any employee, officer, director or security holder of the Company or its Subsidiaries, other than the payment of normal wages and salaries to employees in the Ordinary Course of Business and advances to employees in the Ordinary Course of Business for travel and similar business expenses;

(n) any material change in the manner in which the Company or its Subsidiaries extends or receives discounts or credit from a Major Customer or Major Supplier;

(o) any labor or employment dispute or negotiation or union or other organizing campaign purportedly on behalf of or involving any employee of the Company or its Subsidiaries, or any threat thereof;

(p) any amendment to the Articles of Incorporation or Company By-Laws or equivalent document of the Company or its Subsidiaries;

(q) any capital expenditure or commitment by the Company or its Subsidiaries in excess of $50,000; or

(r) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company or its Subsidiaries to take any of the actions specified in this Section 3.21.

Section 3.22 Export/Import Laws. The Company and its Subsidiaries are in compliance in all material respects with all Export/Import Laws and neither the Company nor any of its Subsidiaries has received any written claim from any Governmental Entity indicating that it is not in compliance with any Export/Import Laws or the terms or conditions of any Permits relating to the export or import of any items (including commodities, software or technology).

Section 3.23 Officers and Directors. Schedule 3.23 contains a true and correct list of all of the executive officers and directors of the Company and the Subsidiaries of the Company as of the date hereof.

Section 3.24 Related Party Transactions. Except as set forth on Schedule 3.24 (which schedule shall include a description of any Contracts or other transactions with a Related Party), no Related Party (i) has any direct or indirect interest in any material Asset used in or otherwise relating to the Business, (ii) has entered into any Material Contract, transaction or business dealing involving the Company, (iii) is competing with the Company or (iv) has any claim or right against the Company (other than rights to receive compensation for services performed as an officer, director or employee of the Company). None of the Contracts between the Company on the one hand (other than Contracts with employees for the performance of services and for the payment of compensation in respect thereof), and any Related Party, on the other hand, will continue in effect subsequent to the Closing.

Section 3.25 FCPA/Money Laundering.

(a) None of the Company, any Subsidiaries or any of their respective directors, officers, executives, or employees, and none of the agents or representatives acting on behalf of the Company or such Subsidiary, as applicable, in their capacity as such (i) has used any corporate funds, directly or indirectly, for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) has used any corporate funds, directly or indirectly, for any unlawful payments or gifts of cash or anything of value, or to confer any unlawful economic benefit to any foreign or domestic government or public international organization officials or employees, political party officials, candidates for political office, or immediate family members of the foregoing, or any other Person, (iii) has violated, is violating, or operated in noncompliance with any provision of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or any other applicable anticorruption Laws, (iv) has established or maintained any unlawful fund of corporate monies or other properties or assets, (v) has directly or indirectly made, authorized, offered or promised any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment or transfer of any nature to any Person or (vi) has directly or indirectly violated, is violating, or operated in noncompliance with any anti-bribery law, Money Laundering Law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations. The Company and its Subsidiaries implement and enforce policies and procedures designed to ensure compliance with applicable Laws concerning bribery, corruption and money laundering.

(b) The Business has been conducted at all times since January 1, 2017 in compliance with applicable financial recordkeeping and reporting requirements and the money laundering Regulations by any Governmental Entity (collectively, the “Money Laundering Laws”), and no Action involving the Company or any Subsidiary of the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 3.26 Customers and Suppliers. Schedule 3.26 sets forth the name of each Major Customer and Major Supplier. Since January 1, 2019, neither the Company nor its Subsidiaries have received written notice or, to the Knowledge of the Company, oral notice of any material disputes with any of the Major Customers or Major Suppliers. Since January 1, 2019, neither the Company nor its Subsidiaries has received written notice or, to the Knowledge of the Company, oral notice that any Major Customer or Major Supplier: (i) has ceased or intends to cease to purchase or supply goods or services to or from the Company or its Subsidiaries, or (ii) has substantially reduced or intends to substantially reduce its purchase or supply of products or services to or from the Company or its Subsidiaries.

Section 3.27 Privacy.

(a) Each of the Company and each Subsidiary of the Company has (i) complied in all material respects with Privacy and Security Laws applicable to the Company and each such Subsidiary, including with respect to notice, consent and opt out (as applicable), (ii) complied in all material respects with its published privacy, marketing and security policies and its internal privacy, marketing and security policies, procedures and guidelines related to all data collection and the derivation, collection, storage, transmission, transfer (including cross-border transfer), disclosure and use of Personal Information (including Personal Information of employees, directors, officers, contractors, and third parties who have provided information to the Company or any such Subsidiary, and any information which may be re-identified or associated with a unique identifier) and (iii) used commercially reasonable efforts to ensure that Personal Information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the Knowledge of the Company, since January 1, 2017, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by the Company, any Subsidiary of the Company or any of their respective employees, directors, officers or contractors.

(b) To the Knowledge of the Company, each of the Company and each Subsidiary of the Company (i) has complied and is complying in all material respects with third party privacy, marketing and security policies, procedures and guidelines and applicable contractual obligations related to privacy, marketing and security related to each service provider or client, in each case, that are binding on, or otherwise enforceable against, the Company or a Subsidiary of the Company and (ii) has used commercially reasonable efforts to ensure that all service providers and clients have complied in all material respects with the Company’s disclosed privacy, marketing and security policies, procedures and guidelines and with all applicable Privacy and Security Laws.

(c) To the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received any notice or allegation from any applicable data protection authority, or any written notice from any data controller or individual, alleging the Company’s or any such Subsidiary’s non-compliance with applicable Privacy and Security Laws, and, to the Knowledge of the Company, no Person (including any Governmental Entity) has made any claim or commenced any Action or investigation with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any Personal Information, or failure to comply with applicable Privacy and Security Laws, by the Company, any Subsidiary of the Company or any of their respective employees, directors, officers or contractors. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby complies (and, to the Knowledge of the Company, the disclosure to the Surviving Corporation and Parent and its Affiliates of such information at the Effective Time will comply) with the Company’s and each of its Subsidiaries’ applicable privacy policies and with applicable Privacy and Security Laws. The Company and each Subsidiary of the Company has at all times made all disclosures to, and obtained any necessary consents from, users, customers, employees, contractors and other applicable Persons, in each case, to the extent required by applicable Privacy and Security Laws and has filed any registrations required under applicable Privacy and Security Laws with the applicable data protection authority.

(d) Each of the Company and each Subsidiary of the Company has used and currently uses commercially reasonable efforts, in accordance with industry standards applicable to similarly situated entities, to (i) monitor their Systems, physical infrastructure and facilities, and (ii) implement operational, managerial, physical and technical safeguards and controls in accordance with such standards to protect Company-Owned Intellectual Property, Company Products and any Personal Information under their control, where applicable, against loss, damage, and unauthorized and unlawful access, use, modification or other misuse. To the Knowledge of the Company, neither the Company nor its Subsidiaries has suffered a security breach which has compromised either the security, confidentiality or integrity of Personal Information or the physical, technical, administrative or organizational safeguards put in place by Company that relate to the protection of the security, confidentiality or integrity of Personal Information.

Section 3.28 Company Information in Proxy Statement. The Proxy Statement (and any amendment thereof or supplement thereto), at the date mailed to the Parent Stockholders and at the time of the Special Meeting called for the purpose of approving the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein with respect to the Company, in light of the circumstances under which they were made, not misleading; provided that, for the avoidance of doubt, no representation or warranty is made by the Company with respect to statements made therein that are not provided by the Company.

Section 3.29 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, INCLUDING, ARTICLE III HEREOF (AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE), OR ANY OF THE TRANSACTION DOCUMENTS, NONE OF THE EQUITYHOLDERS, THE COMPANY, THE COMPANY’S SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES OR REPRESENTATIVES ARE MAKING OR HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY SORT TO OR FOR THE BENEFIT OF PARENT OR ACQUISITION SUB, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, AND PARENT AND ACQUISITION SUB EXPRESSLY DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES.

Article IV

Representations And Warranties Of Parent And Acquisition Sub

Except as set forth in the SEC Documents, Parent and Acquisition Sub, jointly and severally, hereby represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

Section 4.1 Organization. Each of Parent and Acquisition Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate or similar organizational power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, its Assets. Copies of the charter or similar organizational documents and agreements of each of Parent and Acquisition Sub, and all amendments thereto, heretofore delivered to the Company or its counsel, are true and correct as of the date hereof. Each of such documents is in full force and effect and neither Parent nor Acquisition Sub is in violation of such documents in any material respect.

Section 4.2 Authorization.

(a) Each of Parent and Acquisition Sub has all requisite corporate or similar organizational power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized and approved by the respective boards of directors (or similar governing body) of Parent and Acquisition Sub and by Parent as the sole equityholder of Acquisition Sub. No other proceedings on the part of Parent or Acquisition Sub and no stockholder votes are necessary to authorize this Agreement and the transactions contemplated hereby, other than the Parent Stockholder Approval. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery hereof by the Company and the Representative, is the legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each in accordance with its terms, except as enforcement may be limited by the General Enforceability Exceptions.

(b) The board of directors of Parent (on its own behalf and as the sole stockholder of Acquisition Sub) has unanimously duly adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interest of the Parent Stockholders, (ii) approving this Agreement and the transactions contemplated hereby, including the Merger and (iii) resolving to recommend approval of the issuance of the Parent Shares by the Parent Stockholders.

Section 4.3 Consents and Approvals; No Conflict or Violation.

(a) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, state securities Regulations or applicable Antitrust Laws (excluding foreign competition filings required as a result of the business or operations of the Company or any of its Affiliates, as to which no representation or warranty is made by Parent or Acquisition Sub) and except for the filing and recordation of the Merger Certificate as required by the NRS, no Permit is required to be made or obtained by Parent, Acquisition Sub or any of their respective Affiliates in connection with the execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such Permit, would not have, individually or in the aggregate, a Parent Material Adverse Effect. No foreign competition filings are required to be made in connection with the Merger as a result of the business or operations of Parent or any of its Affiliates other than foreign competition filings, if any, required as a result of the business or operations of the Company or any of its Affiliates.

(b) The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote necessary to be obtained from the holders of any class or series of the capital stock of Parent to approve the Parent Stockholder Approval Matters (such affirmative vote, whether at a meeting of stockholders of Parent, however called, or in connection with any written consent of the stockholders of Parent, shall herein be referred to as “Parent Stockholder Approval”).

(c) Subject to receipt of the Parent Stockholder Approval, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Acquisition Sub with any of the provisions hereof, will (i) result in or constitute a Default under the certificate of incorporation or by-laws or other similar organizational documents and agreements of Parent or Acquisition Sub, (ii) result in or constitute a Default under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition Sub is a party or by which Parent, Acquisition Sub or any of their respective Assets may be bound, or (iii) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under, any Court Order, Regulation or Permit, except in the case of each of clauses (ii) and (iii) above, for such violations, Defaults, terminations or accelerations which would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Compliance with Law; Litigation. Each of Parent and its Subsidiaries have, since January 1, 2017, complied, and are in compliance, in each case, in all material respects with all Regulations applicable to it or its business, including, without limitation, the FCPA and any applicable similar laws in foreign jurisdictions in which Parent is currently conducting, or has previously conducted, its business, and have not received written notice or to the Knowledge of Parent, oral notice from any Person alleging that Parent or its Subsidiaries have violated any such Regulation. Neither Parent nor any Subsidiary of Parent is subject to any outstanding Court Order which, individually or in the aggregate, has a Parent Material Adverse Effect or which would materially affect its ability to perform its obligations hereunder. There is no Action pending or, to the Knowledge of Parent or Acquisition Sub, threatened in writing against Parent or any of the Subsidiaries of Parent, nor to the Knowledge of Parent is there any investigation pending or threatened in which Parent of any of its Subsidiaries is the subject or target by any Governmental Entity, in each case which, individually in the aggregate, will have a Parent Material Adverse Effect. There are no internal investigations or internal inquiries, since January 1, 2017, have been conducted by or at the direction of Parent’s board of directors (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues or that could reasonably be expected to lead to a voluntary disclosure or enforcement action.

Section 4.5 Taxes.

(a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent and its Subsidiaries have been timely filed (taking into account any extensions), and all such Tax Returns are true, complete and correct (it being understood that no representation is being made as to the amount of any net operating loss, Tax credit, or other Tax attribute of Parent and its Subsidiaries that may be used in a Post-Closing Tax Period). All Pre-Closing that were due have been paid.

(b) No deficiencies for any material Taxes of Parent and its Subsidiaries have been proposed, asserted or assessed against Parent or its Subsidiaries that are not adequately reserved for in accordance with GAAP nor are there any notice in writing of Tax audits or inquiries that could reasonably be expected to result in any Taxes. Neither Parent nor its Subsidiaries has received any material unresolved claim from any taxing authority that Parent or its Subsidiaries may be required to file Tax Returns in any jurisdiction in which Parent or its Subsidiaries does not presently file Tax Returns.

(c) Neither Parent nor its Subsidiaries has requested or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax that is currently in effect. No extension or waiver of time within which to file any Tax Return of, or applicable to, Parent or its Subsidiaries has been granted or requested which has not since expired.

(d) Parent and its Subsidiaries have complied in all material respects with applicable Laws relating to the payment and withholding of Taxes including withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3306, 3402 and 3406 of the Code or similar provisions under any foreign Laws and with respect to all applicable sales and use Taxes) and has withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

(e) There are no Encumbrances with respect to material Taxes upon any of the Assets of Parent or its Subsidiaries, other than with respect to Taxes not yet due and payable or being contested in good faith through appropriate proceedings.

(f) Neither Parent nor any of its Subsidiaries is or has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Reg. § 1.6011-4(b)(2).

(g) Parent is not, and has not been for the relevant period, a U.S. real property holding corporation as defined in Section 897 of the Code.

Section 4.6 Insurance.  Parent has made available to the Company or its counsel all policies or binders of Insurance maintained by Parent or any of its Subsidiaries on the date hereof with respect to the business, the Assets or the employees of Parent or any of its Subsidiaries. All such Insurance is in full force and effect, no written notice of cancellation, non-renewal, termination, premium increase or change in coverage has been received with respect thereto and, to the Knowledge of Parent, there is no existing material Default by any insured thereunder. There are no pending claims under any such Insurance that have been disallowed. There are no claims pending or, to the Knowledge of Parent, threatened against any Insurance maintained by Parent. All premiums and other amounts due on Insurance maintained by Parent have been paid.

Section 4.7 Parent SEC Documents.

(a) For the two years preceding the Effective Date, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the Securities and Exchange Commission (“SEC”) under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”), and Parent has paid all fees and assessments due and payable in connection with the SEC Documents. As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”)) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of Parent SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited financial statements of Parent included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of Parent, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Parent as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such unaudited financial statements (i) were prepared from the books and records of Parent, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Parent as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

Section 4.8 Absence of Changes. Since the date of the filing of the Quarterly Report on Form 10-Q of Parent for the quarter ended June 30, 2019 (the “Form 10-Q Filing Date”) and through the date of this Agreement, Parent and its Subsidiaries have conducted their business only in the Ordinary Course and there has not been any Change affecting Parent or its Subsidiaries which, individually or in the aggregate, has had a Parent Material Adverse Effect. As amplification and not in limitation of the foregoing, since the Form 10-Q Filing Date and through the date of this Agreement, except as disclosed in the SEC Documents or as set forth on Schedule 4.8, there has not been:

(a) any Encumbrances imposed or created on any of the Assets, other than Permitted Encumbrances;

(b) any damages, destructions or losses of any of the Assets of Parent, whether or not covered by insurance, in excess of $50,000 in the aggregate;

(c) any change in any of the accounting principles adopted by Parent or its Subsidiaries, or any material change in Parent’s or its Subsidiaries’ accounting procedures, practices or methods with respect to applying such principles, other than as required by GAAP or by applicable Regulations;

(d) the termination of any executive officer of Parent;

(e) any declaration, setting aside or payment of any dividend or other assets of any kind whatsoever with respect to any shares of the capital stock of Parent, any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of Parent by Parent or by any other Person, or any other payment or distribution to any stockholder of Parent or any Affiliate of any such stockholder by Parent;

(f) any cancellation or forfeiture of any material debts or claims of Parent or its Subsidiaries or any waiver of any rights of material value to Parent or its Subsidiaries;

(g) any issuance by Parent or its Subsidiaries of any shares of capital stock or debt security or any security, right, option or warrant convertible into or exercisable or exchangeable for any shares of capital stock or debt security of Parent;

(h) any labor or employment dispute or negotiation or union or other organizing campaign purportedly on behalf of or involving any employee of Parent or its Subsidiaries, or any threat thereof; or

(i) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for Parent or its Subsidiaries to take any of the actions specified in this Section 4.8.

Section 4.9 Brokers. None of Parent, Acquisition Sub or any of their respective Affiliates has entered into any Contract with any broker, finder or similar agent or any Person which will result in the obligation of Parent, or the Company or any Subsidiary of the Company or the Surviving Corporation to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

Section 4.10 Parent Shares. Upon their receipt of Parent Securities, the Equityholders will acquire good and valid title to such Parent Securities, free and clear of all Encumbrances (other than those created by the Company Stockholders), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Parent Shares issuable to the Company Stockholders under this Agreement and the Parent Shares issuable upon exercise of any Parent Options or Parent Warrants will, when issued in accordance with the provisions of this Agreement or upon due exercise by the holder thereof and pursuant applicable option grant agreement or warrant agreement, as applicable, be validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of Parent Shares for issuance upon the exercise of the Parent Options and Parent Warrants. The Parent Securities will be issued in compliance with all applicable federal and state securities laws.

Section 4.11 Capitalization of Parent.

(a) The Parent’s authorized capital stock consists of 105,000,000 shares of capital stock, of which:

(i) 100,000,000 shares are designated as Parent Common Stock, of which, as of June 30, 2019, 25,641,812 shares were issued and outstanding and none were held by Parent as treasury shares; and

(ii) 5,000,000 shares are designated as preferred stock, par value $0.0001 per share (of which 300,000 shares are designated as Series A Junior Participating), of which, as of June 30, 2019, no shares were issued and outstanding.

All issued and outstanding shares of Parent capital stock (x) have been duly authorized and validly issued, (y) are fully paid and non-assessable and free of preemptive rights and Encumbrances and (z) were issued in material compliance with all applicable federal and state securities laws and in material compliance with all requirements binding on Parent set forth in applicable Contracts. From the close of business on June 30, 2019 to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent other than (i) the issuance of Parent Shares upon the exercise of outstanding options to purchase Parent Shares or (ii) otherwise pursuant to incentive plans, employee benefits plans or other plans or Contracts disclosed in the Parent SEC Documents.

(b) On June 30, 2019, there were outstanding options to purchase 1,013,750 Parent Shares, approximately 1.0 million shares have been reserved for issuance under Parent’s Stock Incentive Plan and 1,263,520 shares have been reserved for issuance upon the vesting of outstanding restricted stock unit awards.

(c) Except (i) as set forth in the Parent SEC Documents, (ii) as set forth on Schedule 4.8, (iii) for any of the following which may occur as a result of the consummation of the transactions contemplated by this Agreement or (iv) for any of the following that have been issued, awarded or granted in the ordinary course of business under an incentive plan, employee benefits plan or other plan or Contract disclosed in the Parent SEC Documents since June 30, 2019, there are no (A) outstanding options, warrants, agreements, convertible or exchangeable securities or other commitments pursuant to which Parent is or may become obligated to issue, sell, transfer, purchase, return or redeem any securities of Parent, (B) securities of Parent reserved for issuance for any purpose, (C) agreements pursuant to which registration rights in the securities of Parent have been granted, (D) statutory preemptive rights or contractual rights of first refusal to which Parent is a party with respect to the capital stock, (E) stock appreciation rights, phantom stock or similar plans or rights pursuant to which Parent has any obligations, (F) voting trusts, proxies, or similar agreements to which Parent is a party with respect to the capital stock of Parent or (G) to the Knowledge of Parent, limitations on voting rights (other than those described in clause (G) above) with respect to shares of Parent.

Section 4.12 Intellectual Property. Parent owns, or has an exclusive right pursuant to a valid, written license agreement to use and exploit, all material Intellectual Property used in or necessary for the conduct of the business of Parent as presently conducted. No claims have been asserted by a third party in writing (a) alleging that the conduct of the business of Parent has infringed or misappropriated any Intellectual Property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any Intellectual Property right of Parent, and, to the Knowledge of Parent, there is no valid basis for any such claim (a) or (b). To the Knowledge of Parent, no third party is misappropriating or infringing any intellectual property right of Parent. No loss or expiration of any of Parent’s material Intellectual Property is pending, or, to the Knowledge of Parent, threatened. Parent has taken reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a Trade Secret of Parent.

Section 4.13 Reorganization. Neither Parent nor any of its Subsidiaries has knowingly taken or has agreed to take any action that would prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, other than those actions contemplated by this Agreement. For the avoidance of doubt, negotiation, settlement or payment of appraisal rights pursuant to Section 262 of the Delaware Corporate law shall be treated as an action take pursuant to this Agreement.

Section 4.14 Undisclosed Liabilities. Neither Parent nor its Subsidiaries have any Liabilities of any kind that would be required to be disclosed on a balance sheet of Parent or in the notes thereto in accordance with GAAP and were not so disclosed in the financial statements of Parent described in Section 4.7(b), except for Liabilities (i) incurred in the Ordinary Course of Business since the date of the last financial statements of Parent described in Section 4.7(b), or (ii) incurred directly as a result of or arising out of the transactions contemplated by this Agreement.

Section 4.15 Employee Benefit Plans. Parent does not and has not sponsored, maintained, contributed to, been required to maintain or contribute to, or have any Liability under any plan subject to Title IV of ERISA, the minimum funding standards of Section 302 of ERISA or Section 412 of the Code. Parent does not provide death or medical benefits to its employees beyond termination of service or retirement other than coverage mandated by law or pursuant to a severance arrangement. Except as would not be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan has been maintained, operated and administered in compliance with its terms and any related documents or agreements, and in compliance with the provisions of ERISA, the Code and other applicable law.

Section 4.16 Labor Matters.

(a) Neither Parent nor any Subsidiary of Parent is a party to any Collective Bargaining Agreement. There is no strike, slowdown, work stoppage, lockout or other job action or labor dispute involving Parent or any Subsidiary of Parent pending or, to Parent’s Knowledge, threatened in writing and there have been no such actions or disputes since January 1, 2017.

(b) To Parent’s Knowledge, since January 1, 2017, there has not been any attempt by any employees or independent contractors of Parent or the Subsidiaries of Parent or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of Parent or the Subsidiaries of Parent.

(c) Since January 1, 2017, Parent and its Subsidiaries are in compliance in all material respects with all applicable Court Orders and Regulations, including ERISA and the Code, respecting employment and employment practices, the characterization of workers as employees or independent contractors, terms and conditions of employment, wages and hours, unemployment compensation, workers’ compensation, immigration, occupation health and safety, equal employment opportunity and affirmative action.

(d) Since January 1, 2017, neither Parent nor any of its Subsidiaries has taken any action that would constitute a “mass layoff,” “mass termination,” “plant closing,” or similar triggering event within the meaning of the WARN Act Laws or that could otherwise trigger notice requirements or Liability under the WARN Act Laws.

(e) Since January 1, 2017, to the Knowledge of Parent, Parent has properly classified each current and former employee as exempt or non-exempt under the Fair Labor Standards Act or any comparable applicable law and has paid or properly accrued in the Ordinary Course of Business all wages and compensation due to such employees, including overtime pay, vacations or vacation pay, holidays or holiday pay, sick days or sick pay and bonuses. Neither Parent nor any of its Subsidiaries has classified any individual as an independent contractor, “contract employee” or any similar status who, according to an Employee Plan or the applicable Court Orders or Regulations of the jurisdiction, should have been classified as an employee of Parent or any of its Subsidiaries.

(f) There is no unfair labor practice, labor, workplace or employment-related or similar Action pending or, to the Knowledge of Parent, threatened in writing against or involving Parent or its Subsidiaries before the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the IRS or any other Governmental Entity in any way relating to current or former employees or independent contractors of Parent or its Subsidiaries.

Section 4.17 Acquisition Sub. Acquisition Sub is a direct, wholly owned subsidiary of Parent. Since its date of incorporation, Acquisition Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 4.18 Parent Information in Proxy Statement. The Proxy Statement (and any amendment thereof or supplement thereto), at the date mailed to the Parent Stockholders and at the time of the Special Meeting called for the purpose of approving the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein with respect to Parent, in light of the circumstances under which they were made, not misleading; provided that, for the avoidance of doubt, no representation or warranty is made by Parent with respect to statements made therein that are provided by the Company.

Section 4.19 No Other Representations or Warranties. Except for the representations and warranties contained in this AGREEMENT, Including, Article IV HEREOF, OR ANY OF THE TRANSACTION DOCUMENTS, none of PARENT OR PARENT’S Subsidiaries or any of their respective Affiliates, employees or representatives are making or have made any representations or warranties of any sort to or for the benefit of THE COMPANY, whether oral or written, express or implied, including any implied warranty of merchantability or of fitness for a particular purpose, and PARENT AND ACQUISITION SUB expressly disclaim any other representations or warranties.

Article V

Covenants

Section 5.1 Conduct of Business. During the period from the date of this Agreement through the Effective Time, each of the Company and Parent will conduct its operations, and will cause each of the Subsidiaries of the Company and Acquisition Sub to conduct its operations, in the Ordinary Course and each of the Company and Parent will use commercially reasonable efforts to (i) keep available the service of its and its Subsidiaries’ current officers, (ii) keep available the services of key employees and (iii) preserve in all material respects its and its Subsidiaries’ relationships with material customers, suppliers and others having business dealings with it and its Subsidiaries. Without limiting the generality of the foregoing, except as otherwise expressly provided in or allowed under this Agreement, during the period from the date hereof through the Effective Time, each of the Company and Parent will not, and neither will permit its Subsidiaries to, without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) amend its Certificate of Incorporation or bylaws or amend the organizational documents of any of its Subsidiaries;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class or any other equity securities or equity equivalents (including any options or appreciation rights), except for (i) the issuance of Company Shares upon (A) exercise, in accordance with its terms existing on the date hereof, of Company Options and Company Warrants and (B) the conversion of Series Seed Preferred Stock into Company Common Stock; (ii) the issuance of Parent Shares upon exercise, in accordance with its terms existing on the date hereof, of Parent Options and Parent Warrants; (iii) the issuance by Parent of any stock options, restricted stock units or other awards to new or existing directors, officers and other employees of Parent; and (iv) those matters set forth on Schedule 5.1(b);

(c) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than this Agreement);

(d) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the Ordinary Course of Business, (ii) assume, guarantee, endorse or otherwise become liable or responsible, whether directly, contingently or otherwise, for the obligations of any other Person, (iii) make any loans, advances or capital contributions to or investments in any other Person, except for customary loans or advances to employees, in each case in the Ordinary Course of Business, or (iv)  create any Encumbrance upon any Assets, except for Permitted Encumbrances;

(e) other than in the Ordinary Course of Business and except as may be required by law to maintain the tax qualified status or intended tax treatment of any Employee Plan or as otherwise required by applicable law, enter into, adopt or amend or terminate any Employee Plan (with such defined term including plans of either the Company or Parent, as applicable, for purposes of this section) or increase the compensation or fringe benefits of any director or officer or any employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of appreciation rights or performance units);

(f) acquire, sell, lease or dispose of any inventory or other Assets in any single transaction or series of related transactions Outside the Ordinary Course of Business;

(g) enter into, extend, modify, terminate or renew any Contract of a type required to be scheduled on Schedule 3.6 or any Real Property Lease (with such schedule and defined term including Contracts or real property leases of either the Company or Parent, as applicable, for purposes of this section), except Service Agreements and other Contracts entered into in the Ordinary Course of Business;

(h) (i) acquire, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization or division thereof or any equity interest therein or (ii) authorize any new capital expenditure or expenditures which individually is in excess of $50,000 or in the aggregate are in excess of $50,000; provided, that, none of the foregoing shall limit any capital expenditure required pursuant to existing Contracts;

(i) settle or compromise any pending or threatened Action (i) which relates to the transactions contemplated hereby or (ii) the settlement or compromise of which provides for covenants that restrict a party’s ability to operate or compete or would otherwise have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; provided, that, no such settlement or compromise shall obligate any party to pay amounts or take any action after the Closing;

(j) change any cash management practices (including collection practices and payment terms), accounting methods, principles or practices utilized by a party or any of its Subsidiaries;

(k) make or change any material Tax election, file any material income Tax Return (except as required by law) or any amended material income Tax Return, amended settle or compromise any Action in respect of material Taxes, change any annual Tax accounting period, adopt or change any method of Tax accounting other than such changes required by GAAP or applicable law, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or material closing agreement relating to any Tax, knowingly surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or

(l) knowingly take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(k);

provided, however, that with respect to Parent, nothing in this Section 5.1 shall be construed to restrict or prohibit Parent from (i) making all filings and submissions required to be made with the SEC or (ii) taking any action it deems necessary or appropriate in order to gain and remain in compliance with the rules and listing standards of the SEC or the Nasdaq Stock Market.

In addition, the Company and Parent will prepare all Tax Returns that are due prior to Closing, and shall provide any such material income Tax Returns to the other party no later than ten days prior to the due date for filing such material income Tax Return for the review and consent of such other party, which consent shall not be unreasonably withheld, conditioned or delayed. Each party shall be deemed to have consented to the filing of such Tax Returns unless it notifies the other party of any items of disagreement in writing within five Business Days after the receipt of such Tax Returns for review. Each party shall in good faith makes revisions to such Tax Returns as reasonably requested by the other party.

Section 5.2 No Solicitation.

(a) From the date of this Agreement through the Effective Time, each of the Company and Parent shall not, and shall direct its officers, directors, Affiliates, stockholders, Equityholders and employees and any investment banker, attorney or other advisor or representative retained by the Company or Parent (all of the foregoing collectively being the “Party Representatives”) not to, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any proposal or offer that constitutes an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to any proposal or offer that constitutes an Acquisition Proposal, (iii) agree to, accept, approve or recommend any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating any Acquisition Proposal or (v) submit any Acquisition Proposal to the vote of the stockholders. The Company shall promptly cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal.

(b) Each of the Company and Parent shall promptly notify the other orally and in writing after receipt (or, to the knowledge of the Company or Parent, by any of its respective Party Representatives), of any Acquisition Proposal.

Section 5.3 Stockholder Approvals.

(a) No later than the tenth Business Day following the date of this Agreement, (i) the Company shall obtain, in accordance with the relevant provisions of the NRS, the irrevocable written consent of beneficial owners of Company Common Stock and Series Seed Preferred Stock holding the requisite number of such shares constituting the Company Stockholder Approval, and (ii) shall deliver a true and correct copy thereof, certified by the Secretary of the Company, to Parent.

(b) Promptly, and in any event within 20 Business Days, after the date of this Agreement, Parent shall prepare and file with the SEC preliminary proxy materials for the Special Meeting (together with any amendments and supplements thereto and any other required proxy materials, the “Proxy Statement”) relating to the Parent Stockholder Approval Matters. Subject to Section 5.3(d) and Section 5.3(e), Parent shall include the Parent Board Recommendation in the Proxy Statement and not withdraw (or modify in any manner adverse to the Company) such Parent Board Recommendation. Company shall provide promptly to Parent such information concerning the Company as may be reasonably requested by Parent for inclusion in the Proxy Statement. Notwithstanding the foregoing, prior to filing the preliminary Proxy Statement, a definitive Proxy Statement or any other filing with the SEC in connection with the transactions contemplated herein, Parent shall provide the Company and its counsel with a reasonable opportunity to review and comment on each such filing in advance. Parent shall notify the Company promptly of the receipt of any oral or written comments from the SEC or its staff to such filings (or of notice of the SEC’s intent to review) and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or any other filing or for additional or supplemental information in connection therewith.

(c) If Parent: (i) does not receive comments from the SEC with respect to the preliminary Proxy Statement, Parent shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Parent Stockholders as promptly as practicable and in any event on or prior to the fifth Business Day after the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, or (ii) does receive comments from the SEC with respect to the preliminary Proxy Statement, Parent shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Parent Stockholders as promptly as practicable and in any event on or prior to the fifth Business Day immediately following clearance by the SEC with respect to such comments.

(d) If, at any time prior to the date of the Special Meeting, Parent or the Company discovers any event or information relating to the Company, Parent, Acquisition Sub, or any of their Affiliates that should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party that discovers such information shall promptly notify the other parties and Parent shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by applicable Regulations, disseminated to the Parent Stockholders.

(e) Parent, acting through the its board of directors, shall, in accordance with applicable Regulations: (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable, and in any event (to the extent permissible under applicable Regulations) no earlier than 30 days and no later than 40 days after the mailing of the definitive Proxy Statement to the stockholders of Parent, for the purpose of obtaining the Parent Stockholder Approval (the “Special Meeting”) and (ii) use its commercially reasonable efforts to solicit from the stockholders of Parent proxies in favor of the adoption of this Agreement and to secure any other vote or consent of the Parent Stockholders in favor of the Parent Stockholder Approval Matters. Parent may adjourn the Special Meeting to the extent (i) necessary to ensure that any supplement or amendment to the Proxy Statement that Parent’s board of directors, after consultation with outside legal counsel, determines in good faith is necessary to comply with applicable Regulations, is made available to Parent’s stockholders in advance of the Special Meeting, (ii) that, as of the time that the Special Meeting is originally scheduled, adjournment of the Special Meeting is necessary to enable Parent to solicit additional proxies required to constitute a quorum necessary to conduct the business of the Special Meeting and to obtain the Parent Stockholder Approval or (iii) otherwise required by applicable Regulations or a request from the SEC or its staff; provided, however, that, unless otherwise required by applicable Regulations, (A) Parent shall continue to include the Parent Board Recommendation in the Proxy Statement and satisfy its obligations set forth in this Section 5.3 and (B) the Special Meeting (x) is not adjourned to a date that is more than twenty (20) days after the date for which the Special Meeting was originally scheduled and (y) is held no later than three (3) Business Days prior to the Outside Date.

Section 5.4 Access to Information.

(a) From the date of this Agreement through the Effective Time, the Company will provide Parent and its Affiliates, employees, accountants, counsel, advisors, consultants and other representatives with reasonable access during regular business hours upon reasonable advance notice to the facilities and Assets and their respective personnel, representatives and books and records; provided, that, Parent agrees that such access will give due regard to minimizing interference with the operations, activities and employees of the Company and in no event shall Parent or any of its Subsidiaries or their representatives be permitted to sample or test the environment without the Company’s prior written consent.

(b) From the date of this Agreement through the Effective Time, the Company shall furnish to Parent and its authorized representatives such financial and operating data and other information with respect to the Business and Assets as Parent may from time to time reasonably request (the “Requested Information”).

(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.4 shall require the Company or its Affiliates to disclose any information to Parent if such disclosure (i) would be in violation of applicable Regulations or limitations imposed by any Governmental Entity, or (ii) would violate the maintenance of attorney-client or other legal privileges or doctrines, provided, however, that in connection with the assertion of a right to withhold Requested Information under clause (ii), the Company shall notify Parent promptly that such Requested Information exists and the Company and Parent shall use commercially reasonable efforts to enter into a common interest or similar agreement, in form and substance reasonably acceptable to Parent and the Company, which would provide for and allow the disclosure of such Requested Information and the protection of such privileges or legal doctrine.

(d) Each of Parent and Acquisition Sub will hold and will cause its representatives and Affiliates to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Mutual Nondisclosure Agreement entered into between the Company and Parent, dated December 14, 2018 (the “Confidentiality Agreement”). All materials reviewed or received in connection with this Section 5.4 shall be deemed to be Confidential Information for the purposes of the Confidentiality Agreement (subject to the exclusions set forth therein).

(e) Notwithstanding anything to the contrary in this Agreement, during the Pre-Closing Period, neither Parent nor Acquisition Sub shall, and Parent shall cause its Subsidiaries not to, without the prior written consent of the Company, which consent will not be unreasonably withheld, delayed or conditioned, contact, in any manner, any customers or suppliers of the Company or any of its Subsidiaries with respect to any matters relating to this Agreement or the Merger.

(f) The Company and the Representative (prior to the Effective Time) and the Representative (after the Effective Time) shall cooperate with Parent in the preparation of any document or the provision of information related to or respecting the Company, any Equityholder, or this Agreement or the transactions contemplated by this Agreement that is required to be included in any document filed with or furnished to the SEC (whether such filed or furnished document is required to have been filed or furnished in connection with this Agreement and the transactions contemplated hereby or not).

(g) No later than the tenth Business Day prior to the Closing, the Company shall deliver to Parent a schedule identifying all employees then employed by the Company and its Subsidiaries and each such employee’s: (i) rate of pay, (ii) bonus payments, (iii) job title, (iv) state of employment, (v) date of hire and intended date of termination if any, (vi) annual vacation and sick time allowance and (vii) accrued vacation and sick time as of the Closing Date.

Section 5.5 Approvals and Consents. From the date of this Agreement through the Effective Time, each of the parties shall, as applicable to such party, make all filings with and provide all notices under the HSR Act and any other filings with any similar antitrust or competition law authorities of any other jurisdiction, foreign or multinational, as may be required under any applicable law (“Antitrust Laws”) to all appropriate regulatory authorities and use commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders, including (a) all regulatory rulings and approvals of any Governmental Entity and (b) all actions, consents, approvals or waivers from any Person that is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement, including, in the case of the Company, the consents, waivers and approvals listed on Schedule 3.15. Subject to the terms and conditions of this Agreement, in taking the actions or making the filings referred to in the immediately preceding sentence, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers.

Section 5.6 Additional Agreements; Commercially Reasonable Efforts. From the date of this Agreement through the Effective Time, subject to the terms and conditions herein provided, (a) each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under applicable Court Orders or Regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) contesting any legal proceeding relating to the Merger and (ii) executing any additional instruments necessary to consummate the transactions contemplated hereby; and (b) each of the parties hereto agrees to use commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the date hereof and prior to the Outside Date. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement in accordance with the terms hereof, the proper officers and directors of each party hereto shall take all such necessary action. Without limitation of the foregoing, both prior to and after the Effective Time, the Company will, and will cause its representatives to, provide reasonable assistance to Parent and its representatives with respect to any filings required to be made with the SEC. Notwithstanding anything herein to the contrary, (i) nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock and (ii) in no event shall Parent, Acquisition Sub, the Company or its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company or its Subsidiaries is a party in connection with the consummation of the Merger.

Section 5.7 Indemnification; Insurance.

(a) From and until the sixth anniversary of the Effective Time, Parent shall cause the Surviving Corporation to comply with all obligations of the Company in existence or in effect as of the date hereof, under applicable Regulations, its Articles of Incorporation, bylaws or by contract, to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable Regulations to, each Person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary of the Company (the “Indemnified Officers”) against all Losses arising out of or in connection with any Action based in whole or in part on or arising in whole or in part out of the fact that such Person is or was an officer or director of the Company or a Subsidiary of the Company, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to, at or after the Effective Time. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 5.7 shall apply without limitation to acts or omissions, other than illegal acts or acts of fraud, or alleged acts or omissions, other than illegal acts or acts of fraud, by the Indemnified Officers in their capacities as officers or directors, as the case may be, Parent hereby guarantees the payment and performance of the Surviving Corporation’s obligations in this Section 5.7. Each Indemnified Officer, and his or her heirs and legal representatives, is intended to be a third party beneficiary of this Section 5.7 and may specifically enforce its terms. This Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Officer may have under any agreement with the Company or any Subsidiary of the Company or under the Company’s or any such Subsidiary’s organizational documents.

(b) For six years after the Effective Time, Parent shall cause the Surviving Corporation and the Subsidiaries to procure, pay for and maintain in effect “tail” insurance or other insurance policies with respect to directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or any Subsidiary’s directors’ and officers’ liability insurance at least to the same extent as such directors and officers are currently covered. Every Person who is a director or officer of the Company or a Subsidiary immediately prior to the Effective Time shall be a named insured party on such policies of directors’ and officers’ liability insurance for such six year period following the Effective Time. The Company shall have the authority prior to the Closing to procure on behalf of the Surviving Corporation such directors’ and officers’ liability insurance coverage to take effect as of the Effective Time, and the Surviving Corporation shall be responsible for all costs relating to such insurance.

(c) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, (A) if the successors and assigns of Parent or the Surviving Corporation are Related Parties, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the indemnification and other obligations set forth in this Section 5.7, or (B) if the successors and assigns of Parent or the Surviving Corporation are not Related Parties, Parent shall use commercially reasonable efforts to cause such successors and assigns to assume the indemnification and other obligations set forth in this Section 5.7.

Section 5.8 FIRPTA. At the Closing, the Company shall deliver to the Parent such forms and certificates, duly executed and acknowledged, in form and substance reasonably satisfactory to Parent, certifying that the transactions effected pursuant to this Agreement are exempt from withholding under Section 1445 of the Code.

Section 5.9 Certain Notices. From the date of this Agreement through the Effective Time, each party hereto shall promptly notify the other parties hereto of the following matters of which the notifying party has knowledge: (a) the occurrence or non-occurrence of any fact or event after the date of this Agreement that would reasonably be likely to cause any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any material respect as of the date hereof or as of the Closing Date; (b) any failure of the notifying party to comply with or satisfy any covenant or condition to be complied with or satisfied by such party hereunder in any material respect as of the Closing Date; (c) any written notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such Person, except where the failure to obtain such consent or approval would not be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; (d) any written notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (e) any Actions commenced relating to the Company or any Subsidiary, on the one hand, or Parent or Acquisition Sub, on the other hand, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement; (f) any repurchases of any Company Shares by the Company; and (g) any transfers of record of Company Shares effectuated on the stock ledger of the Company during the Pre-Closing Period. If any such event requires any change to the Company Disclosure Schedule, the Company shall promptly deliver to Parent a supplement to the Company Disclosure Schedule specifying such change. Such supplement shall not be taken into consideration for purposes of determining whether the Company satisfies the closing condition set forth in Section 6.3(a).

Section 5.10 Preservation of Books and Records. Each of Parent and the Surviving Corporation agrees to preserve and keep, or cause to be preserved and kept, all original books and records in respect of the Business in the possession of Parent, the Surviving Corporation or their respective Affiliates for a period of seven years after the Closing Date (the “Record Retention Period”). The Representative or its representative, upon reasonable notice and for any reasonable business purpose, shall have access during normal business hours to examine, inspect and copy such books and records; provided, that, the Representative agrees that such access will give due regard to minimizing interference with the operations, activities and employees of Parent and the Surviving Corporation. Parent and the Surviving Corporation shall provide the Representative and its representatives with, or cause to be provided to the Representative and its representatives, such original books and records of the Business as the Representative shall reasonably request in connection with any Action to which the Representative or any Equityholder is a party or in connection with the requirements of any law applicable to the Representative or any Equityholder. After the Record Retention Period, before Parent, the Surviving Corporation or any of their respective Affiliates shall dispose of any of such books and records, Parent or the Surviving Corporation shall give at least 90 calendar days’ prior written notice of such intention to dispose to the Representative, and the Representative shall be given an opportunity to remove and retain all or any part of such books and records as the Representative may elect.

Section 5.11 Treatment as Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Reg. § 1.368-2(g). The parties hereto intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations and will report it as such for all federal, state and local income tax purposes. None of the parties hereto will knowingly take any action or fail to take any action, other than those contemplated by this Agreement, which action or failure would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations. For the avoidance of doubt, negotiation, settlement or payment of appraisal rights pursuant to the NRS shall be treated as an action taken pursuant to this Agreement. Each party hereto agrees to cooperate with the other parties and to provide to the other parties such information and documentation as may be necessary, proper or advisable, to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Section 5.12 Director and Officer Appointments. Parent shall take all actions within its power necessary or appropriate to appoint, as of the Effective Time, (a) the individuals designated by the Company Stockholders pursuant to the Stockholders Agreement to the board of directors of Parent with terms ending at the 2020 annual meeting of the stockholders of Parent (provided, that nothing herein shall be construed to require Parent or its board of directors to take any action to nominate or support the re-election of such individuals at any future stockholder meeting, other than as set forth in the Stockholders Agreement) and (b) the individuals listed on Schedule 5.12 to the offices of Parent set forth opposite such individuals’ names, until such time as his or her successor is duly qualified.

Section 5.13 Securities Listing. Parent shall use reasonable best efforts to maintain the listing of its Common Stock on the Nasdaq Capital Market and to regain compliance with Nasdaq Listing Rule 5450(a)(1).

Article VI

Conditions To Consummation Of The Merger

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Company Stockholder Approval and Parent Stockholder Approval shall have been obtained;

(b) no Regulation or Court Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins, restricts or makes illegal the consummation of the Merger; and

(c) any waiting period applicable to the Merger under any Antitrust Laws shall have expired or been earlier terminated.

Section 6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate, or cause to be consummated, the Merger is subject to the satisfaction by Parent or Acquisition Sub or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a) the representations and warranties of Parent and Acquisition Sub contained in Article IV shall be true and correct in all material respects (except for those representations and warranties that are qualified by the terms “material,” “materially” or “Parent Material Adverse Effect” contained in such representations and warranties, which shall be true and correct in all respects), in each case at and as of the date hereof and at and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) each of the covenants and obligations of Parent and Acquisition Sub to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been performed in all material respects;

(c) since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect that still exists as of the Closing;

(d) immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Securities Act and Exchange Act;

(e) the individuals designated by the Company Stockholders pursuant to the Stockholders Agreement shall have been appointed to the Board of Directors of Parent;

(f) the Parent Shares shall continue to be listed on the Nasdaq Stock Market; and

(g) all agreements, instruments and other documents contemplated to be executed and delivered at the Closing pursuant to this Agreement and the Transaction Documents, including those agreements, instruments and other documents described in Section 2.3(b) above, shall have been duly executed and delivered to the Company.

Section 6.3 Conditions to the Obligations of Parent and Acquisition Sub. The respective obligations of Parent and Acquisition Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction by the Company or waiver by Parent, at or prior to the Effective Time (or by such earlier date as specified therein), of the following conditions:

(a) the representations and warranties of the Company contained in Article III shall be true and correct in all material respects (except for those representations and warranties that are qualified by the terms “material,” “materially” or “Company Material Adverse Effect” contained in such representations and warranties, which shall be true and correct in all respects) in each case at and as of the date hereof and at and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) each of the covenants and obligations of the Company to be performed at or before the Effective Time shall have been performed in all material respects;

(c) since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that still exists as of the Closing;

(d) all agreements, instruments and other documents contemplated to be executed and delivered at the Closing pursuant to this Agreement and the Transaction Documents, including those agreements, instruments and other documents described in Section 2.3(c) above, shall have been duly executed and delivered to Parent;

(e) the record owners of at least 95% of all of the outstanding capital stock of the Company shall have either approved the Agreement and the Merger or shall have otherwise irrevocably waived appraisal rights under the NRS; and

(f) the Company shall have obtained any consents, approvals or authorizations required to consummate the Merger and the other transactions contemplated herein.

Article VII

Termination; Waiver

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after Company Stockholder Approval or Parent Stockholder Approval has been obtained:

(a) by mutual written consent of Parent and the Company at any time prior to the Closing;

(b) by Parent or the Company (by written notice to the other party) if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable, (ii) the Special Meeting shall have been held and the Parent Shareholder Approval shall not have been obtained at such meeting or at any adjournment or postponement thereof or (iii) the Merger has not been consummated by March 15, 2020 (the “Outside Date”); provided, that, no party may terminate this Agreement pursuant to this clause (iii) if such party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before the Outside Date;

(c) by the Company (by written notice to Parent) if (i) there shall have occurred any effects, events, occurrences, developments, state of facts or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect or (ii) there shall have been a breach of any representation or warranty or covenant on the part of Parent or Acquisition Sub set forth in this Agreement, which Parent Material Adverse Effect or breach contemplated by the foregoing clauses (i) or (ii) would (A) give rise to the failure of a condition set forth in Sections 6.2(a), (b) or (h) and (B) is incapable of being cured or has not been cured within 20 Business Days after receipt of written notice by Parent of such Parent Material Adverse Effect or breach; provided, that, the Company is not then in material breach of any representation, warranty or covenant under this Agreement; or

(d) by Parent (by written notice to the Company) if (i) there shall have occurred any effects, events, occurrences, developments, state of facts or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect or (ii) there shall have been a breach of any representation or warranty or covenant on the part of the Company set forth in this Agreement, which Company Material Adverse Effect or breach contemplated by the foregoing clauses (i) or (ii) would (A) give rise to the failure of a condition set forth in Sections 6.3(a), (b) or (c) and (B) is incapable of being cured or has not been cured within 20 Business Days after receipt of written notice by the Company of such Company Material Adverse Effect or breach; provided, that, neither Parent nor Acquisition Sub is then in material breach of any representation, warranty or covenant under this Agreement.

Section 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, except nothing herein shall relieve any party hereto from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud prior to such termination; provided, however, nothing herein shall be deemed to waive any rights of specific performance of this Agreement available to any party. The provisions of Sections 5.4(d) and 7.2 and ARTICLE IX shall survive any termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties under the Confidentiality Agreement, all of which shall survive termination of this Agreement in accordance with the terms thereof.

Section 7.3 Break Fees. In consideration of the commitment of time and expense undertaken by each party to this Agreement on its due diligence investigation of the other party and such other party’s business, (i) in the event that this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(b)(ii) or (B) by the Company pursuant to Section 7.1(c) due to Parent’s breach of its obligations set forth in Section 5.3, then Parent shall pay to the Company the Break Fee by the second Business Day following such termination; and (ii) in the event that this Agreement is terminated by Parent pursuant to Section 7.1(d) due to the Company’s breach of its obligations set forth in Section 5.1 or Section 5.3, then the Company shall pay to Parent the Break Fee by the second Business Day following such termination.

ARTICLE VIII

Representative

Section 8.1 Designation and Replacement of Representatives. The parties have agreed that it is desirable to designate a representative to act on behalf of the Equityholders for certain limited purposes as specified herein. The Equityholders hereby appoint the Representative as the initial agent and representative of the Equityholders. The Representative may resign at any time. The Representative may be removed by the Equityholders at any time and, in the event of the resignation or removal of the Representative, a new Representative shall be appointed by the Equityholders.

Section 8.2 Authority and Rights of Representative; Limitations on Liability. The Representative shall have such powers and authority acting on behalf of the Equityholders as are necessary to carry out all of the duties, responsibilities and obligations assigned to it pursuant to this Agreement, including acting on behalf of the Equityholders with respect to:

(a) the calculations and payments contemplated by Article II, including the allocation of Consideration Shares;

(b) the determination (i) as to whether a condition precedent to a party’s obligations under Article VI has been satisfied or (ii) whether to waive the fulfillment of any of the conditions to Closing pursuant to Sections 6.1 or 6.2;

(c) giving and receiving notices of communications with respect to any claims related to this Agreement, the Merger or the other transactions contemplated hereby, and the prosecution, defense, negotiation, settlement and compromise of any such claims; and

(d) subject to the NRS, all decisions in connection with any amendment to this Agreement or any other document related to the Merger or the other transactions contemplated by this Agreement;

In connection with the carrying out of its duties, the Representative shall have the full and complete authority to incur expenses and engage outside counsel and advisors, it being understood that neither Parent, Acquisition Sub and their respective Affiliates, nor the Surviving Corporation and its post-Closing Affiliates, shall have any responsibility or liability therefor. The Representative shall be entitled to reimbursement from Parent for any reasonable out-of-pocket expenses incurred by the Representative hereunder. Parent, Acquisition Sub and the Surviving Corporation may conclusively rely upon, without independent verification or investigation, all decisions made by the Representative in connection with this Agreement. The Representative will not have liability to the Surviving Corporation, Parent or Acquisition Sub with respect to its decisions, actions taken or omitted to be taken in its capacity as Representative, except with respect to the Representative’s gross negligence, bad faith or willful misconduct. Parent shall defend, indemnify and hold harmless the Representative for all losses, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation) arising out of or in connection with, the performance by the Representative of its duties and obligations under this Agreement, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the willful misconduct of the Representative. The Representative shall use commercially reasonable efforts to preserve the confidentiality and/or privileged status of all confidential and/or privileged information of the parties accessed in connection with the carrying out of his duties.

ARTICLE IX

Miscellaneous

Section 9.1 Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and all Exhibits, Annexes and other Schedules), the Transaction Documents and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

Section 9.2 Validity. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and, to such end, the provisions of this Agreement are agreed to be severable.

Section 9.3 Amendment. This Agreement may be amended by action taken by the Company, the Representative, Parent and Acquisition Sub at any time before or after Company Stockholder Approval or Parent Stockholder Approval has been obtained, but, after either Company Stockholder Approval or Parent Stockholder Approval has been obtained, no amendment shall be made which requires the approval of such Company Stockholders and/or Parent Stockholders under applicable law without obtaining such approval in writing of the requisite vote of such stockholders. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

Section 9.4 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by email, by nationally-recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

if to Parent or Acquisition Sub:	SITO Mobile, Ltd. 100 Town Square Place, Suite 204 Jersey City, NJ 07310 Attention: Thomas Candelaria, Executive Vice President, Corporate Development Email: tom.candelaria@sitomobile.com

with a copy to:	Pepper Hamilton LLP The New York Times Building 620 Eighth Avenue, 37th Floor New York, NY 10018-1405 Facsimile: (212) 286-9806 Attention: Andrew Hulsh, Esq. Email: hulsha@pepperlaw.com

if to the Company to:	MediaJel, Inc. 1475 North Broadway Suite 420 Walnut Creek, CA 94596 Attention: Jake Litke Email: jake@mediajel.com with copies to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174
Facsimile: 212-818-8881
Attention: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.

Email: dmiller@graubard.com;

jgallant@graubard.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.6 Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, if such court declines to accept jurisdiction over a particular matter or matters, in any federal district court within the State of Delaware) in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party further agrees that service of process may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 9.5 above.

Section 9.7 Public Announcements. Promptly after each of (i) the execution of this Agreement and (ii) the Closing, Parent and the Company shall issue a joint press release announcing the same. Such press releases, and all other press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval in writing of Parent, the Company and Representative. Notwithstanding the foregoing, (a) approval of the Representative shall not be required at any time during which Affiliates of the Representative or any Company Stockholder is a member of Parent’s board of directors, (b) in connection with Parent’s public reporting obligations, it shall be permitted to make any public statement or filing (which may include public disclosure of a copy of this Agreement) without obtaining the consent of the Company and the Representative if (i) the disclosure is required by applicable Regulations or the requirements of the SEC, the Nasdaq Stock Market or other comparable foreign authorities or markets and (ii) Parent has first provided a copy of such public statement or filing to the Company and the Representative and given them a reasonable opportunity to comment, (c), to the extent already publicly disclosed by Parent, the Equityholders shall be permitted to disclose to their investors or prospective investors, or to the investors or prospective investors of their respective Affiliates, the enterprise value of the Company and related financial information regarding their direct or indirect investment in the Company, and (d) following the Closing Date, any party may issue a “tombstone” or similar advertisement that does not disclose the financial terms of the transactions contemplated hereby.

Section 9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as specifically provided herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Personal Liability. This Agreement shall not create, be deemed to create, or permit any personal liability or obligation on the part of any Person (a) who is a direct or indirect equityholder of Parent, Acquisition Sub, the Representative or any Equityholder or (b) who is an officer, director, employee, agent or representative of Parent, Acquisition Sub, the Representative or any Equityholder.

Section 9.11 Expenses. Except as expressly stated herein, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

Section 9.12 Specific Performance. Each of Parent, Acquisition Sub, the Company and the Representative hereby acknowledges and agrees that the failure of any other party to perform its agreements and covenants hereunder, including the failure to take all actions as are necessary on its part in accordance with the terms and conditions of this Agreement to consummate the Merger, may cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each of Parent, Acquisition Sub, the Company and the Representative hereby consents to, in addition to any other remedy which such party may have at law or in equity, the issuance of injunctive relief by any court of competent jurisdiction to compel performance of its obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, without any requirement that a bond or other security be posted. Each of Parent, Acquisition Sub, the Company and the Representative to the maximum extent permitted by law, hereby waives any defenses it may have to the remedy of specific performance provided for herein.

Section 9.13 Counterparts; Effectiveness. This Agreement may be executed by facsimile or other electronic format (including ..pdf) in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by facsimile, electronic transmission or otherwise) by all of the parties hereto.

Section 9.14 Transfer Taxes. Parent and the Representative shall share equally the economic cost of any sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer and other similar taxes and fees (including any penalties and interest) owing out of or in connection with the transactions effected pursuant to this Agreement and Parent shall file all documentation and Tax Returns with respect thereto.

Section 9.15 Conflict of Interest. If the Equityholders or the Representative so desire, and without the need for any consent or waiver by Parent or the Surviving Corporation, Graubard Miller is permitted to represent the Equityholders and/or the Representative after the Closing in connection with any matter, including without limitation anything related to the transactions contemplated by this Agreement or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, Graubard Miller is permitted to represent the Equityholders, the Representative, any of their agents and affiliates, or any one or more of them, in connection with any negotiation, transaction or dispute (“dispute” includes litigation, arbitration or other adversary proceeding) with Parent, the Surviving Corporation, any Subsidiary of Parent or any of their respective agents or affiliates under or relating to this Agreement, any transaction contemplated by this Agreement, and any related matter, such as claims for indemnification and disputes involving employment or noncompetition or other agreements entered into in connection with this Agreement. Upon and after the Closing, the Surviving Corporation and its Subsidiaries shall cease to have any attorney-client relationship with Graubard Miller, unless and to the extent Graubard Miller is specifically engaged in writing by the Surviving Corporation or any Subsidiary thereof to represent the Surviving Corporation or any Subsidiary thereof after the Closing and either such engagement involves no conflict of interest with respect to Equityholders or the Representative or the Equityholders, or the Representative (as applicable) consents in writing at the time to such engagement. Any such representation of the Surviving Corporation or any Subsidiary thereof by Graubard Miller after the Closing will not affect the foregoing provisions hereof. For example, and not by way of limitation, even if Graubard Miller is representing the Surviving Corporation after the Closing, Graubard Miller is permitted simultaneously to represent the Equityholders and/or the Representative in any matter, including any disagreement or dispute relating hereto. Furthermore, Graubard Miller is permitted to withdraw from any representation of the Surviving Corporation or any Subsidiary thereof in order to be able to represent or continue so representing the Equityholders or the Representative, subject to its obligations under applicable laws and rules of professional conduct to assist in a transition of new counsel for the Surviving Corporation or any Subsidiary thereof.

Section 9.16 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and they shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein (or in instruments executed pursuant to this Agreement) that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches to the extent occurring after the Closing and (b) this Article IX.

[SIGNATURES PAGE FOLLOW]

Each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Company:

MediaJel, Inc.

By:	/s/ Jake Litke
Name: Jake Litke
Title: Chief Executive Officer

Parent:

SITO Mobile, Ltd.

By:	/s/ Tom Pallack
Name: Tom Pallack
Title: Chief Executive Officer

Acquisition Sub:

MJ Acquisition Corp.

By:	/s/ Tom Pallack
Name: Tom Pallack
Title: Chief Executive Officer

Representative:

/s/ Jonathan Black
Jonathan Black

Appendix B

[PLACEHOLDER]

B-1

SITO MOBILE

SITO MOBILE LTD.
100 TOWN SQUARE PLACE SUITE 204
JERSEY CTY, NJ 07310
ATT: AARON TAM

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/14/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/14/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect the seven directors of SITO, each to serve until our 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.	☐	☐	☐	______________________

Nominees

01 Jonathan Bond 02 Steve Bornstein 03 Bonin Bough 04 Steven Felsher 05 Brett O'Brien
06 Thomas Pallack 07 Chad Nelson

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5 (every three years).	For	Against	Abstain
2 Approval of the issuance of shares of common stock in connection with the merger with MediaJel, Inc.	☐	☐	☐
3 Ratification of the appointment of BDO USA, LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
4 Advisory vote on Executive Compensation.	☐	☐	☐
5 Advisory vote on the frequency of future votes on Executive Compensation (say-on-pay)			
Every [one] year	☐	☐	☐
Every two years	☐	☐	☐
Every three years (as per the Board of Director's recommendation)	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000389212_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

SITO MOBILE LTD.
2019 Annual Meeting of Stockholders
November 15, 2019
This proxy is solicited by the Board of Directors

The stockholders hereby appoint the Company's Board of Directors or Thomas J. Pallack individually, as proxies, each with the power to appoint their or his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SITO MOBILE LTD. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held on November 15, 2019 at 10:00 a.m., Eastern Standard Time, at the offices of Pepper Hamilton LLP, The New York Times Building, 620 Eighth Avenue, 37th Floor, New York, New York, and at any adjournments, reschedulings, continuations or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. Unless a contrary direction is given, the shares represented by this proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4, and "FOR" Proposal 5.

0000389212_2 R1.0.1.17

Continued and to be signed on reverse side